As filed with the Securities and Exchange Commission on August 23, 2013

Registration No. 333-189802

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

HOVNANIAN ENTERPRISES, INC.	K. HOVNANIAN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	California
(State or Other Jurisdiction of Incorporation or Organization)

22-1851059	22-2423583
(I.R.S. Employer Identification Number)

110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 (732) 747-7800	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 (732) 747-7800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

J. Larry Sorsby

Hovnanian Enterprises, Inc.

110 West Front Street

P.O. Box 500

Red Bank, New Jersey 07701

(732) 747-7800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Marisa D. Stavenas, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

(212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS1

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

Arbor Trails, LLC	IL	36-4741664	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Auddie Enterprises, L.L.C.	NJ	26-1956909	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Builder Services NJ, L.L.C.	NJ	20-1131408	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Builder Services PA, L.L.C.	PA	20-5425686	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Dulles Coppermine, L.L.C.	VA	31-1820770	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Eastern National Title Agency, LLC	FL	27-2610679	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

EASTERN TITLE AGENCY, INC.	NJ	22-2822803	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

F&W MECHANICAL SERVICES, L.L.C.	NJ	20-4186885	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Founders Title Agency of Maryland, L.L.C.	MD	20-1480338	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

FOUNDERS TITLE AGENCY, INC.	VA	22-3293533	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

1	The entities included in this Table of Additional Registrants may guarantee debt securities (which debt securities may be convertible into, or exchangeable or exercisable for, Class A Common Stock issuable by Hovnanian Enterprises, Inc.) and/or warrants to purchase Class A Common Stock issuable by Hovnanian Enterprise, Inc. registered on this Form S-3 and issued by Hovnanian Enterprises, Inc. or K. Hovnanian Enterprises, Inc., as applicable. Any such guarantee will be full and unconditional and joint and several. K. Hovnanian Enterprises, Inc. and each of the Additional Registrants is directly or indirectly 100% owned by Hovnanian Enterprises, Inc.

1

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

Glenrise Grove, L.L.C.	IL	45-2299472	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Governor’s Abstract Co., Inc.	PA	22-3278556	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Homebuyers Financial Services, L.L.C.	MD	20-3529161	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.	FL	22-2416624	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

HOVNANIAN LAND INVESTMENT GROUP OF FLORIDA, L.L.C.	FL	20-1379037	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Hovnanian Land Investment Group of Maryland, L.L.C.	MD	20-1446859	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Hovnanian Land Investment Group, L.L.C.	MD	20-0581911	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOV IP, II, Inc.	CA	57-1135061	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOV IP, INC.	CA	95-4892009	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Aberdeen, LLC	OH	46-1265993	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

2

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian Acquisitions, Inc.	NJ	22-3406671	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at 4S, LLC	CA	73-1638455	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Acqua Vista, LLC	CA	20-0464160	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Aliso, LLC	CA	20-1218567	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Allentown, L.L.C.	PA	20-3215910	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Andalusia, LLC	CA	27-3958234	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Arbor Heights, LLC	CA	33-0890775	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT AVENUE ONE, L.L.C.	CA	65-1161801	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Bakersfield 463, L.L.C.	CA	26-4230522	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Barnegat I, L.L.C.	NJ	22-3804316	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Barnegat II, L.L.C.	NJ	20-3030275	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

3

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian at Bella Lago, LLC	CA	20-1218576	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Berkeley, L.L.C.	NJ	22-3644632	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Blue Heron Pines, L.L.C.	NJ	22-3630449	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Branchburg, L.L.C.	NJ	27-2495924	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Bridgeport, Inc.	CA	22-3547807	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Bridgewater I, L.L.C.	NJ	31-1820703	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT CAMP HILL, L.L.C.	PA	20-4215810	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT CAPISTRANO, L.L.C.	CA	20-1618465	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Carlsbad, LLC	CA	27-2135746	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Cedar Grove III, L.L.C.	NJ	22-3818491	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

4

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian at Cedar Grove V, L.L.C.	NJ	27-2495977	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Chadds Ford, LLC	PA	46-2425857	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Charter Way, LLC	CA	26-4718725	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Chester I, L.L.C.	DE	22-3618347	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Chesterfield, L.L.C.	NJ	20-0916310	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Cielo, L.L.C.	CA	20-3393453	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Clifton, L.L.C.	NJ	22-3655976	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Coastline, L.L.C.	CA	20-4751032	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Cortez Hill, LLC	CA	31-1822959	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Cranbury, L.L.C.	NJ	22-3814347	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

5

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian at Denville, L.L.C.	NJ	03-0436512	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Deptford Township, L.L.C.	NJ	20-1254802	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Dominguez Hills, Inc.	CA	22-3602177	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Duval Pointe, LLC	FL	46-2426216	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at East Brandywine, L.L.C.	PA	20-8353499	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Eastlake, LLC	CA	31-1820096	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Edgewater II, L.L.C.	NJ	20-0374534	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Edgewater, L.L.C.	NJ	31-1825623	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Egg Harbor Township II, L.L.C.	NJ	20-3158355	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Egg Harbor Township, L.L.C.	NJ	31-1826606	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

6

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian at El Dorado Ranch II, L.L.C.	CA	26-4273232	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at El Dorado Ranch, L.L.C.	CA	26-4273163	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Encinitas Ranch, LLC	CA	33-0890770	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Evergreen, L.L.C.	CA	20-1618392	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Fiddyment Ranch, LLC	CA	27-0614848	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Fifth Avenue, L.L.C.	NJ	20-4594377	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Florence I, L.L.C.	NJ	20-0982613	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Florence II, L.L.C.	NJ	20-0982631	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Forest Meadows, L.L.C.	NJ	16-1639755	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Franklin, L.L.C.	NJ	20-1822595	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Franklin II, L.L.C.	NJ	27-4526823	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

7

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian at Franklin III, L.L.C.	NJ	45-3933939	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Freehold Township, L.L.C.	NJ	31-1819075	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Fresno, LLC	CA	26-4718801	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT GASLAMP SQUARE, L.L.C.	CA	20-1454058	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Gilroy, LLC	CA	27-3237914	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Gilroy 60, LLC	CA	35-2474544	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Great Notch, L.L.C.	NJ	31-1819076	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Guttenberg, L.L.C.	NJ	22-3653007	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Hackettstown II, L.L.C.	NJ	20-0412492	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Hamburg, L.L.C.	NJ	22-3795544	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

8

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian at Hawthorne, L.L.C.	NJ	20-0946954	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Hershey’s Mill, Inc.	PA	22-3445102	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT HIGHLAND SHORES, L.L.C.	MN	20-2705991	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Howell, LLC	NJ	27-5489847	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT HUDSON POINTE, L.L.C.	NJ	20-2695809	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Huntfield, LLC	WV	46-2724220	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Jackson I, L.L.C.	NJ	56-2290802	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Jackson, L.L.C.	NJ	22-3630450	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Jaeger Ranch, LLC	CA	26-4642631	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Jersey City IV, L.L.C.	NJ	22-3655974	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

9

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian at Jersey City V Urban Renewal Company, L.L.C.	NJ	31-1818646	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Keyport, L.L.C.	NJ	20-4918777	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at La Costa Greens, L.L.C.	CA	20-3920917	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at La Costa, LLC	CA	31-1820094	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at La Habra Knolls, LLC	CA	31-1819908	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at La Laguna, L.L.C.	CA	26-4230543	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lake Burden, LLC	FL	20-2751668	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lake Rancho Viejo, LLC	CA	20-1337056	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lake Ridge Estates, LLC	VA	46-2723965	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lake Terrapin, L.L.C.	VA	22-3647920	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

10

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian at Lawrence V, L.L.C.	DE	22-3638073	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lee Square L.L.C.	VA	27-1092841	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lenah Woods, LLC	VA	46-2102910	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Little Egg Harbor Township II, L.L.C.	NJ	20-2689884	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Little Egg Harbor, L.L.C.	NJ	22-3795535	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Long Hill, L.L.C.	NJ	45-2873001	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lower Macungie Township I, L.L.C.	PA	51-0427582	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lower Macungie Township II, L.L.C.	PA	65-1161803	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lower Makefield Township I, L.L.C.	PA	22-3887471	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lower Moreland I, L.L.C.	PA	22-3785544	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lower Moreland II, L.L.C.	PA	22-3785539	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

11

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian at Mahwah VI, Inc.	NJ	22-3188612	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Malan Park, L.L.C.	CA	26-4230566	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Manalapan III, L.L.C.	NJ	31-1819073	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Mansfield I, L.L.C.	DE	22-3556345	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Mansfield II, L.L.C.	DE	22-3556346	110 West Front Street PO. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Mansfield III, L.L.C.	NJ	22-3683839	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Manteca, LLC	CA	27-2509555	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Maple Avenue, L.L.C.	NJ	20-4863855	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Marlboro Township IX, L.L.C.	NJ	20-1005879	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Marlboro Township V, L.L.C.	NJ	31-1819074	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

12

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian at Marlboro Township VIII, L.L.C.	NJ	22-3802594	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Marlboro VI, L.L.C.	NJ	22-3791976	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Marlboro VII, L.L.C.	NJ	22-3791977	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Melanie Meadows, LLC	CA	26-4719216	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Mendham Township, L.L.C.	NJ	20-2033800	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Menifee, LLC	CA	52-2147832	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Middletown, LLC	PA	90-0910186	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Middle Township II, L.L.C.	NJ	20-3832384	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Middle Township, L.L.C.	NJ	03-0473330	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Middletown II, L.L.C.	NJ	04-3695371	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

13

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian at Middletown III, LLC	NJ	46-2284483	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Millville II, L.L.C.	NJ	20-2221380	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Millville I, L.L.C.	NJ	20-1562308	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT MONROE II, INC.	NY	22-2718071	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Monroe IV, L.L.C.	NJ	20-2364423	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Monroe NJ, L.L.C.	NJ	20-3512199	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Monroe NJ II, LLC	NJ	46-2037616	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Montgomery, LLC	NJ	46-1265757	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Montvale II, LLC	NJ	27-2610827	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Montvale, L.L.C.	NJ	20-1584680	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

14

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian at Mosaic, LLC	CA	55-0820915	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Muirfield, LLC	CA	26-4719287	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at New Windsor, L.L.C.	NY	20-3158568	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at North Bergen. L.L.C.	NJ	31-1818663	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C.	DE	22-3627814	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at North Caldwell II, L.L.C.	NJ	20-1185057	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at North Caldwell III, L.L.C.	NJ	20-4863775	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at North Caldwell IV, L.L.C.	NJ	27-2496043	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at North Haledon, L.L.C.	NJ	22-3770598	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at North Wildwood, L.L.C.	NJ	59-3769684	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

15

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian at Northampton, L.L.C.	PA	22-3785527	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.	NY	22-2814372	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Northfield, L.L.C.	NJ	22-3665826	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Ocean Township, Inc.	NJ	22-3094742	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT OCEAN WALK, INC.	CA	22-3565732	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Oceanport, L.L.C.	NJ	20-5811042	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Old Bridge, L.L.C.	NJ	55-0787042	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Olde Orchard, LLC	CA	51-0453906	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Park Lane, LLC	CA	33-0896285	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Parkside, LLC	CA	30-0550698	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Parsippany, L.L.C.	NJ	27-2496088	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

16

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian at Parsippany-Troy Hills, L.L.C.	NJ	20-2769490	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Pavillion Park, LLC	CA	46-2517676	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Piazza D’Oro, L.L.C.	CA	11-3760903	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Piazza Serena, L.L.C.	CA	26-4230582	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Pittsgrove, L.L.C.	NJ	20-1562254	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL IV, L.L.C.	NJ	20-2293457	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL V, L.L.C.	NJ	20-2293478	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VI, L.L.C.	NJ	20-2909190	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VII, L.L.C.	NJ	20-2909213	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VIII, L.L.C.	NJ	20-2909227	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

17

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian at Positano, LLC	CA	27-2509445	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Prado, L.L.C.	CA	20-3158762	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Rancho Santa Margarita, LLC	CA	33-0890773	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Randolph I, L.L.C.	NJ	01-0712196	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT RAPHO, L.L.C.	PA	20-2293515	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Reserves at Wheatland, LLC	VA	46-2661593	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Ridgemont, L.L.C.	NJ	20-3375106	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Riverbend, LLC	CA	33-0890777	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Roderuck, L.L.C.	MD	22-3756336	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT ROSEMARY LANTANA, L.L.C.	CA	20-1786974	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

18

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian at Sage, L.L.C.	CA	20-3230547	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Santa Nella, LLC	CA	26-4720339	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Sawmill, Inc.	PA	22-3602924	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Sayreville, L.L.C.	NJ	22-3815459	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Scotch Plains, L.L.C.	NJ	20-1149329	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Seasons Landing, LLC	VA	45-1586563	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Sheldon Grove, LLC	CA	27-2103298	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Shrewsbury, LLC	NJ	27-2103420	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Silver Spring, L.L.C.	PA	20-3230502	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Skye Isle, LLC	CA	31-1820095	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

19

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian at Smithville, Inc.	NJ	22-1732674	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Somers Point, L.L.C.	NJ	16-1639761	110 West Front Street P.O. Box 500. Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at South Brunswick, L.L.C.	NJ	01-0618098	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at South Brunswick II, LLC	NJ	27-2496138	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Stanton, LLC	CA	26-3367457	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Station Square, L.L.C.	NJ	20-8354517	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Sunridge Park, LLC	CA	27-2647986	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Sycamore, Inc.	CA	22-3493456	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at The Crosby, LLC	CA	20-0936364	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at The Gables, LLC	CA	33-0890769	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

20

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian at The Monarch, L.L.C.	NJ	20-3215837	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at The Preserve, LLC	CA	20-1337079	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Thompson Ranch, LLC	CA	20-1599518	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Thornbury, Inc.	PA	22-3462983	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Trail Ridge, LLC	CA	33-0990615	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Upper Freehold Township II, L.L.C.	NJ	22-3655975	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Upper Freehold Township III, L.L.C.	NJ	22-3666680	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Upper Makefield I, Inc.	PA	22-3302321	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Upper Providence, LLC	PA	45-0893872	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Upper Uwchlan II, L.L.C.	PA	31-1820731	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Upper Uwchlan, L.L.C.	PA	59-3763798	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

21

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian at Valle Del Sol, LLC	CA	26-4720751	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Verona Estates, LLC	CA	90-0948264	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT VERONA URBAN RENEWAL, L.L.C.	NJ	20-4359783	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Victorville, L.L.C.	CA	26-4230607	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT VINELAND, L.L.C.	NJ	34-1997435	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Vista Del Sol, L.L.C.	CA	26-4233963	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Waldwick, LLC	NJ	35-2467132	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Warren Township, L.L.C.	NJ	20-2594932	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Washington, L.L.C.	NJ	22-3743403	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Waterstone, LLC	CA	27-2103509	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

22

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian at Wayne IX, L.L.C.	NJ	22-3828775	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT WAYNE, VIII, L.L.C.	DE	22-3618348	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at West View Estates, L.L.C.	CA	26-4273312	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at West Windsor, L.L.C.	DE	22-3618242	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Westshore, LLC	CA	26-4721970	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Wheeler Ranch, LLC	CA	26-4722075	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Wildwood Bayside, L.L.C.	NJ	20-4385082	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Willow Brook, L.L.C.	MD	22-3709105	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT WINCHESTER, LLC	CA	52-2147836	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Woodcreek West, LLC	CA	26-4722802	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

23

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian at Woolwich I, L.L.C.	NJ	22-3828777	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Cambridge Homes, L.L.C.	FL	20-2387077	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN CENTRAL ACQUISITIONS, L.L.C.	DE	22-3556343	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Classics, L.L.C.	NJ	20-3761401	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Communities, Inc.	CA	95-4892007	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Companies of California, Inc.	CA	22-3301757	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN COMPANIES OF MARYLAND, INC.	MD	22-3331050	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN COMPANIES OF NEW YORK, INC.	NY	22-2618171	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Companies of Pennsylvania, Inc.	PA	22-2390174	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Companies of Southern California, Inc.	CA	22-3493449	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

24

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian Companies, LLC	CA	59-3762298	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Construction II, Inc	NJ	22-2246316	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Construction III, Inc	NJ	22-1945444	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Construction Management, Inc.	NJ	22-3406668	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian CraftBuilt Homes of South Carolina, L.L.C.	SC	20-4467887	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN DEVELOPMENTS OF ARIZONA, INC.	AZ	31-1825442	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of California, Inc.	CA	22-3303806	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN DEVELOPMENTS OF D.C., INC.	DC	20-2377106	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN DEVELOPMENTS OF DELAWARE, INC.	DE	20-1528466	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Georgia, Inc.	GA	20-3286085	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

25

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian Developments of Illinois, Inc.	IL	20-2421053	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Kentucky, Inc.	KY	20-5156963	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.	MD	22-3331045	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Minnesota, Inc.	MN	20-1073868	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of New Jersey II, Inc.	CA	59-3762294	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of New Jersey, Inc.	CA	22-2664563	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC.	NY	22-2626492	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of North Carolina, Inc.	NC	22-2765939	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Ohio, Inc.	OH	32-0069375	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Pennsylvania, Inc.	PA	22-1097670	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

26

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian Developments of South Carolina, Inc.	SC	58-2659968	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Texas, Inc.	TX	22-3685786	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Virginia, Inc.	VA	22-3188615	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of West Virginia, Inc.	WV	31-1826831	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian DFW Belmont, LLC	TX	46-2212145	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian DFW Ridgeview, LLC	TX	45-3842806	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Eastern Pennsylvania, L.L.C.	PA	04-3630089	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Edgebrook, LLC	OH	46-2723774	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Estates at Regency, L.L.C.	IL	45-2301528	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN FIRST HOMES, L.L.C.	FL	20-3198237	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Florida Realty, L.L.C.	FL	26-0509482	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

27

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian Four Seasons @ Historic Virginia, LLC	VA	22-3647925	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Four Seasons at Gold Hill, LLC	SC	31-1820161	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Grand Cypress, LLC	FL	46-2410094	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN GREAT WESTERN BUILDING COMPANY, LLC	AZ	31-1825443	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN GREAT WESTERN HOMES, LLC	AZ	31-1825441	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Hamptons at Oak Creek II, L.L.C.	DE	27-1370832	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Hidden Hollow, LLC	OH	46-1819853	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Holdings NJ, L.L.C.	NJ	02-0651173	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes — DFW, L.L.C.	TX	20-5856823	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Cameron Station, LLC	VA	20-1169628	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

28

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian Homes at Camp Springs, L.L.C.	MD	20-0812020	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Creekside, LLC	GA	30-0753951	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Fairwood, L.L.C.	MD	47-0880125	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Forest Run, L.L.C.	MD	20-0812109	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Greenway Farm Park Towns, L.L.C.	MD	20-3921234	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Greenway Farm, L.L.C.	MD	20-3921143	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Jones Station 1, L.L.C.	MD	20-3882481	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Maxwell Place, L.L.C.	MD	37-1493190	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Reedy Creek, LLC	NC	46-1854836	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Renaissance Plaza, L.L.C.	MD	20-0364144	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

29

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian Homes at Russett, L.L.C.	MD	20-1526150	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at St. James Place, LLC	SC	46-1400973	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at the Highlands, LLC	MD	27-2938723	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at The Paddocks, LLC	SC	46-2410053	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes Northern California, Inc.	CA	20-4996073	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes of D.C., L.L.C.	DC	20-2377153	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN HOMES OF DELAWARE, L.L.C.	DE	20-1528482	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes of Georgia, L.L.C.	GA	20-4467858	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes of Houston, L.L.C.	TX	20-5856877	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes of Longacre Village, L.L.C.	DE	80-0829816	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

30

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian Homes of Maryland, L.L.C.	MD	01-0737098	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes of Minnesota, L.L.C.	MN	20-2383651	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN HOMES OF NORTH CAROLINA, INC.	NC	56-1458833	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C.	PA	20-2376938	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes of South Carolina, LLC	SC	58-2660293	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes of Virginia, Inc.	VA	52-0898765	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes of West Virginia, L.L.C.	WV	20-2828654	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Indian Trails, LLC	OH	46-1528712	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian LaDue Reserve, LLC	OH	30-0753230	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Liberty on Bluff Creek, LLC	MN	27-1226006	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

31

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian Manalapan Acquisition, LLC	NJ	45-5320692	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Monarch Grove, LLC	OH	46-1269346	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian North Central Acquisitions, L.L.C.	DE	22-3554986	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian North Jersey Acquisitions, L.L.C.	DE	22-3556344	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Northeast Services, L.L.C.	NJ	16-1639452	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian of Houston II, L.L.C.	TX	20-5856770	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Ohio Realty, L.L.C.	OH	32-0069376	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN OSTER HOMES, L.L.C.	OH	20-3198273	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian PA Real Estate, Inc.	PA	22-3188608	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Pennsylvania Acquisitions, L.L.C.	PA	54-2064618	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Port Imperial Urban Renewal, Inc.	NJ	22-3027956	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

32

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian Properties of Red Bank, Inc.	NJ	22-3092532	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Rivendale, LLC	OH	46-1826219	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Schady Reserve, LLC	OH	46-2732326	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Shore Acquisitions, L.L.C.	DE	22-3556342	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian South Fork, LLC	FL	46-2673370	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian South Jersey Acquisitions, L.L.C.	DE	22-3556341	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Southern New Jersey, L.L.C.	NJ	01-0648280	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Sterling Ranch, LLC	FL	46-1854715	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Summit Holdings, L.L.C.	VA	31-1818027	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Summit Homes of Kentucky, L.L.C.	KY	20-5166566	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

33

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian Summit Homes of Pennsylvania, L.L.C.	PA	20-0310776	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Summit Homes of West Virginia, L.L.C.	WV	31-1826832	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Summit Homes, L.L.C.	OH	32-0069379	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian T&C Homes at Florida, L.L.C.	FL	20-2387167	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian T&C Homes at Illinois, L.L.C.	IL	20-2421114	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Timbres at Elm Creek, LLC	MN	27-1226085	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Venture I, L.L.C.	NJ	02-0572173	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Waterbury, LLC	OH	30-0753316	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian White Road, LLC	OH	46-1281424	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN WINDWARD HOMES, LLC	FL	20-0301995	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

34

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian Woodland Pointe, LLC	OH	46-1876319	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN’S FOUR SEASONS AT BAKERSFIELD, L.L.C.	CA	20-1454116	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Beaumont, LLC	CA	31-1823029	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN’S FOUR SEASONS AT CHARLOTTESVILLE, L.L.C.	VA	20-3375037	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Hemet, LLC	CA	47-0884181	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Kent Island Condominiums, L.L.C.	MD	20-1727101	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Kent Island, L.L.C.	MD	22-3668315	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Los Banos, LLC	CA	26-4722883	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Moreno Valley, L.L.C.	CA	26-4273623	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at New Kent Vineyards, L.L.C.	VA	20-3375087	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

35

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

K. Hovnanian’s Four Seasons at Palm Springs, LLC	CA	57-1145579	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN’S FOUR SEASONS AT RENAISSANCE, L.L.C.	NC	20-8190357	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Rush Creek II, LLC	MN	27-1228535	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Rush Creek, L.L.C.	MN	20-3923972	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Silver Maple Farm, L.L.C.	DE	45-2441632	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at St. Margarets Landing, L.L.C.	MD	22-3688864	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons, LLC	CA	52-2147837	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Parkside at Towngate, L.L.C.	CA	20-3158839	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

KHIP, L.L.C.	NJ	01-0752776	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

LANDARAMA, INC.	NJ	22-1978612	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

M&M at Chesterfield, LLC	NJ	56-2290506	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

36

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

M&M AT Crescent Court, L.L.C.	NJ	20-5085522	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

M&M at West Orange, L.L.C.	NJ	55-0820919	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

M&M at Wheatena Urban Renewal, L.L.C.	NJ	20-1516521	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Matzel & Mumford at Egg Harbor, L.L.C.	NJ	20-1706817	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Matzel & Mumford at South Bound Brook Urban Renewal, L.L.C.	NJ	20-0489677	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

MCNJ, Inc.	NJ	22-2722906	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Midwest Building Products & Contractor Services of Pennsylvania, L.L.C.	PA	20-5071295	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Midwest Building Products & Contractor Services of West Virginia, L.L.C.	WV	20-5065126	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES, L.L.C.	OH	20-2882866	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

MMIP, L.L.C.	NJ	02-0651174	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

37

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

New Land Title Agency, L.L.C.	AZ	26-0598590	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

PADDOCKS, L.L.C.	MD	20-0027663	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

PARK TITLE COMPANY, LLC	TX	20-1293533	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Pine Ayr, LLC	MD	20-2229495	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Ridgemore Utility, L.L.C.	MD	31-1820672	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

SEABROOK ACCUMULATION CORPORATION	CA	33-0989615	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

STONEBROOK HOMES, INC.	CA	33-0553884	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Terrapin Realty, L.L.C.	NJ	20-4415708	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

The Matzel & Mumford Organization, Inc	NJ	22-3670677	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Washington Homes at Columbia Town Center, L.L.C.	MD	22-3757772	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

38

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant’s Principal Executive Offices

Washington Homes, Inc.	DE	22-3774737	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

WESTMINSTER HOMES, INC.	NC	52-1874680	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

WH PROPERTIES, INC.	MD	52-1662973	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Woodland Lake Condominiums at Bowie New Town, L.L.C.	MD	06-1643401	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

39

The information in this prospectus is not complete and may be changed. We, K. Hovnanian Enterprises, Inc. and the selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 23, 2013

PROSPECTUS

$481,896,163

Hovnanian Enterprises, Inc.

Preferred Stock

Class A Common Stock

Depositary Shares

Debt Securities

Warrants to Purchase Preferred Stock

Warrants to Purchase Class A Common Stock

Warrants to Purchase Depositary Shares

Warrants to Purchase Debt Securities

Stock Purchase Contracts

Stock Purchase Units

Units

Guarantees of Debt Securities

K. Hovnanian Enterprises, Inc.

Debt Securities

Units

Guarantees of Debt Securities

Guarantees of Warrants to Purchase Class A Common Stock

Subsidiary Guarantors

Guarantees of Debt Securities

Guarantees of Warrants to Purchase Class A Common Stock

Selling Shareholders

8,726,003 Shares of

Hovnanian Enterprises, Inc.

Class A Common Stock

We, Hovnanian Enterprises, Inc., may offer and sell from time to time, in one or more series:

•	Preferred Stock,

•	Class A Common Stock (along with Preferred Stock Purchase Rights),

•	Depositary Shares,

•

Debt securities, consisting of notes, debentures or other evidences of indebtedness, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, and which may be convertible into, or exchangeable or exercisable for, any of the other securities referred to herein,

•	Warrants to purchase our Preferred Stock, our Class A Common Stock, our Depositary Shares or our debt securities,

•	Stock Purchase Contracts,

•	Stock Purchase Units,

•	Units, comprised of the combination of securities that are separately issuable hereunder, and

•	Guarantees of debt securities (which debt securities may be convertible into, or exchangeable or exercisable for, Class A Common Stock issuable by Hovnanian Enterprises, Inc.);

in amounts, at prices and on terms that will be determined at the time of the offering.

Our 100% owned subsidiary, K. Hovnanian Enterprises, Inc., may offer and sell from time to time, in one or more series:

•

Debt securities, consisting of notes, debentures or other evidences of indebtedness, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, which in each case will be fully and unconditionally guaranteed by Hovnanian Enterprises, Inc., and which may be convertible into, or exchangeable or exercisable for, Class A Common Stock issuable by Hovnanian Enterprises, Inc.,

•	Units, comprised of the combination of securities that are separately issuable by K. Hovnanian Enterprises, Inc. hereunder,

•	Guarantees of debt securities (which debt securities may be convertible into, or exchangeable or exercisable for, Class A Common Stock issuable by Hovnanian Enterprises, Inc.), and

•	Guarantees of warrants to purchase Class A Common Stock issuable by Hovnanian Enterprises, Inc.;

in amounts, at prices and on terms that will be determined at the time of the offering.

Hovnanian and K. Hovnanian may also co-issue units consisting of securities of both entities that are separately issuable by Hovnanian or K. Hovnanian hereunder. If Hovnanian and K. Hovnanian co-issue such a unit, K. Hovnanian will only have obligations with respect to the constituent part(s) of such unit that it may issue hereunder.

The debt securities (which debt securities may be convertible into, or exchangeable or exercisable for, Class A Common Stock issuable by Hovnanian Enterprises, Inc.) and/or warrants to purchase Class A Common Stock issuable by Hovnanian Enterprises, Inc. registered on this Form S-3 and issued by Hovnanian Enterprises, Inc. or K. Hovnanian Enterprises, Inc., as applicable, may be guaranteed by the subsidiary guarantors. Any such guarantee will be full and unconditional and joint and several. K. Hovnanian Enterprises, Inc. and each of the subsidiary guarantors is directly or indirectly 100% owned by Hovnanian Enterprises, Inc.

The shareholders named in this prospectus may offer and sell from time to time and aggregate of 8,726,003 shares of Class A Common Stock.

We, K. Hovnanian Enterprises, Inc., the subsidiary guarantors or selling shareholders may offer and sell the securities directly to you, through agents, underwriters or dealers. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any agents, dealers or underwriters involved in the offering and any applicable fees, commissions or discount arrangements. The net proceeds we or K. Hovnanian Enterprises, Inc. expect to receive from sales will be set forth in the prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of the securities to be offered, and any other information relating to a specific offering, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus and in the documents that we incorporate by reference.

Our common stock is traded on the New York Stock Exchange under the symbol “HOV.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of the prospectus is August 23, 2013.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the “Commission”, using the “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus will be superseded by the information in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and the additional information incorporated by reference in this prospectus described below under “Available Information” and “Incorporation of Certain Documents by Reference” before making an investment in our securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Available Information.”

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, a prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

Unless otherwise stated or context otherwise requires, all references in this prospectus to:

•	“K. Hovnanian” are to K. Hovnanian Enterprises, Inc., a California corporation; and

•	“Hovnanian,” “us,” “we,” “our” or “Company” are to Hovnanian Enterprises, Inc., a Delaware corporation, together with its consolidated subsidiaries, including K. Hovnanian.

FORWARD-LOOKING STATEMENTS

All statements in this prospectus and the documents incorporated by reference that are not historical facts should be considered as “Forward Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to:

•	Changes in general and local economic and industry and business conditions and impacts of the sustained homebuilding downturn;

•	Adverse weather and other environmental conditions and natural disasters;

•	Changes in market conditions and seasonality of the Company’s business;

•	Changes in home prices and sales activity in the markets where the Company builds homes;

•	Government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment;

•	Fluctuations in interest rates and the availability of mortgage financing;

•	Shortages in, and price fluctuations of, raw materials and labor;

•	The availability and cost of suitable land and improved lots;

•	Levels of competition;

•	Availability of financing to the Company;

•	Utility shortages and outages or rate fluctuations;

•	Levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness;

•	The Company’s sources of liquidity;

•	Changes in credit ratings;

•	Availability of net operating loss carryforwards;

•	Operations through joint ventures with third parties;

•	Product liability litigation, warranty claims and claims made by mortgage investors;

•	Successful identification and integration of acquisitions;

•	Changes in tax laws affecting the after-tax costs of owning a home;

•	Significant influence of the Company’s controlling stockholders; and

•	Geopolitical risks, terrorist acts and other acts of war.

Certain risks, uncertainties, and other factors are incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, along with the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this prospectus.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file reports, proxy statements and other information with the Commission. We have also filed a registration statement on Form S-3 with the Commission. This prospectus, which forms part of the registration statement, does not have all of the information contained in the registration statement. You may read, free of charge, and copy, at the prescribed rates, any reports, proxy statements and other information, including the registration statement, at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information concerning the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a website that contains reports, proxy statements and other information, including the registration statement. The website address is: http://www.sec.gov. Hovnanian’s Class A Common Stock is listed on the New York Stock Exchange, and reports, proxy statements and other information also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the Commission. The Commission allows us to “incorporate by reference” selected documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the Commission will automatically update and supersede this information.

We incorporate by reference the documents listed below filed under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. Information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K is not incorporated by reference in this prospectus.

Hovnanian has filed the following documents with the Commission and these documents are incorporated herein by reference:

•	Annual Report on Form 10-K for the fiscal year ended October 31, 2012, Registration File No. 1-8551;

•	The portions of Hovnanian’s definitive proxy statement on Schedule 14A that were deemed “filed” with the Commission under the Exchange Act on January 28, 2013;

•	Quarterly Reports on Form 10-Q for the quarters ended January 31, 2013 and April 30, 2013, Registration File Nos. 1-8551;

•	Current Report on Form 8-K filed on March 15, 2013, Registration File No. 1-8551;

•

The description of the Company’s Class A Common Stock contained in the Registration Statement on Form 8-A filed on March 13, 2001, including any amendment or reports filed for the purpose of updating such description, Registration File No. 1-8551; and

•	The description of the Company’s Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A filed on August 14, 2008, Registration File No. 1-8551.

All documents filed by Hovnanian pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the effectiveness of this registration statement, and all such documents filed by Hovnanian subsequent to the date of this prospectus and prior to the termination of the offerings made by this prospectus are to be incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Hovnanian makes available through its website its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(d) or 15(d) of the Exchange Act as soon as reasonably practicable after they are filed with, or furnished to, the

Commission. In addition, Hovnanian will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated by reference in this prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for such copies should be directed to Brad G. O’Connor, Vice President, Chief Accounting Officer and Corporate Controller, Hovnanian Enterprises, Inc., 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701 (telephone: (732) 747-7800).

THE COMPANY

Overview

We design, construct, market, and sell single-family detached homes, attached townhomes and condominiums, urban infill and active adult homes in planned residential developments and are one of the nation’s largest builders of residential homes. Founded in 1959 by Kevork Hovnanian, the Company was incorporated in New Jersey in 1967 and reincorporated in Delaware in 1983. Since the incorporation of our predecessor company and including unconsolidated joint ventures, we have delivered in excess of 300,000 homes, including 5,356 homes in fiscal 2012. The Company consists of two distinct operations: homebuilding and financial services. Our homebuilding operations consist of six segments: Northeast, Mid-Atlantic, Midwest, Southeast, Southwest and West. Our financial services operations provide mortgage loans and title services to the customers of our homebuilding operations.

We are currently, excluding unconsolidated joint ventures, offering homes for sale in 177 communities in 37 markets in 16 states throughout the United States. We market and build homes for first-time buyers, first-time and second-time move-up buyers, luxury buyers, active adult buyers, and empty nesters. We offer a variety of home styles at base prices ranging from $68,652 (low income housing) to $1,067,000 with an average sales price, including options, of $301,000 nationwide in fiscal 2012.

Corporate Information

Our principal executive offices are located at 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701, our telephone number is (732)747-7800, and our Internet website address is www.khov.com. Information on or accessible through our website is not a part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Certain risks relating to us and our business are described under the headings “Business” and “Risk Factors” in our Annual Report on Form 10-K for the year ended October 31, 2012, filed with the Commission on December 20, 2012, which is incorporated by reference into this prospectus and which you should carefully review and consider, along with the other information contained in this prospectus or incorporated by reference herein, as updated by our subsequent filings under the Exchange Act, before making an investment in any of our securities. Additional risks, as well as updates or changes to the risks described in the documents incorporated by reference herein, may be included in any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read the section of this prospectus captioned “Forward-Looking Statements”, in which we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Investment in any securities offered pursuant to this prospectus involves risks and uncertainties. If one or more of the events discussed in the risk factors were to occur, our business, financial condition, results of operations or liquidity, as well as the value of an investment in our securities, could be materially adversely affected.

RATIOS OF EARNINGS TO FIXED CHARGES AND

EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

For purposes of computing the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of earnings from continuing operations before income taxes and income or loss from equity investees, plus fixed charges and distributed income of equity investees, less interest capitalized. Fixed charges consist of all interest incurred, plus that portion of operating lease rental expense (33%) deemed to be representative of interest, plus the amortization of debt issuance costs and bond discounts. Combined fixed charges and preferred stock dividends consist of fixed charges and preferred stock dividends declared. Due to covenant restrictions, we have been prohibited from paying preferred stock dividends beginning with the first quarter of fiscal year 2008. The following table sets forth the ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

	Six Months Ended	Year Ended October 31,
	April 30, 2013	2012	2011	2010	2009	2008

Ratio of earnings to fixed charges	(a)	(a)	(a)	(a)	(a)	(a)
Ratio of earnings to combined fixed charges and preferred stock dividends	(b)	(b)	(b)	(b)	(b)	(b)

(a)	Earnings for the six months ended April 30, 2013 and the years ended October 31, 2012, 2011, 2010, 2009 and 2008 were insufficient to cover fixed charges for such period by $23.7 million, $105.1 million, $272.9 million, $273.8 million, $628.3 million and $1,153.5 million, respectively.
(b)	Earnings for the six months ended April 30, 2013 and the years ended October 31, 2012, 2011, 2010, 2009 and 2008 were insufficient to cover fixed charges and preferred stock dividends for such period by $23.7 million, $105.1 million, $272.9 million, $273.8 million, $628.3 million and 1,153.5 million, respectively. Due to restrictions in our indentures governing our senior secured and senior notes, we are currently prohibited from paying dividends on our preferred stock and did not make any dividend payments in the first half of fiscal 2013 or in fiscal 2012, 2011, 2010, 2009 and 2008.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus and each prospectus supplement, the “offered securities”, will be used for general corporate purposes, which may include working capital needs, the refinancing or repayment of existing indebtedness, capital expenditures, expansion of the business and acquisitions. If any of the net proceeds from the offered securities will be used for acquisitions, we will identify the acquisition in the applicable prospectus supplement. The net proceeds may be invested temporarily in short-term securities or to repay short-term debt until they are used for their stated purpose.

Hovnanian will not receive any proceeds from the sale of any shares of Class A Common Stock offered by the selling shareholders.

SELLING SHAREHOLDERS

8,726,003 shares of Class A Common Stock of Hovnanian being offered pursuant to this prospectus may be offered by selling shareholders. Identification of any selling shareholders and the amount of shares to be sold for any particular transaction will be made in the applicable prospectus supplement. The potential selling shareholders include those listed in the table below.

The following table sets forth (1) as of June 27, 2013, the Class A Common Stock and Class B Common Stock of Hovnanian beneficially owned by each potential selling shareholder and (2) the number of shares of Class A Common Stock that may be offered by each potential selling shareholder and the amount and percentage of Class A Common Stock to be owned after completion of the offering by such potential selling shareholder. The amount and percentage of Class B Common Stock to be owned by each selling shareholder after completion of the offering is the same as the amount and percentage prior to the offering.

Name of Selling Shareholder	Class A Common Stock		Class B Common Stock		Class A Common Stock
	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)	Amount and Nature of Beneficial Ownership(1)	Percent of Class(3)	Number of Shares that may be Offered	Number of Shares Owned After Offering	Percent of Class After Offering
Ara K. Hovnanian (4)	3,786,237	3.04%	2,231,314	14.14%	2,533,788	1,252,449	1.01%
Sirwart Hovnanian (5)	440,000	0.35%	—	0.00%	185,269	254,731	0.20%
Estate of Kevork S. Hovnanian (6)	6,156,543	4.94%	3,255,251	22.21%	5,036,097	1,120,446	0.90%
Hovnanian Family 2012 L.L.C.(7)	970,849	0.78%	3,883,395	26.50%	970,849	0	0.00%

Total	11,353,629		9,369,960		8,726,003	2,627,626

(1)	Beneficial ownership is determined in accordance with the rules of the Commission and generally attributes ownership to persons who have or share voting or investment power with respect to the relevant securities. Shares of Common Stock subject to options either currently exercisable or exercisable within 60 days are considered beneficially owned and are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by these footnotes, and subject to community property laws where applicable, the selling shareholders named in the table have sole voting and investment power with respect to all Common Stock shown as beneficially owned by them.

On July 29, 2008, the Company’s Board of Directors declared a dividend of one Preferred Stock Purchase Right for each outstanding share of Class A Common Stock and Class B Common Stock. The dividend was paid to stockholders of record on August 15, 2008. Subject to the terms, provisions and conditions of the Rights Plan, if the Preferred Stock Purchase Rights become exercisable, each Preferred Stock Purchase Right would initially represent the right to purchase from the Company one ten-thousandth of a share of Series B Junior Preferred Stock for a purchase price of $35.00 per share. However, prior to exercise, a Preferred Stock Purchase Right does not give its holder any rights as a stockholder, including without limitation, any dividend, voting or liquidation rights.

(2)	The figures in the table in respect of Class A Common Stock do not include the shares of Class B Common Stock beneficially owned by the specified selling shareholder, which shares of Class B Common Stock are convertible at any time on a share for a share basis to Class A Common Stock.
(3)	Based upon the number of shares outstanding plus, in the case of Class B Common Stock, options currently exercisable or exercisable within 60 days of June 27, 2013 for such selling shareholder.
(4)	Mr. A. Hovnanian is the President (appointed in 1988), Chief Executive Officer (since July 1997) and Chairman of the Board of Directors (since November 2009) of the Company. Includes 1,125,000 shares of Class B Common Stock subject to options currently exercisable or exercisable within 60 days of June 27, 2013, whether or not in-the-money. Also includes 372,116 shares of Class A Common Stock and 431,394 shares of Class B Common Stock held in family-related trusts as to which Mr. A. Hovnanian has shared voting power and shared investment power and 37,374 shares of Class A Common Stock and 195,274 shares of Class B Common Stock held by Mr. A. Hovnanian’s wife and children. Mr. A. Hovnanian disclaims beneficial ownership of such shares, except to the extent of his potential pecuniary interest in such other accounts and trusts. Of the shares of Class A Common Stock beneficially held by Mr. A. Hovnanian, 1,995,397 shares have been pledged as collateral for a loan with Deutsche Bank, and 1,337,505 shares have been pledged as collateral for a loan with Morgan Stanley, both of which loans remain outstanding. The designated address of Mr. A. Hovnanian is c/o Hovnanian Enterprises, Inc., 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701.
(5)	Mrs. Hovnanian is the mother of Mr. A. Hovnanian and the wife of the Company’s deceased Chairman, Kevork S. Hovnanian. The designated address of Mrs. Hovnanian is c/o Hovnanian Enterprises, Inc., 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701.
(6)	Represents 6,156,543 shares of Class A Common Stock and 3,255,251 shares of Class B Common Stock held by the Executors of the Estate of Kevork S. Hovnanian, deceased (the “Estate of Kevork S. Hovnanian”). Ara K. Hovnanian is special purpose Executor with respect to investments in the Company, but the shares held by the Estate of Kevork S. Hovnanian are not included in Mr. A. Hovnanian’s separate figures of beneficial ownership. The business address of each of the Executors is 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701.
(7)	Represents 970,849 shares of Class A Common Stock and 3,883,395 shares of Class B Common Stock held by the Hovnanian Family 2012 L.L.C. (the “2012 LLC”). Ara K. Hovnanian is the special purpose manager with respect to investments in the Company, but the shares held by the 2012 LLC are not included in Mr. A. Hovnanian’s separate figures of beneficial ownership. The business address of the 2012 LLC is 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms that may apply to the debt securities that may be offered from time to time pursuant to this prospectus. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities, except for the terms of K. Hovnanian’s 6.25% Senior Notes due 2016, which are described under “— Description of 6.25% Senior Notes” and K. Hovnanian’s 8.625% Senior Notes due 2017, which are described under “— Description of 8.625% Senior Notes.” Accordingly, for a description of the terms of a particular issue of debt securities (other than those specified above), reference must be made to both the prospectus supplement relating thereto and the following description. The specific terms of debt securities as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

In this section, references to “Hovnanian” mean Hovnanian Enterprises, Inc. and do not include K. Hovnanian or any of its subsidiaries and references to “K. Hovnanian” mean K. Hovnanian Enterprises, Inc. and do not include any of its subsidiaries.

The debt securities issued by K. Hovnanian, which we refer to as the “K. Hovnanian Debt Securities,” may be convertible into, or exchangeable or exercisable for, Class A Common Stock issuable by Hovnanian referred to herein. The K. Hovnanian Debt Securities will be unsecured senior obligations, which we refer to as the “K Hovnanian Senior Debt Securities”, unsecured senior subordinated obligations, which we refer to as the “K. Hovnanian Senior Subordinated Debt Securities” or unsecured subordinated obligations, which we refer to as the “K. Hovnanian Subordinated Debt Securities”, of K. Hovnanian. The K. Hovnanian Debt Securities will be guaranteed by Hovnanian, may be guaranteed by other subsidiaries of Hovnanian and will be issued:

•

in the case of K. Hovnanian Senior Debt Securities, under the Indenture, the “K. Hovnanian Senior Debt Indenture”, dated as of February 14, 2011, as supplemented by one or more supplemental indentures, among K. Hovnanian, Hovnanian and any subsidiaries of Hovnanian, as guarantors, and the trustee specified in the applicable prospectus supplement;

•

in the case of K. Hovnanian Senior Subordinated Debt Securities, under the Indenture, the “K. Hovnanian Senior Subordinated Debt Indenture”, dated as of February 9, 2011, as supplemented by one or more supplemental indentures, among K. Hovnanian, Hovnanian and any subsidiaries of Hovnanian, as guarantors, and the trustee specified in the applicable prospectus supplement; and

•

in the case of K. Hovnanian Subordinated Debt Securities, under a Subordinated Indenture, the “K. Hovnanian Subordinated Debt Indenture”, among K. Hovnanian, Hovnanian and any subsidiaries of Hovnanian, as guarantors, and the trustee specified in the applicable prospectus supplement.

The K. Hovnanian Senior Debt Indenture, the K. Hovnanian Senior Subordinated Debt Indenture and the K. Hovnanian Subordinated Debt Indenture are sometimes referred to in this description individually as a “K. Hovnanian Indenture” and collectively as the “K. Hovnanian Indentures”.

The debt securities issued by Hovnanian, which we refer to as the “Hovnanian Debt Securities” may be convertible into, or exchangeable or exercisable for, any of the other securities referred to herein. The Hovnanian Debt Securities will either be unsecured senior obligations, which we refer to as the “Hovnanian Senior Debt Securities” and together with the “K. Hovnanian Senior Debt Securities, the “Senior Debt Securities”, unsecured senior subordinated obligations, which we refer to as the “Hovnanian Senior Subordinated Debt Securities” and together with the “K. Hovnanian Senior Subordinated Debt Securities”, the “Senior Subordinated Debt Securities”, or unsecured subordinated obligations, which we refer to as the “Hovnanian Subordinated Debt Securities” and together with the “K. Hovnanian Subordinated Debt Securities”, the “Subordinated Debt Securities”, of Hovnanian. The Hovnanian Debt Securities may be guaranteed by subsidiaries of Hovnanian and will be issued:

•

in the case of Hovnanian Senior Debt Securities, under a Senior Indenture, the “Hovnanian Senior Debt Indenture”, among Hovnanian, any subsidiaries of Hovnanian, as guarantors, and the trustee specified in the applicable prospectus supplement;

•

in the case of Hovnanian Senior Subordinated Debt Securities, under a Senior Subordinated Indenture, the “Hovnanian Senior Subordinated Debt Indenture”, among Hovnanian, any subsidiaries of Hovnanian, as guarantors, and the trustee specified in the applicable prospectus supplement; and

•

in the case of Hovnanian Subordinated Debt Securities, under a Subordinated Indenture, the “Hovnanian Subordinated Debt Indenture”, among Hovnanian, any subsidiaries of Hovnanian, as guarantors, and the trustee specified in the applicable prospectus supplement.

The Hovnanian Senior Debt Indenture, the Hovnanian Senior Subordinated Debt Indenture and the Hovnanian Subordinated Debt Indenture are sometimes referred to in this description individually as a “Hovnanian Indenture” and collectively as the “Hovnanian Indentures”.

The K. Hovnanian Senior Indenture and the Hovnanian Senior Indenture are sometimes referred to in this description individually as a “Senior Debt Indenture” and collectively as the “Senior Debt Indentures”. The K. Hovnanian Senior Subordinated Debt Indenture and the Hovnanian Senior Subordinated Debt Indenture are sometimes referred to in this description individually as a “Senior Subordinated Debt Indenture” and collectively as the “Senior Subordinated Debt Indentures”. The K. Hovnanian Subordinated Debt Indenture and the Hovnanian Subordinated Debt Indenture are sometimes referred to individually as a “Subordinated Debt Indenture” and collectively as the “Subordinated Debt Indentures”. The K. Hovnanian Indentures and the Hovnanian Indentures are sometimes referred to in this description individually as an “Indenture” and collectively as the “Indentures”.

This summary of the terms and provisions of the debt securities and the Indentures is not complete, and we refer you to the copies of the Indentures, which are filed as exhibits to the registration statement of which this prospectus forms a part. Whenever we refer to particular defined terms of the Indentures in this section or in a prospectus supplement, we are incorporating these definitions into this prospectus or the prospectus supplement.

None of the Indentures limits the amount of debt securities that may be issued thereunder, and certain of the Indentures provide that the debt securities may be issued from time to time in one or more series, in which case the Indentures permit the appointment of a different trustee for each series of debt securities. Wherever particular sections or defined terms of the applicable Indenture are referred to, those sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by the reference. For purposes of the summaries set forth below, “issuer” shall refer to K. Hovnanian in the case of the K. Hovnanian Debt Securities and the K. Hovnanian Indentures and to Hovnanian in the case of the Hovnanian Debt Securities and the Hovnanian Indentures. “Obligors” refers to Hovnanian and any subsidiaries of Hovnanian, as guarantors, the “guarantors”, in the case of the Hovnanian Debt Securities and the Hovnanian Indentures, and to K. Hovnanian and Hovnanian and any subsidiaries of Hovnanian, as guarantors, the “guarantors”, in the case of the K. Hovnanian Debt Securities and the K. Hovnanian Indentures.

Provisions Applicable to Senior, Senior Subordinated and Subordinated Debt Securities

General. The Hovnanian Debt Securities will be unsecured senior, senior subordinated or subordinated obligations of Hovnanian and the K. Hovnanian Debt Securities will be unsecured senior, senior subordinated or subordinated obligations of K. Hovnanian, except that, under specified circumstances, K. Hovnanian may be released from these obligations. See “— Conditions for Release of K. Hovnanian”. Unless otherwise specified in any prospectus supplement, the Senior Debt Securities will rank equally in right of payment with all of the other senior obligations of Hovnanian or K. Hovnanian, as applicable, and the Senior Subordinated Debt Securities and the Subordinated Debt Securities will have such terms with respect to rank and priority as described under “Provisions Applicable Solely to Senior Subordinated Debt Securities and Subordinated Debt Securities — Subordination”. Except to the extent described in any prospectus supplement, the Indentures do not, and the debt securities will not, contain any covenants or other provisions that are intended to afford holders of the debt securities special protection in the event of either a change of control of Hovnanian or a highly leveraged transaction by Hovnanian.

We refer you to the applicable prospectus supplement for the following terms of, and information relating to, the debt securities being offered, the “Offered Debt Securities”, to the extent these terms are applicable to Offered Debt Securities:

•	the title of the Offered Debt Securities;

•

classification as K. Hovnanian Senior Debt Securities, K. Hovnanian Senior Subordinated Debt Securities, K. Hovnanian Subordinated Debt Securities, Hovnanian Senior Debt Securities, Hovnanian Senior Subordinated Debt Securities or Hovnanian Subordinated Debt Securities, aggregate principal amount, purchase price and denomination, and whether the Offered Debt Securities will be guaranteed by Hovnanian and/or by the subsidiary guarantors of Hovnanian as described under “— Description of Guarantees” below;

•	the date or dates on which the principal of the Offered Debt Securities is payable;

•	the method by which amounts payable in respect of principal, premium, if any, or interest, if any, on or upon the redemption of the Offered Debt Securities may be calculated;

•	the interest rate or rates, or the method by which it will be determined, and the date or dates from which the interest, if any, will accrue;

•	the date or dates on which the interest, if any, will be payable;

•

the place or places where and the manner in which the principal of, premium, if any, and interest, if any, on the Offered Debt Securities will be payable and the place or places where the Offered Debt Securities may be presented for transfer;

•

the right, if any, or obligation, if any, of Hovnanian or K. Hovnanian to redeem, repay or purchase the Offered Debt Securities pursuant to any sinking fund, amortization payments or analogous provisions, at the option of Hovnanian or K. Hovnanian or at the option of a holder thereof, and the period or periods within which, the price or prices or the method by which such price or prices will be determined, or both at which, the form or method of payment therefor if other than in cash and the terms and conditions upon which the Offered Debt Securities will be redeemed, repaid or purchased pursuant to the obligation;

•	the terms for conversion or exchange, if any, of the Offered Debt Securities;

•	any provision relating to the issuance of the Offered Debt Securities at an original issue discount;

•

if the amounts of payments of principal of, premium, if any, and interest, if any, on the Offered Debt Securities are to be determined with reference to an index, the manner in which those amounts will be determined;

•	any applicable United States federal income tax consequences;

•	the currency or currencies for which the Offered Debt Securities may be purchased and the currency or currencies in which principal, premium, if any, and interest, if any, may be payable;

•	whether the Offered Debt Securities will be issued as additional notes of any outstanding debt securities of K. Hovnanian or Hovnanian;

•	the trustee with respect to the series of Offered Debt Securities; and

•

any other specific terms of the Offered Debt Securities, including any deleted, modified or additional Events of Default or remedies or additional covenants provided with respect to the Offered Debt Securities, and any terms that may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in any prospectus supplement, the debt securities will be issuable in registered form and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. No service charge will be made for any transfer or exchange of any debt securities but the issuer or trustee may require payment of a sum sufficient to cover any tax or other governmental charge, payable in connection therewith.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be issued at an initial offering price below their stated principal amount. Special United States federal income tax considerations applicable to discounted debt securities or to other debt securities that are treated as having been issued at a discount for United States federal income tax purposes will be described in the applicable prospectus supplement.

Unless otherwise specified in any prospectus supplement, in determining whether the holders of the requisite aggregate principal amount of outstanding debt securities of any series have given any request, demand, authorization, direction, notice, consent or waiver under the Indentures, the principal amount of any series of debt securities originally issued at a discount from their stated principal amount that will be deemed to be outstanding for such purposes will be the amount of the principal thereof that would be due and payable as of the date of the determination upon a declaration of acceleration of the maturity thereof.

Description of Guarantees. Hovnanian will fully and unconditionally guarantee, pursuant to the K. Hovnanian Indentures, the due and prompt payment of the principal of and premium, if any, and interest on the K. Hovnanian Debt Securities and all other obligations of K. Hovnanian to the holders of the K. Hovnanian Debt Securities and the trustee under the K. Hovnanian Indentures when and as the same shall become due and payable, whether at the stated maturity, by declaration of acceleration, call for redemption or otherwise. The release of Hovnanian from its guarantee will not be permitted by the terms of the K. Hovnanian Indentures. Any series of debt securities of Hovnanian may be guaranteed by, and any series of debt securities of K. Hovnanian may be further guaranteed by, certain subsidiaries of Hovnanian, the “subsidiary guarantees”, as provided in the applicable prospectus supplement relating to such series. If debt securities are guaranteed by subsidiary guarantors, that subsidiary guarantee will be set forth in the applicable indenture or in a supplemental indenture. Any such guarantee will be full and unconditional and joint and several. K. Hovnanian Enterprises, Inc. and each of the subsidiary guarantors is directly or indirectly 100% owned by Hovnanian Enterprises, Inc.

Payments with respect to the guarantee by Hovnanian of the K. Hovnanian Senior Subordinated Debt Securities and K. Hovnanian Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of Hovnanian to the same extent and manner that payments with respect to the K. Hovnanian Senior Subordinated Debt Securities and K. Hovnanian Subordinated Debt Securities are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of K. Hovnanian as described under “Provisions Applicable Solely to Senior Subordinated Debt Securities and Subordinated Debt Securities” below. Likewise, payments with respect to subsidiary guarantees of Senior Subordinated Debt Securities and Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of each such subsidiary guarantor to the same extent and manner that payments with respect to the Senior Subordinated Debt Securities and Subordinated Debt Securities are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the issuer of such debt securities as described under “Provisions Applicable Solely to Senior Subordinated Debt Securities and Subordinated Debt Securities” below.

Global Securities. The Offered Debt Securities may be issued in whole or in part in the form of one or more global securities, the “global securities”, that will be deposited with or on behalf of a depositary, “the depositary”, identified in the prospectus supplement relating to such series. Global securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security:

•	may not be transferred except as a whole; and

•	may only be transferred:

•	by the depositary for the global security to its nominee,

•	by a nominee of the depositary to the depositary or another nominee of the depositary, or

•	by the depositary or any nominee to a successor depositary or nominee of the successor depositary.

The specific terms of the depositary arrangement with respect to Offered Debt Securities will be described in the prospectus supplement relating to such series. Hovnanian and K. Hovnanian anticipate that the following provisions generally will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for that global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with such depositary. Those accounts will be designated by the dealers, underwriters or agents with respect to those debt securities or by the issuer if the debt securities are offered and sold directly by the issuer. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary, participants, or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of these securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

As long as the depositary for a global security or its nominee is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities of the series represented by that global security for all purposes under the Indenture governing those debt securities. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any of those debt securities in definitive form and will not be considered the owners or holders thereof under the Indenture governing those debt securities.

Payment of principal of, premium, if any, and interest, if any, on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the debt securities. Hovnanian and K. Hovnanian expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium, if any, and interest, if any, in respect of a global security representing any of those debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for those securities as shown on the records of such depositary or its nominee. Hovnanian and K. Hovnanian also expect that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participants. Neither Hovnanian, K. Hovnanian, the trustee for such debt securities, any paying agent nor the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the issuer within 90 days, the issuer will issue individual debt securities of the applicable series in exchange for the global security representing the applicable series of debt securities. In addition, an issuer may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any debt securities of a series represented by a global security and, in such event, will issue individual debt securities of the applicable series in exchange for the global security representing the applicable series of debt securities. Further, if an issuer so specifies with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of that series may, on terms acceptable to the issuer, the trustee and the depositary for the global security, receive individual debt securities of the applicable series in exchange for beneficial interests, subject to any limitations described in the prospectus supplement relating to the debt securities. In this instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by the applicable global security equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Individual debt securities of the series so issued will be issued in registered form and in denominations, unless otherwise specified in the applicable prospectus supplement relating to that series of debt securities, of $2,000 and integral multiples of $1,000 in excess thereof.

Events of Default. Unless otherwise specified in the applicable prospectus supplement, an Event of Default is defined under each Indenture with respect to the debt securities of any series issued under the applicable Indenture as being:

•	default in the payment of principal of or premium, if any, with respect to debt securities of the applicable series when due;

•	default in the payment of any installment of interest on any of the debt securities of that series when due, continued for 30 days;

•	default in the payment or satisfaction of any sinking fund or other purchase obligation with respect to debt securities of that series when due;

•

default in the performance of any other covenant of any of the obligors applicable to debt securities of that series after written notice to the obligors by the trustee or to the obligors and the trustee, by the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding requiring the same to be remedied and after giving effect to any applicable grace period; and

•	specified events of bankruptcy, insolvency or reorganization of the issuer.

If any Event of Default shall occur and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding, by notice in writing to Hovnanian or K. Hovnanian, as applicable, and to the trustee, if given by the holders, may declare the principal, or, in the case of any series of debt securities originally issued at a discount from their stated principal amount, the portion of the principal amount as may be specified in the terms of that series, of all of the debt securities of that series and the interest, if any, accrued thereon to be due and payable immediately. Subject to the conditions set forth in each Indenture, the declaration described in the preceding sentence may be rescinded by notice in writing to Hovnanian or K. Hovnanian, as applicable, and the trustee by holders of a majority in aggregate principal amount of the debt securities of the series then outstanding. This rescission will rescind and annul any declaration made pursuant to the first sentence of this paragraph and its consequences if all defaults under such Indenture are cured or waived.

Each Indenture provides that no holder of any series of debt securities then outstanding may institute any suit, action or proceeding with respect to, or otherwise attempt to enforce, that Indenture, unless:

•	the holder previously gave the trustee written notice of default and of the continuance thereof;

•

the holders of not less than 25% in aggregate principal amount of the applicable series of debt securities then outstanding made written request to the trustee to institute the suit, action or proceeding and offered to the trustee reasonable indemnity as it may require with respect thereto; and

•	the trustee, for 60 days after its receipt of the notice, request and offer of indemnity, neglected or refused to institute any action, suit or proceeding.

Subject to the subordination provisions applicable to the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the right, described in the above bullet points, of any holder of any debt security to receive payment of the principal of, premium, if any, or interest, if any, on that debt security, on or after the respective due dates, or to institute suit for the enforcement of any payment shall not be impaired or affected without the consent of the holder.

The holders of a majority in aggregate principal amount of the debt securities of the series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series, provided that the trustee may decline to follow that direction if the trustee determines that the action or proceeding is unlawful or would involve the trustee in personal liability.

Hovnanian and/or K. Hovnanian, as applicable, are required to furnish annually to the trustee a certificate as to compliance by Hovnanian and/or K. Hovnanian, as applicable, with all conditions and covenants under each Indenture.

Covenants. The covenants, if any, that will apply to the particular Offered Debt Securities will be as described in the applicable prospectus supplement relating to such Offered Debt Securities. Except as described herein and as otherwise specified in the applicable prospectus supplement with respect to any Offered Debt Securities, Hovnanian and/or K. Hovnanian as applicable may remove or add covenants without the consent of holders of the debt securities.

Discharge and Defeasance. Unless otherwise specified in the applicable prospectus supplement, Hovnanian and/or K. Hovnanian, as applicable, can discharge or defease their respective obligations with respect to any series of debt securities as described below.

Unless otherwise specified in any prospectus supplement, Hovnanian or K. Hovnanian, as applicable, may discharge all of its obligations, except those described below, to holders of any series of debt securities issued under any Indenture that have not already been delivered to the trustee for cancellation and that have either become due and payable, or are by their terms due and payable within one year or are to be called for redemption within one year, by irrevocably depositing with the trustee cash or U.S. Government Obligations, as defined in the Indenture, or a combination thereof, as trust funds in an amount to be sufficient to pay when due the principal of, premium, if any, and interest, if any, on all outstanding debt securities of that series and to make any mandatory sinking fund payments, if any, thereon when due.

Unless otherwise provided in the applicable prospectus supplement, Hovnanian or K. Hovnanian, as applicable, may also elect at any time to defease and be discharged from all of its obligations, except those described below, to holders of any series of debt securities issued under each Indenture, “defeasance”, or be released from all of their obligations with respect to specified covenants and certain Events of Default applicable to any series of debt securities issued under each Indenture, “covenant defeasance”, if, among other things:

•

Hovnanian or K. Hovnanian, as applicable, irrevocably deposit with the trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount to be sufficient to pay when due the principal of, premium, if any, and interest, if any, on all outstanding debt securities of the applicable series and to make any mandatory sinking fund payments, if any, thereon when due;

•

the deposit will not result in a breach or violation of, or cause a default under, any material agreement or instrument (other than the Indenture) to which either Hovnanian or K. Hovnanian, as applicable, is a party or by which it is bound; and

•

Hovnanian or K. Hovnanian, as applicable, deliver to the trustee an opinion of counsel to the effect that the holders of the applicable series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance will not otherwise alter the United States federal income tax treatment of the holders’ principal of and interest payments, if any, on that series of debt securities.

In the case of defeasance, the opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the Indenture relating to the debt securities of such series, because this result would not occur under current tax law.

Notwithstanding the foregoing, no discharge, defeasance or covenant defeasance described above will affect the following obligations to, or rights of, the holders of any series of debt securities:

•	rights of registration of transfer and exchange of debt securities of the applicable series;

•	rights of substitution of mutilated, defaced, destroyed, lost or stolen debt securities of the applicable series;

•

rights of holders of debt securities of the applicable series to receive payments of principal thereof, premium, if any, and interest, if any, thereon, upon the original due dates therefore, but not upon acceleration, and to receive mandatory sinking fund payments thereon when due, if any;

•	rights, obligations, duties and immunities of the trustee;

•	rights of holders of debt securities of a series as beneficiaries with respect to property so deposited with the trustee payable to all or any of them; and

•	obligations of Hovnanian or K. Hovnanian, as applicable, to maintain an office or agency in respect of debt securities of the series.

Hovnanian or K. Hovnanian, as applicable, may exercise the defeasance option with respect to any series of debt securities notwithstanding the prior exercise of the covenant defeasance option with respect to any series of debt securities. If Hovnanian or K. Hovnanian, as applicable, exercises the defeasance option with respect to any series of debt securities, payment of that series of debt securities may not be accelerated because of an Event of Default with respect to that series of debt securities. If Hovnanian or K. Hovnanian, as applicable, exercises the covenant defeasance option with respect to any series of debt securities, payment of that series of debt securities may not be accelerated by reason of an Event of Default with respect to the covenants to which such covenant defeasance is applicable and certain other Events of Default. However, if acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the cash and U.S. Government Obligations in the defeasance trust could be less than the principal of, premium, if any, and interest, if any, and any mandatory sinking fund payments, if any, then due on the series of debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Modification of the Indenture. Except as otherwise provided in the applicable prospectus supplement, each Indenture provides that the obligors and the trustee may enter into supplemental indentures without the consent of the holders of the debt securities to:

•

evidence the assumption by a successor entity of the obligations of any of the obligors under that Indenture, including in connection with a transaction described under “— Consolidation, Merger, Sale or Conveyance”;

•	add covenants or new Events of Default for the protection of the holders of the debt securities;

•	cure any ambiguity or defect or correct any inconsistency;

•	establish the form and terms of debt securities of any series, as applicable;

•	evidence the acceptance of appointment by a successor trustee;

•

secure, or add security for, the debt securities of the applicable series or provide for, or add, guarantees of the debt securities of any series and evidence the termination or discharge of any guarantee of or lien securing the debt securities of such series when permitted under the applicable Indenture;

•	designate a bank or trust company other than the trustee specified in the applicable prospectus supplement to act as trustee for a series of debt securities;

•

subject to the following paragraph, modify the existing covenants and Events of Default solely in respect of, or add new covenants and Events of Default that apply solely to, debt securities not yet issued and outstanding on the date of the supplemental indenture, if applicable;

•

provide for the issuance of debt securities of any series in uncertificated form in addition to or in place of certificated debt securities of any series and exchangeability of those debt securities for fully registered debt securities;

•

modify, eliminate or add to the provisions of the Indenture as necessary to effect the qualification of the Indenture under the Trust Indenture Act of 1939 and to add provisions expressly permitted by that Act;

•

modify the provisions to provide for the denomination of debt securities in foreign currencies that will not adversely affect the interests of the holders of the debt securities in any material respect;

•

to conform the text of the applicable Indenture, Offered Debt Securities or guarantees to this “Description of Debt Securities” or the comparable provisions in the applicable prospectus supplement to the extent this “Description of Debt Securities” or such comparable provision in a prospectus supplement was intended to be a verbatim recitation of a provision of such Indenture, Offered Debt Securities or guarantees;

•	to provide for or confirm the issuance of any additional notes, as applicable; and

•	make any other change with respect to the debt securities of any series that does not adversely affect the legal rights of holders of the debt securities of such series.

Each Indenture also contains provisions permitting the obligors and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series then outstanding and affected, to add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable Indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities of that series; provided that the obligors and the trustee may not, without the consent of the holder of each outstanding debt security affected thereby:

•

change the stated final maturity of any debt security, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest (including default interest), if any, thereon, reduce or alter the method of computation of any amount payable on redemption, repayment or purchase by the issuer, change the coin or currency in which principal, premium, if any, and interest, if any, are payable, reduce the amount of the principal of any original issue discount security payable upon acceleration or provable in bankruptcy, waive certain defaults or Events of Default, impair or affect the right to institute suit for the enforcement of any payment or repayment thereof or, if applicable, adversely affect any right of prepayment at the option of the holder or make any change adverse to the interests of the holders in the terms and conditions of the guarantee by Hovnanian or by the subsidiary guarantors, release any guarantee otherwise than in accordance with the indenture or modify the ranking or priority of the debt securities of any series or any guarantees of the debt securities of such series; or

•	reduce the stated percentage in aggregate principal amount of debt securities of any series issued under the Indenture, the consent of which is required for any such amendment or waiver.

Consolidation, Merger, Sale or Conveyance. Except as otherwise provided in the applicable prospectus supplement, the K. Hovnanian Indentures provide that K. Hovnanian or Hovnanian may, and the Hovnanian Indentures provide that Hovnanian may, without the consent of the holders of debt securities, consolidate with, merge into or transfer, exchange or dispose of all of its properties to, any other corporation or partnership organized under the laws of the United States, any state thereof or the District of Columbia, provided that:

•

the successor corporation or partnership assumes all obligations of K. Hovnanian or Hovnanian, as the case may be, by supplemental indenture satisfactory in form to the applicable trustee executed and delivered to that trustee, under the applicable Indenture and debt securities;

•

immediately after giving effect to the consolidation, merger, exchange or other disposition, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing; and

•	certain other conditions are met.

Conditions for Release of K. Hovnanian. Except as otherwise provided in a prospectus supplement, each K. Hovnanian Indenture provides that K. Hovnanian may be released from its obligations under the K. Hovnanian Indenture and the K. Hovnanian Debt Securities, without the consent of the holders of the K. Hovnanian Debt Securities of any series, provided that:

•

Hovnanian or any successor to Hovnanian has assumed the obligations of K. Hovnanian under the K. Hovnanian Indenture and the K. Hovnanian Debt Securities by supplemental indenture satisfactory in form to the applicable trustee executed and delivered to that trustee;

•

Hovnanian delivers to the trustee an opinion of counsel to the effect that the holders of K. Hovnanian Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the release of K. Hovnanian from its obligations under the K. Hovnanian Indenture and the K. Hovnanian Debt Securities and that such release will not otherwise alter the United States federal income tax treatment of the holders of the K. Hovnanian Debt Securities; and

•

K. Hovnanian shall (w) become a guarantor subject to the provisions related to guarantees under the applicable K. Hovnanian Indenture, (y) execute a guarantee notation, (y) execute a supplemental indenture evidencing its guarantee and (z) deliver an opinion of counsel to the trustee to the effect that the supplemental indenture has been duly authorized, executed and delivered by K. Hovnanian and constitutes a valid and legally binding obligation of K. Hovnanian, enforceable against K. Hovnanian in accordance with its terms (subject to customary exceptions).

Provisions Applicable Solely to Senior Subordinated Debt Securities and Subordinated Debt Securities

Subordination. The Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent described in the Subordinated Debt Indentures, to all Senior Indebtedness of the obligors. The Senior Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent described in the Senior Subordinated Debt Indentures, to all Senior Indebtedness of the obligors. The Senior Subordinated Debt Securities will rank senior to all existing and future Indebtedness of the obligors that is neither Senior Indebtedness of the obligors nor Senior Subordinated Indebtedness and only Indebtedness of the obligors that is Senior Indebtedness of the obligors will rank senior to the Senior Subordinated Debt Securities in accordance with the subordination provisions of the Senior Subordinated Debt Indentures.

Except as otherwise provided in the applicable prospectus supplement:

“Senior Indebtedness” of the obligors is defined in the Subordinated Debt Indentures and the Senior Subordinated Debt Indentures as Indebtedness of the obligors outstanding at any time, other than the Indebtedness evidenced by such debt securities, except:

•

any Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the Indebtedness is not senior or prior in right of payment to such debt securities or is pari passu or subordinate by its terms in right of payment to such debt securities;

•	renewals, extensions and modifications of any such Indebtedness;

•	any Indebtedness of the obligors to a wholly-owned Subsidiary of the obligors;

•	any liability for federal, state or local taxes;

•

interest accruing after the filing of a petition initiating certain events of bankruptcy or insolvency unless that interest is an allowed claim enforceable against the obligor in a proceeding under federal or state bankruptcy laws; and

•	trade payables.

“Senior Subordinated Indebtedness” of Hovnanian or K. Hovnanian, as applicable, is defined in the Senior Subordinated Debt Indentures as the applicable Senior Subordinated Debt Securities and any other Indebtedness of Hovnanian or K. Hovnanian, as applicable, that ranks pari passu with such Senior Subordinated Debt Securities. Any Indebtedness of Hovnanian or K. Hovnanian, as applicable, that is subordinate or junior by its terms in right of payment to any other Indebtedness of Hovnanian or K. Hovnanian, as applicable, will be subordinate to Senior Subordinated Indebtedness of Hovnanian or K. Hovnanian, as applicable, unless the instrument creating or evidencing the same or pursuant to which the same is outstanding specifically provides that this Indebtedness is to rank pari passu with other Senior Subordinated Indebtedness of Hovnanian or K. Hovnanian, as applicable, and is not subordinated by its terms to any Indebtedness of Hovnanian that is not Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable.

Senior Subordinated Indebtedness of Hovnanian as a guarantor of K. Hovnanian Senior Subordinated Debt Securities or of a subsidiary guarantor will have a similar meaning.

Except as otherwise provided in the applicable prospectus supplement, the following subordination provisions will apply to the Senior Subordinated Debt Securities and the Subordinated Debt Securities:

If:

•

Hovnanian or K. Hovnanian, as applicable, should default in the payment of any principal of, premium, if any, or interest, if any, on any Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, or

•

any other default with respect to Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, occurs and the maturity of the Senior Indebtedness has been accelerated in accordance with its terms, then, upon written notice of the default to Hovnanian or K. Hovnanian, as applicable, by the holders of the Senior Indebtedness or any trustee therefor, unless and until the default is cured or waived or has ceased to exist or the acceleration has been rescinded, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, will be made or agreed to be made for principal of, premium, if any, or interest, if any, on any of the Senior Subordinated Debt Securities or the Subordinated Debt Securities, or in respect of any redemption, retirement, purchase or other acquisition of the Senior Subordinated Debt Securities or the Subordinated Debt Securities other than those made in capital stock of Hovnanian, or cash in lieu of fractional shares thereof.

If any default, other than a default described in the bullet points directly above, occurs under the Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, pursuant to which the maturity thereof may be accelerated immediately or the expiration of any applicable grace periods occurs, a “Senior Nonmonetary Default”, then, upon the receipt by Hovnanian or K. Hovnanian, as applicable, and the trustee of written notice thereof, a “payment notice”, from or on behalf of holders of 25% or more of the aggregate principal amount of Senior Indebtedness specifying an election to prohibit the payment and other action by Hovnanian or K. Hovnanian, as applicable, in accordance with the following provisions of this paragraph Hovnanian or K. Hovnanian, as applicable, may not make any payment or take any other action that would be prohibited by the bullet points directly above during the period, the “payment blockage period” commencing on the date of receipt of the payment notice and ending on the earlier of:

•

the date, if any, on which the holders of such Senior Indebtedness or their representative notify the trustee that the Senior Nonmonetary Default is cured, waived or ceases to exist or the Senior Indebtedness to which the Senior Nonmonetary Default relates is discharged, or

•	the 120th day after the date of receipt of the payment notice.

Notwithstanding the provisions described in the immediately preceding bullet points, Hovnanian or K. Hovnanian, as applicable, may resume payments on the Senior Subordinated Debt Securities and the Subordinated Debt Securities after the payment blockage period. After the expiration of the initial payment blockage period, no subsequent payment blockage period may be commenced on the basis of a Senior Nonmonetary Default which existed or was continuing on the date of the commencement of the initial payment blockage period until at least 270 consecutive days have elapsed from the last day of the initial payment blockage period.

If:

•

without the consent of Hovnanian or K. Hovnanian, as applicable, a receiver, conservator, liquidator or trustee of Hovnanian or K. Hovnanian, as applicable, or of any of its property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction, and the decree or order remains in effect for more than 60 days, Hovnanian or K. Hovnanian, as applicable, is adjudicated bankrupt or insolvent, any of its property is sequestered by court order and that order remains in effect for more than 60 days, or a petition is filed against Hovnanian or K. Hovnanian, as applicable, under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction whether now or hereafter in effect, and is not dismissed within 60 days after such filing;

•	Hovnanian or K. Hovnanian, as applicable:

•

commences a voluntary case or other proceeding seeking liquidation, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other relief with respect to itself or its debt or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property;

•	consents to any such relief or to the appointment of or taking possession by any of the above officials in an involuntary case or other proceeding commenced against it;

•	fails generally to, or cannot, pay its debts generally as they become due;

•	takes any corporate action to authorize or effect any of the foregoing; or

•	any Subsidiary of the obligor takes, suffers or permits to exist any of the events or conditions referred to in any of the above bullet points,

then all Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, including any interest thereon accruing after the commencement of any proceedings, will first be paid in full before any payment or distribution, whether in cash, securities or other property, is made by the obligor to any holder of Senior Subordinated Debt Securities or Subordinated Debt Securities on account of the principal of, premium, if any, or interest, if any, on the Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be.

Any payment or distribution, whether in cash, securities or other property, other than securities of Hovnanian or K. Hovnanian, as applicable, or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the indebtedness evidenced by the Senior Subordinated Debt Securities or the Subordinated Debt Securities, to the payment of all Senior Indebtedness of the obligor then outstanding and to any securities issued in respect thereof under a plan of reorganization or readjustment, that would otherwise, but for the subordination provisions, be payable or deliverable in respect of the Senior Subordinated Debt Securities or the Subordinated Debt Securities of any series will be paid or delivered directly to the holders of Senior Indebtedness of the obligor in accordance with the priorities then existing among such holders until all Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, including any interest thereon accruing after the commencement of proceedings, has been paid in full. In the event of any proceeding, after payment in full of all sums owing with respect to Senior Indebtedness of the obligor, the holders of Senior Subordinated Debt Securities, together with the holders of any obligations of the obligor ranking on a parity with the Senior Subordinated Debt Securities, will be entitled to be repaid from the remaining assets of Hovnanian or K. Hovnanian, as applicable, the amounts at that time due and owing on account of unpaid principal of, premium, if any, or interest, if any, on the Senior Subordinated Debt Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the obligor ranking junior to the Senior Subordinated Debt Securities, including the Subordinated Debt Securities, and such other obligations.

If any payment or distribution of any character, whether in cash, securities or other property, other than securities of Hovnanian or K. Hovnanian, as applicable, or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Senior Subordinated Debt Securities or the Subordinated Debt Securities, to the payment of all Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, then outstanding and to any securities issued in respect thereof under the plan of reorganization or readjustment, will be received by the trustee, or any holder of any Senior Subordinated Debt Securities or Subordinated Debt Securities in contravention of any of the terms of the Senior Subordinated Debt Indenture or the Subordinated Debt Indenture, as

the case may be, such payment or distribution of securities will be received in trust for the benefit of, and will be paid over or delivered and transferred to, the holders of the Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, then outstanding in accordance with the priorities then existing among the holders for application to the payment of all Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, remaining unpaid to the extent necessary to pay all the Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, in full.

By reason of the subordination, in the event of the insolvency of Hovnanian or K. Hovnanian, as applicable, holders of Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, may receive more, ratably, than holders of the Senior Subordinated Debt Securities or Subordinated Debt Securities of Hovnanian or K. Hovnanian, as applicable. Subordination will not prevent the occurrence of any Event of Default, as defined in the Indentures, or limit the right of acceleration in respect of the Senior Subordinated Debt Securities or Subordinated Debt Securities.

Concerning the Trustee

Information concerning the trustee for the Offered Debt Securities will be set forth in the prospectus supplement relating to that series of debt securities. Hovnanian, K. Hovnanian and certain of Hovnanian’s other subsidiaries may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the trustee under an Indenture and its affiliates in the ordinary course of business. The trustee under an Indenture or its affiliates may participate as underwriters, agents or dealers in any offering of K. Hovnanian debt securities and/or Hovnanian debt securities.

DESCRIPTION OF 6.25% SENIOR NOTES

In this section, references to the “Company” mean Hovnanian Enterprises, Inc. and do not include K. Hovnanian Enterprises, Inc. or any of its subsidiaries and references to the “Issuer” mean K. Hovnanian Enterprises, Inc. and do not include any of its subsidiaries.

The debt securities offered from time to time pursuant to this prospectus may be issued as additional notes (the “6.25% Senior Notes”) under the Indenture dated as of August 8, 2005, among the Issuer, the Company, the other guarantors party thereto and Deutsche Bank National Trust Company, as successor trustee (the “6.25% Senior Notes Trustee), relating to the Issuer’s 6.25% Senior Notes due 2016 (as amended or supplemented as of the date hereof, the “6.25% Senior Notes Indenture”).

All such additional 6.25% Senior Notes will vote together, including, without limitation, with respect to waivers, amendments, redemption and offers to purchase and will be treated as a single class for all purposes of the 6.25% Senior Notes Indenture. Any offering of additional notes under the 6.25% Senior Notes Indenture is subject to the covenant described below under the caption “Certain covenants—Limitations on indebtedness”. The following is a summary of the material terms and provisions of the 6.25% Senior Notes. The terms of the 6.25% Senior Notes include those stated in the 6.25% Senior Notes Indenture and those made part of the 6.25% Senior Notes Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as in effect on the date of the 6.25% Senior Notes Indenture. The 6.25% Senior Notes are subject to all such terms, and prospective purchasers of the 6.25% Senior Notes are referred to the 6.25% Senior Notes Indenture and the Trust Indenture Act for a statement of such terms.

This description of the 6.25% Senior Notes contains definitions of terms, including those defined under the caption “—Definitions of certain terms used in the 6.25% Senior Notes Indenture.” Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the 6.25% Senior Notes Indenture.

General. Interest will be payable semi-annually on January 15 and July 15 of each year to Holders of record at the close of business on January 1 or July 1, as the case may be, immediately preceding each such interest payment date. The 6.25% Senior Notes will mature on January 15, 2016, and will be issued in denominations of $1,000 and integral multiples thereof. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The 6.25% Senior Notes will be guaranteed by the Company and each of the 6.25% Senior Notes Guarantors (together, the “6.25% Senior Notes Guarantors”) pursuant to the 6.25% Senior Notes Guarantees (the “6.25% Senior Notes Guarantees”) described below.

Ranking. The 6.25% Senior Notes will be general unsecured obligations of the Issuer and rank senior in right of payment to all future Indebtedness of the Issuer that is, by its terms, expressly subordinated in right of payment to the 6.25% Senior Notes and pari passu in right of payment with all existing and future unsecured Indebtedness of the Issuer that is not so subordinated. Under specified circumstances, the Issuer may be released from its obligations under the 6.25% Senior Notes and the 6.25% Senior Notes Indenture. See “—Condition for release of K. Hovnanian.” The 6.25% Senior Notes Guarantees of the 6.25% Senior Notes will be general unsecured obligations of the 6.25% Senior Notes Guarantors and will rank senior in right of payment to all existing and future Indebtedness of the 6.25% Senior Notes Guarantors that is, by its terms, expressly subordinated in right of payment to the 6.25% Senior Notes Guarantees and will rank pari passu in right of payment with all existing and future unsecured Indebtedness of the Company and the 6.25% Senior Notes Guarantors that is not so subordinated.

Secured creditors of the Company, the Issuer and the other 6.25% Senior Notes Guarantors have a claim on the assets which secure the obligations of the Company and the 6.25% Senior Notes Guarantors to such creditors prior to claims of Holders of the 6.25% Senior Notes against those assets.

The 6.25% Senior Notes Guarantees. The Company and each of the 6.25% Senior Notes Guarantors will (so long, in the case of a Restricted Subsidiary, as it remains a Restricted Subsidiary) fully and unconditionally guarantee on a joint and several basis all of the obligations of the Issuer under the 6.25% Senior Notes, including the Issuer’s obligations to pay principal, premium, if any, and interest with respect to the 6.25% Senior Notes. The Issuer and each of the 6.25% Senior Notes Guarantors is 100% owned by the Company. The 6.25% Senior Notes Guarantees will be general unsecured obligations of the Company and the 6.25% Senior Notes Guarantors and will rank pari passu with all existing and future unsecured Indebtedness of the 6.25% Senior Notes Guarantors that is not, by its terms, expressly subordinated in right of payment to the 6.25% Senior Notes Guarantees. The obligations of each 6.25% Senior Notes Guarantor other than the Company are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such 6.25% Senior Notes Guarantor and after giving effect to any collections from or payments made by or on behalf of any other 6.25% Senior Notes Guarantor in respect of the obligations of such other 6.25% Senior Notes Guarantor under its 6.25% Senior Notes Guarantee or pursuant to its contribution obligations under the 6.25% Senior Notes Indenture, will result in the obligations of such 6.25% Senior Notes Guarantor under its 6.25% Senior Notes Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each 6.25% Senior Notes Guarantor other than the Company that makes a payment or distribution under a 6.25% Senior Notes Guarantee shall be entitled to a contribution from each other 6.25% Senior Notes Guarantor in an amount pro rata, based on the net assets of each 6.25% Senior Notes Guarantor, determined in accordance with GAAP. Except as provided in “—Certain covenants” below, the Company is not restricted from selling or otherwise disposing of any of the 6.25% Senior Notes Guarantors.

The 6.25% Senior Notes Indenture requires that each existing and future Restricted Subsidiary of the Company other than the Issuer (for so long as it remains the Issuer) be a 6.25% Senior Notes Guarantor. The Company is permitted to cause any Unrestricted Subsidiary to be a 6.25% Senior Notes Guarantor.

The 6.25% Senior Notes Indenture provides that if all or substantially all of the assets of any 6.25% Senior Notes Guarantor other than the Company or all of the Capital Stock of any 6.25% Senior Notes Guarantor other than the Company is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by the Company or any of its Subsidiaries, or, unless the Company elects otherwise, if any 6.25% Senior Notes Guarantor other than the Company is designated an Unrestricted Subsidiary in accordance with the terms of the 6.25% Senior Notes Indenture, then such 6.25% Senior Notes Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such 6.25% Senior Notes Guarantor or a designation as an Unrestricted Subsidiary) or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such 6.25% Senior Notes Guarantor) shall be deemed automatically and unconditionally released and discharged from any of its obligations under the 6.25% Senior Notes Indenture without any further action on the part of the 6.25% Senior Notes Trustee or any Holder of the 6.25% Senior Notes.

Upon the release of a guarantee by a 6.25% Senior Notes Guarantor other than the Company under all then outstanding Applicable Debt, at any time after the suspension of certain covenants as provided below under the caption “—Limitation of applicability of certain covenants if 6.25% Senior Notes rated Investment Grade,” the 6.25% Senior Notes Guarantee of such 6.25% Senior Notes Guarantor under the 6.25% Senior Notes Indenture will be released and discharged at such time and no Restricted Subsidiary thereafter acquired or created will be required to be a 6.25% Senior Notes Guarantor; provided that the foregoing shall not apply to any release of any 6.25% Senior Notes Guarantor done in contemplation of, or in connection with, any cessation of the 6.25% Senior Notes being rated Investment Grade. In the event that (1) any such released 6.25% Senior Notes Guarantor thereafter guarantees any Applicable Debt (or if any released guarantee under any Applicable Debt is reinstated or renewed) or (2) the Extinguished Covenants cease to be suspended as described under “—Limitation of applicability of certain covenants if 6.25% Senior Notes rated Investment Grade” then any such released 6.25% Senior Notes Guarantor and any other Restricted Subsidiary of the Company then existing (other than the Restricted Subsidiaries named in the second preceding paragraph) will guarantee the 6.25% Senior Notes on the terms and conditions set forth in the 6.25% Senior Notes Indenture.

“Applicable Debt” means all Indebtedness of the Company or any of its Restricted Subsidiaries (i) under Credit Facilities or (ii) that is publicly traded (including in the Rule 144A market). For purposes of the above provision, Applicable Debt secured by a Lien on such Restricted Subsidiary’s Property or issued by such Restricted Subsidiary shall be deemed guaranteed by such Restricted Subsidiary.

An Unrestricted Subsidiary that is a 6.25% Senior Notes Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under its 6.25% Senior Notes Guarantee upon notice from the Company to the 6.25% Senior Notes Trustee to such effect, without any further action required on the part of the 6.25% Senior Notes Trustee or any Holder.

A sale of assets or Capital Stock of a 6.25% Senior Notes Guarantor may constitute an Asset Disposition subject to the “Limitations on dispositions of assets” covenant.

Redemption. The 6.25% Senior Notes will be redeemable, in whole, at any time, or in part, from time to time, at the option of the Issuer upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the sum of:

(1) 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, if any; plus

(2) the Make-Whole Amount.

The term “Make-Whole Amount” shall mean, in connection with any optional redemption of any 6.25% Senior Note, the excess, if any, of:

(1) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the redemption date) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Treasury Rate (determined on the business day preceding the date of such redemption) plus 0.50%, from the respective dates on which such principal and interest would have been payable if such payment had not been made; over (2) the principal amount of the 6.25% Senior Note being redeemed.

“Treasury Rate” means, in connection with the calculation of any Make-Whole Amount with respect to any 6.25% Senior Note, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity, as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data), equal to the then remaining maturity of the 6.25% Senior Note being prepaid. If no maturity exactly corresponds to such maturity, yields for the published maturities occurring prior to and after such maturity most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.

There is no sinking fund for, or mandatory redemption of, the 6.25% Senior Notes.

Selection and Notice. If less than all of the 6.25% Senior Notes are to be redeemed at any time, the 6.25% Senior Notes Trustee will select 6.25% Senior Notes for redemption on a pro rata basis, by lot or by such other method as the 6.25% Senior Notes Trustee in its sole discretion shall deem appropriate and fair.

No 6.25% Senior Notes of $1,000 in original principal amount or less shall be redeemed in part. Notices of redemption may not be conditional.

If any 6.25% Senior Note is to be redeemed in part only, the notice of redemption that relates to that 6.25% Senior Note shall state the portion of the principal amount thereof to be redeemed. A new 6.25% Senior Note in principal amount equal to the unredeemed portion of the original 6.25% Senior Note will be issued in the name of the Holder thereof upon cancellation of the original 6.25% Senior Note. 6.25% Senior Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on 6.25% Senior Notes or portions of them called for redemption.

Certain covenants. The following is a summary of certain covenants that are contained in the 6.25% Senior Notes Indenture. Such covenants are applicable (unless waived or amended as permitted by the 6.25% Senior Notes Indenture or their application is suspended as set forth under the caption “—Limitation of applicability of certain covenants if 6.25% Senior Notes rated Investment Grade”) so long as any of the 6.25% Senior Notes are outstanding or until the 6.25% Senior Notes are defeased pursuant to provisions described under “Discharge and defeasance of 6.25% Senior Notes Indenture.”

Repurchase of 6.25% Senior Notes upon Change of Control.

In the event that there shall occur a Change of Control, each Holder of 6.25% Senior Notes shall have the right, at such Holder’s option, to require the Issuer to purchase all or any part of such Holder’s 6.25% Senior Notes on a date (the “Repurchase Date”) that is no later than 90 days after notice of the Change of Control, at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Repurchase Date.

On or before the thirtieth day after any Change of Control, the Issuer is obligated to mail or cause to be mailed, to all Holders of record of 6.25% Senior Notes, a notice regarding the Change of Control and the repurchase right. The notice shall state the Repurchase Date, the date by which the repurchase right must be exercised, the price for the 6.25% Senior Notes and the procedure which the Holder must follow to exercise such right. Substantially simultaneously with mailing of the notice, the Issuer shall cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise such right, the Holder of such 6.25% Senior Note must deliver, at least ten days prior to the Repurchase Date, written notice to the Issuer (or an agent designated by the Issuer for such purpose) of the Holder’s exercise of such right, together with the 6.25% Senior Note with respect to which the right is being exercised, duly endorsed for transfer; provided, however, that if mandated by applicable law, a Holder may be permitted to deliver such written notice nearer to the Repurchase Date than may be specified by the Issuer.

The Issuer will comply with applicable law, including Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, if applicable, if the Issuer is required to give a notice of a right of repurchase as a result of a Change of Control.

With respect to any disposition of assets, the phrase “all or substantially all” as used in the 6.25% Senior Notes Indenture (including as set forth under “—Certain covenants—Limitations on mergers, consolidations and sales of assets” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the 6.25% Senior Notes Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to repurchase 6.25% Senior Notes.

None of the provisions relating to a repurchase upon a Change of Control is waivable by the Board of Directors of the Issuer or the Company. The Company could, in the future, enter into certain transactions, including certain recapitalizations of the Company, that would not result in a Change of Control, but would increase the amount of Indebtedness outstanding at such time.

The 6.25% Senior Notes Indenture requires the payment of money for 6.25% Senior Notes or portions thereof validly tendered to, and accepted for payment by, the Issuer pursuant to a Change of Control offer. In the event that a Change of Control has occurred under the 6.25% Senior Notes Indenture, a change of control will also have occurred under the indentures governing the Issuer’s other outstanding notes. If a Change of Control were to occur, there can be no assurance that the Issuer would have sufficient funds to pay the purchase price for all the 6.25% Senior Notes and amounts due under other Indebtedness that the Company may be required to repurchase or repay or that the Company or the other 6.25% Senior Notes Guarantors would be able to make such payments. In the event that the Issuer were required to purchase outstanding 6.25% Senior Notes pursuant to a Change of Control offer, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to enable the Issuer to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

Failure by the Issuer to purchase the 6.25% Senior Notes when required upon a Change of Control will result in an Event of Default with respect to the 6.25% Senior Notes.

These provisions could have the effect of deterring hostile or friendly acquisitions of the Company where the Person attempting the acquisition views itself as unable to finance the purchase of the principal amount of 6.25% Senior Notes which may be tendered to the Issuer upon the occurrence of a Change of Control.

Limitations on indebtedness.

The 6.25% Senior Notes Indenture provides that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary, directly or indirectly, to create, incur, assume, become liable for or guarantee the payment of (collectively, an “incurrence”) any Indebtedness (including Acquired Indebtedness) unless, after giving effect thereto and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0.

Notwithstanding the foregoing, the provisions of the 6.25% Senior Notes Indenture will not prevent the incurrence of:

(1) Permitted Indebtedness,

(2) Refinancing Indebtedness,

(3) Non-Recourse Indebtedness,

(4) any 6.25% Senior Notes Guarantee of Indebtedness represented by the 6.25% Senior Notes, and

(5) any guarantee of Indebtedness incurred under Credit Facilities in compliance with the 6.25% Senior Notes Indenture.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness may be incurred through the first paragraph of this covenant or by meeting the criteria of one or more of the types of Indebtedness described in the second paragraph of this covenant (or the definitions of the terms used therein), the Company, in its sole discretion,

(1) may classify such item of Indebtedness under and comply with either of such paragraphs (or any of such definitions), as applicable,

(2) may classify and divide such item of Indebtedness into more than one of such paragraphs (or definitions), as applicable, and

(3) may elect to comply with such paragraphs (or definitions), as applicable, in any order.

The Company and the Issuer will not, and will not cause or permit any 6.25% Senior Notes Guarantor to, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such 6.25% Senior Notes Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the 6.25% Senior Notes or the 6.25% Senior Notes Guarantee of such 6.25% Senior Notes Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such 6.25% Senior Notes Guarantor, as the case may be.

Limitations on restricted payments.

The 6.25% Senior Notes Indenture provides that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless:

(1) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

(2) immediately after giving effect to such Restricted Payment, the Company could incur at least $1.00 of Indebtedness pursuant to the first paragraph of the “Limitations on indebtedness” covenant; and

(3) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (including the Fair Market Value of any non-cash Restricted Payment) declared or made after May 4, 1999 does not exceed the sum of:

(a) 50% of the Consolidated Net Income of the Company on a cumulative basis during the period (taken as one accounting period) from and including February 1, 1999 and ending on the last day of the Company’s fiscal quarter immediately preceding the date of such Restricted Payment (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

(b) 100% of the aggregate net cash proceeds of and the Fair Market Value of Property received by the Company from (1) any capital contribution to the Company after February 1, 1999 or any issue or sale after February 1, 1999 of Qualified Stock (other than to any Subsidiary of the Company) and (2) the issue or sale after February 1, 1999 of any Indebtedness or other securities of the Company convertible into or exercisable for Qualified Stock of the Company that have been so converted or exercised, as the case may be, plus

(c) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after May 4, 1999, an amount (to the extent not included in the calculation of Consolidated Net Income referred to in (a)) equal to the lesser of (x) the return of capital with respect to such Investment (including by dividend, distribution or sale of Capital Stock) and (y) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition or repayment of such Investment (to the extent not included in the calculation of Consolidated Net Income referred to in (a)), plus

(d) with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary after May 4, 1999, in accordance with the definition of Unrestricted Subsidiary (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date, and only to the extent not included in the calculation of Consolidated Net Income referred to in (a)), an amount equal to the lesser of (x) the proportionate interest of the Company or a Restricted Subsidiary in an amount equal to the excess of (I) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value thereof, over (II) the total liabilities of such Subsidiary, determined in accordance with GAAP, and (y) the Designation Amount at the time of such Subsidiary’s designation as an Unrestricted Subsidiary, plus

(e) $17 million, minus

(f) the aggregate amount of all Restricted Payments (other than Restricted Payments referred to in clause (C) of the immediately succeeding paragraph) made after February 1, 1999 through May 4, 1999.

The foregoing clauses (2) and (3) will not prohibit:

(A) the payment of any dividend within 60 days of its declaration if such dividend could have been made on the date of its declaration without violation of the provisions of the 6.25% Senior Notes Indenture;

(B) the repurchase, redemption or retirement of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of Qualified Stock; and

(C) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, of the Company or any Subsidiary held by officers or employees or former officers or employees of the Company or any Subsidiary (or their estates or beneficiaries under their estates) not to exceed $10 million in the aggregate since May 4, 1999;

provided, however, that each Restricted Payment described in clauses (A) and (B) of this sentence shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (3) of the immediately preceding paragraph.

For purposes of determining the aggregate and permitted amounts of Restricted Payments made, the amount of any guarantee of any Investment in any Person that was initially treated as a Restricted Payment and which was subsequently terminated or expired, net of any amounts paid by the Company or any Restricted Subsidiary in respect of such guarantee, shall be deducted.

In determining the “Fair Market Value of Property” for purposes of clause (3) of the first paragraph of this covenant, Property other than cash, Cash Equivalents and Marketable Securities shall be deemed to be equal in value to the “equity value” of the Capital Stock or other securities issued in exchange therefor. The equity value of such Capital Stock or other securities shall be equal to (i) the number of shares of Common Equity issued in the transaction (or issuable upon conversion or exercise of the Capital Stock or other securities issued in the transaction) multiplied by the closing sale price of the Common Equity on its principal market on the date of the transaction (less, in the case of Capital Stock or other securities which require the payment of consideration at the time of conversion or exercise, the aggregate consideration payable thereupon) or (ii) if the Common Equity is not then traded on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market, or if the Capital Stock or other securities issued in the transaction do not consist of Common Equity (or Capital Stock or other securities convertible into or exercisable for Common Equity), the value (if more than $10 million) of such Capital Stock or other securities as determined by a nationally recognized investment banking firm retained by the Board of Directors of the Company.

Limitations on transactions with affiliates.

The 6.25% Senior Notes Indenture provides that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any property or assets to or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any Affiliate of any of the Company’s Subsidiaries or any holder of 10% or more of the Common Equity of the Company (including any Affiliates of such holders), in a single transaction or series of related transactions (each, an “Affiliate Transaction”), except for any Affiliate Transaction the terms of which are at least as favorable as the terms which could be obtained by the Company, the Issuer or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm’s length basis with Persons who are not such a holder, an Affiliate of such a holder or an Affiliate of the Company or any of the Company’s Subsidiaries.

In addition, the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, enter into an Affiliate Transaction unless:

(1) with respect to any such Affiliate Transaction involving or having a value of more than $1 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) either obtained the approval of a majority of the Company’s disinterested directors or obtained an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company, the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view, and

(2) with respect to any such Affiliate Transaction involving or having a value of more than $10 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) delivered to the 6.25% Senior Notes Trustee an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company, the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view.

The 6.25% Senior Notes Indenture also provides that notwithstanding the foregoing, an Affiliate Transaction will not include:

(1) any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees of the Company or its Subsidiaries generally (in their capacities as such) that has been approved by the Board of Directors of the Company,

(2) Capital Stock issuances to directors, officers and employees of the Company or its Subsidiaries pursuant to plans approved by the stockholders of the Company,

(3) any Restricted Payment otherwise permitted under the “Limitations on restricted payments” covenant,

(4) any transaction between or among the Company and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries (provided, however, no such transaction shall involve any other Affiliate of the Company (other than an Unrestricted Subsidiary to the extent the applicable amount constitutes a Restricted Payment permitted by the 6.25% Senior Notes Indenture)),

(5) any transaction between one or more Restricted Subsidiaries and one or more Unrestricted Subsidiaries where all of the payments to, or other benefits conferred upon, such Unrestricted Subsidiaries are substantially contemporaneously dividended, or otherwise distributed or transferred without charge, to the Company or a Restricted Subsidiary,

(6) issuances, sales or other transfers or dispositions of mortgages and collateralized mortgage obligations in the ordinary course of business between Restricted Subsidiaries and Unrestricted Subsidiaries of the Company, and

(7) the payment of reasonable and customary fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company, the Issuer or any Restricted Subsidiary.

Limitations on dispositions of assets.

The 6.25% Senior Notes Indenture provides that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, make any Asset Disposition unless:

(a) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value thereof, and

(b) not less than 70% of the consideration received by the Company (or such Restricted Subsidiary, as the case may be) is in the form of cash, Cash Equivalents and Marketable Securities.

The amount of (i) any Indebtedness (other than any Indebtedness subordinated to the 6.25% Senior Notes) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Disposition and (ii) the fair market value (as determined in good faith by the Board of Directors of the Company) of any property or assets received that are used or useful in a Real Estate Business, shall be deemed to be consideration required by clause (b) above for purposes of determining the percentage of such consideration received by the Company or the Restricted Subsidiaries.

The Net Cash Proceeds of an Asset Disposition shall, within one year, at the Company’s election, (a) be used by the Company or a Restricted Subsidiary in the business of the construction and sale of homes conducted by the Company and the Restricted Subsidiaries or any other business of the Company or a Restricted Subsidiary existing at the time of such Asset Disposition or (b) to the extent not so used, be applied to make an Offer to Purchase 6.25% Senior Notes and, if the Company or a Restricted Subsidiary elects or is required to do so repay, purchase or redeem any other unsubordinated Indebtedness (on a pro rata basis if the amount available for such repayment, purchase or redemption is less than the aggregate amount of (i) the principal amount of the 6.25% Senior Notes tendered in such Offer to Purchase and (ii) the lesser of the principal amount, or accreted value, of such other unsubordinated Indebtedness, plus, in each case accrued interest to the date of repayment, purchase or redemption) at 100% of the principal amount or accreted value thereof, as the case may be, plus accrued and unpaid interest, if any, to the date of repurchase or repayment.

Notwithstanding the foregoing, (A) the Company will not be required to apply such Net Cash Proceeds to the repurchase of 6.25% Senior Notes in accordance with clause (b) of the preceding sentence except to the extent that such Net Cash Proceeds, together with the aggregate Net Cash Proceeds of prior Asset Dispositions (other than those so used) which have not been applied in accordance with this provision and as to which no prior Offer to Purchase shall have been made, exceed 5% of Consolidated Tangible Assets and (B) in connection with an Asset Disposition, the Company and the Restricted Subsidiaries will not be required to comply with the requirements of clause (b) of the first sentence of the first paragraph of this covenant to the extent that the non-cash consideration received in connection with such Asset Disposition, together with the sum of all non-cash consideration received in connection with all prior Asset Dispositions that has not yet been converted into cash, does not exceed 5% of Consolidated Tangible Assets; provided, however, that when any non-cash consideration is converted into cash, such cash shall constitute Net Cash Proceeds and be subject to the preceding sentence.

Limitations on liens.

The 6.25% Senior Notes Indenture provides that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, on any of its Property, or on any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, unless contemporaneously therewith or prior thereto all payments due under the 6.25% Senior Notes Indenture and the 6.25% Senior Notes are secured on an equal and ratable basis with the obligation or liability so secured until such time as such indebtedness is no longer secured by a Lien.

Limitations on restrictions affecting restricted subsidiaries.

The 6.25% Senior Notes Indenture provides that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions of agreements that restrict the assignability thereof) on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any other Restricted Subsidiary, or pay interest on or principal of any Indebtedness owed to the Company or any other Restricted Subsidiary,

(2) make loans or advances to the Company or any other Restricted Subsidiary, or

(3) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except for:

(a) encumbrances or restrictions existing under or by reason of applicable law,

(b) contractual encumbrances or restrictions in effect on the Issue Date and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such contractual encumbrances or restrictions, as in effect on the Issue Date,

(c) any restrictions or encumbrances arising under Acquired Indebtedness; provided, that such encumbrance or restriction applies only to either the assets that were subject to the restriction or encumbrance at the time of the acquisition or the obligor on such Indebtedness and its Subsidiaries prior to such acquisition,

(d) any restrictions or encumbrances arising in connection with Refinancing Indebtedness; provided, however, that any restrictions and encumbrances of the type described in this clause (d) that arise under such Refinancing Indebtedness shall not be materially more restrictive or apply to additional assets than those under the agreement creating or evidencing the Indebtedness being refunded, refinanced, replaced or extended,

(e) any Permitted Lien, or any other agreement restricting the sale or other disposition of property, securing Indebtedness permitted by the 6.25% Senior Notes Indenture if such Permitted Lien or agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make or repay loans or advances prior to default thereunder,

(f) reasonable and customary borrowing base covenants set forth in agreements evidencing Indebtedness otherwise permitted by the 6.25% Senior Notes Indenture,

(g) customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business,

(h) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition,

(i) encumbrances or restrictions existing under or by reason of the 6.25% Senior Notes Indenture, the 6.25% Senior Notes or the 6.25% Senior Notes Guarantees,

(j) purchase money obligations that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph,

(k) Liens permitted under the 6.25% Senior Notes Indenture securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien,

(l) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements,

(m) customary provisions of any franchise, distribution or similar agreements,

(n) restrictions on cash or other deposits or net worth imposed by contracts entered into in the ordinary course of business, and

(o) any encumbrance or restrictions of the type referred to in clauses (1), (2) or (3) the first paragraph of this section imposed by any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (n) of this covenant, provided, that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company’s Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing.

Limitations on mergers, consolidations and sales of assets.

The 6.25% Senior Notes Indenture provides that neither the Issuer nor any 6.25% Senior Notes Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the 6.25% Senior Notes, the 6.25% Senior Notes Guarantees or the 6.25% Senior Notes Indenture (as an entirety or substantially as an entirety in one transaction or in a series of related transactions), to any Person (in each case other than in a transaction in which the Company, the Issuer or a Restricted Subsidiary is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

(1) the Person formed by or surviving such consolidation or merger (if other than the Company, the Issuer or the 6.25% Senior Notes Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the “Successor”), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the 6.25% Senior Notes Trustee all of the obligations of the Company, the Issuer or the 6.25% Senior Notes Guarantor, as the case may be, under the 6.25% Senior Notes or a 6.25% Senior Notes Guarantee, as the case may be, and the 6.25% Senior Notes Indenture,

(2) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing, and

(3) immediately after giving effect to such transaction, the Company (or its Successor) could incur at least $1.00 of Indebtedness pursuant to the first paragraph of the “Limitations on indebtedness” covenant.

The foregoing provisions shall not apply to:

(a) a transaction involving the sale or disposition of Capital Stock of a 6.25% Senior Notes Guarantor, or the consolidation or merger of a 6.25% Senior Notes Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a 6.25% Senior Notes Guarantor, that in any such case results in such 6.25% Senior Notes Guarantor being released from its 6.25% Senior Notes Guarantee as provided under “The 6.25% Senior Notes Guarantees” above, or

(b) a transaction the purpose of which is to change the state of incorporation of the Company, the Issuer or any 6.25% Senior Notes Guarantor.

Reports to holders of 6.25% Senior Notes.

The Company shall file with the Commission the annual reports and the information, documents and other reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall file with the 6.25% Senior Notes Trustee and mail to each Holder of record of 6.25% Senior Notes such reports, information and documents within 15 days after it files them with the Commission. In the event that the Company is no longer subject to these periodic requirements of the Exchange Act, it will nonetheless continue to file reports with the Commission and the 6.25% Senior Notes Trustee and mail such reports to each Holder of 6.25% Senior Notes as if it were subject to such reporting requirements. Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company will cause its consolidated financial statements and a “Management’s Discussion and Analysis of Results of Operations and Financial Condition” written report, similar to those that would have been required to appear in annual or quarterly reports, to be delivered to Holders of 6.25% Senior Notes.

Limitation of applicability of certain covenants if 6.25% Senior Notes rated Investment Grade

Notwithstanding the foregoing, the Issuer’s, the Company’s and its Restricted Subsidiaries’ obligations to comply with the provisions of the 6.25% Senior Notes Indenture described above under the caption “Certain covenants” (except for the covenants described under “—Repurchase of 6.25% Senior Notes upon Change of Control,” “—Limitations on liens,” “—Limitations on mergers, consolidations and sales of assets” (other than clause (3) of the first paragraph thereof) and “Reports to holders of 6.25% Senior Notes”) will terminate (such terminated covenants, the “Extinguished Covenants”) and cease to have any further effect from and after the first date when the 6.25% Senior Notes issued under the 6.25% Senior Notes Indenture are rated Investment Grade; provided, that if the 6.25% Senior Notes subsequently cease to be rated Investment Grade, then, from and after the time the 6.25% Senior Notes cease to be rated Investment Grade, the Issuer’s, the Company’s and its Restricted Subsidiaries’ obligation to comply with the Extinguished Covenants shall be reinstated.

In addition, following the achievement of such Investment Grade ratings, (1) the 6.25% Senior Notes Guarantees of the 6.25% Senior Notes Guarantors will be released at the time of the release of the guarantees under all outstanding Applicable Debt subject to the reinstatement of 6.25% Senior Notes Guarantees if released 6.25% Senior Notes Guarantors thereafter guarantee any Applicable Debt or the 6.25% Senior Notes cease to be rated Investment Grade and (2) no Restricted Subsidiary thereafter acquired or created will be required to be a 6.25% Senior Notes Guarantor unless released 6.25% Senior Notes Guarantors thereafter guarantee any Applicable Debt or the 6.25% Senior Notes cease to be rated Investment Grade, in each case as more fully described under the caption “—The 6.25% Senior Notes Guarantees.”

Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by the Company or any of its Subsidiaries prior to such reinstatement shall give rise to a Default or Event of Default under the 6.25% Senior Notes Indenture upon reinstatement; provided that with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made after May 4, 1999 will be calculated as though the “Limitations on restricted payments” covenant had been in effect during the entire period after such date.

Condition for Release of K. Hovnanian. The 6.25% Senior Notes Indenture provides that the Issuer may be released from its obligations under the 6.25% Senior Notes Indenture and the 6.25% Senior Notes, without the consent of the holders of the 6.25% Senior Notes, if (1) the Company or any successor to the Company has assumed the obligations of the Issuer under the 6.25% Senior Notes Indenture and the 6.25% Senior Notes, (2) the Company delivers an opinion of counsel to the 6.25% Senior Notes Trustee to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the release and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise and (3) the Issuer becomes a 6.25% Senior Notes Guarantor of the 6.25% Senior Notes at such time, until such time, if any, as such 6.25% Senior Notes Guarantee may be released as described above under the captions “—Limitation of applicability of certain covenants if 6.25% Senior Notes rated Investment Grade” and “—The 6.25% Senior Notes Guarantees.”

Events of default. The following are Events of Default under the 6.25% Senior Notes Indenture:

(1) the failure by the Company, the Issuer and the 6.25% Senior Notes Guarantors to pay interest on any 6.25% Senior Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

(2) the failure by the Company, the Issuer and the 6.25% Senior Notes Guarantors to pay the principal or premium of any 6.25% Senior Note when the same becomes due and payable at maturity, upon acceleration or otherwise;

(3) the failure by the Company, the Issuer or any Restricted Subsidiary to comply with any of its agreements or covenants in, or provisions of, the 6.25% Senior Notes, the 6.25% Senior Notes Guarantees or the 6.25% Senior Notes Indenture and such failure continues for the period and after the notice specified below (except in the case of a default under covenants described under “Certain covenants—Repurchase of 6.25% Senior Notes upon Change of Control” and “Certain covenants—Limitations on mergers, consolidations and sales of assets,” which will constitute Events of Default with notice but without passage of time);

(4) the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company, the Issuer or any Restricted Subsidiary that has an outstanding principal amount of $10 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration;

(5) the failure by the Company, the Issuer or any Restricted Subsidiary to make any principal or interest payment in an amount of $10 million or more, individually or in the aggregate, in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

(6) a final judgment or judgments that exceed $10 million or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against the Company, the Issuer or any of its Restricted Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

(7) the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(d) makes a general assignment for the benefit of creditors;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,

(b) appoints a Custodian of the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary, or

(c) orders the liquidation of the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days; or

(9) any 6.25% Senior Notes Guarantee of a 6.25% Senior Notes Guarantor which is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such 6.25% Senior Notes Guarantee and the 6.25% Senior Notes Indenture) or is declared null and void and unenforceable or found to be invalid or any 6.25% Senior Notes Guarantor denies its liability under its 6.25% Senior Notes Guarantee (other than by reason of release of a 6.25% Senior Notes Guarantor from its Guarantee in accordance with the terms of the 6.25% Senior Notes Indenture and the 6.25% Senior Notes Guarantee).

A Default as described in subclause (3) above will not be deemed an Event of Default until the 6.25% Senior Notes Trustee notifies the Company, or the Holders of at least 25 percent in principal amount of the then outstanding 6.25% Senior Notes notify the Company and the 6.25% Senior Notes Trustee, of the Default and (except in the case of a default with respect to covenants described under “Certain covenants—Repurchase of 6.25% Senior Notes upon Change of Control” and “Certain covenants—Limitations on mergers, consolidations and sales of assets”) the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a Default is cured within such time period, it ceases.

If an Event of Default (other than an Event of Default with respect to the Company or the Issuer resulting from subclauses (7) or (8) above), shall have occurred and be continuing under the 6.25% Senior Notes Indenture, the 6.25% Senior Notes Trustee by notice to the Company, or the Holders of at least 25 percent in principal amount of the 6.25% Senior Notes then outstanding by notice to the Company and the 6.25% Senior Notes Trustee, may declare all 6.25% Senior Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the 6.25% Senior Notes will be due and payable immediately. If an Event of Default with respect to the Company or the Issuer specified in subclauses (7) or (8) above occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the 6.25% Senior Notes Trustee and the Company or any Holder.

The Holders of a majority in principal amount of the 6.25% Senior Notes then outstanding by written notice to the 6.25% Senior Notes Trustee and the Company may waive any Default or Event of Default (other than any Default or Event of Default in payment of principal or interest) on the 6.25% Senior Notes under the 6.25% Senior Notes Indenture. Holders of a majority in principal amount of the then outstanding 6.25% Senior Notes may rescind an acceleration and its consequence (except an acceleration due to nonpayment of principal or interest on the 6.25% Senior Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than the non-payment of accelerated principal) have been cured or waived.

The Holders may not enforce the provisions of the 6.25% Senior Notes Indenture, the 6.25% Senior Notes or the 6.25% Senior Notes Guarantees except as provided in the 6.25% Senior Notes Indenture. Subject to certain limitations, Holders of a majority in principal amount of the 6.25% Senior Notes then outstanding may direct the 6.25% Senior Notes Trustee in its exercise of any trust or power, provided, however, that such direction does not conflict with the terms of the 6.25% Senior Notes Indenture. The 6.25% Senior Notes Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal or interest on the 6.25% Senior Notes or that resulted from the failure to comply with the covenant entitled “Repurchase of 6.25% Senior Notes upon Change of Control”) if the 6.25% Senior Notes Trustee determines that withholding such notice is in the Holders’ interest.

The Company is required to deliver to the 6.25% Senior Notes Trustee an annual statement regarding compliance with the 6.25% Senior Notes Indenture and include in such statement if any officer of the Company is aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. In addition, the Company is required to deliver to the 6.25% Senior Notes Trustee prompt written notice of the occurrence of any Default or Event of Default.

Discharge and defeasance of 6.25% Senior Notes Indenture. The Company, the Issuer and the 6.25% Senior Notes Guarantors may discharge their obligations under the 6.25% Senior Notes, the 6.25% Senior Notes Guarantees and the 6.25% Senior Notes Indenture by irrevocably depositing in trust with the 6.25% Senior Notes Trustee money or U.S. Government Obligations sufficient to pay principal of, premium and interest, if any, on the 6.25% Senior Notes to maturity or redemption and the 6.25% Senior Notes mature or are to be called for redemption within one year, subject to meeting certain other conditions.

The 6.25% Senior Notes Indenture permits the Company, the Issuer and the 6.25% Senior Notes Guarantors to terminate all of their respective obligations under the 6.25% Senior Notes Indenture with respect to the 6.25% Senior Notes and the 6.25% Senior Notes Guarantees, other than the obligation to pay interest on and the principal of the 6.25% Senior Notes and certain other obligations (“legal defeasance”), at any time by:

(1) depositing in trust with the 6.25% Senior Notes Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and premium and interest, if any, on the 6.25% Senior Notes to their maturity or redemption, as the case may be, and

(2) complying with certain other conditions, including delivery to the 6.25% Senior Notes Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service, to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the date of the 6.25% Senior Notes Indenture.

In addition, the 6.25% Senior Notes Indenture permits the Company, the Issuer and the 6.25% Senior Notes Guarantors to terminate all of their obligations under the 6.25% Senior Notes Indenture with respect to certain covenants and Events of Default specified in the 6.25% Senior Notes Indenture, and the 6.25% Senior Notes Guarantors will be released (“covenant defeasance”), at any time by:

(1) depositing in trust with the 6.25% Senior Notes Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of, premium and interest, if any, on the 6.25% Senior Notes to their maturity or redemption, as the case may be, and

(2) complying with certain other conditions, including delivery to the 6.25% Senior Notes Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service, to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

Notwithstanding the foregoing, no discharge, legal defeasance or covenant defeasance described above will affect the following obligations to, or rights of, the Holders of the 6.25% Senior Notes:

•	rights of registration of transfer and exchange of 6.25% Senior Notes;

•	rights of substitution of mutilated, defaced, destroyed, lost or stolen 6.25% Senior Notes;

•	rights of Holders of the 6.25% Senior Notes to receive payments of principal thereof, premium, if any, and interest, if any, thereon, upon the original due dates therefor, but not upon acceleration;

•	rights, obligations, duties and immunities of the 6.25% Senior Notes Trustee;

•	rights of Holders of 6.25% Senior Notes beneficiaries with respect to property so deposited with the 6.25% Senior Notes Trustee payable to all or any of them; and

•	obligations of the Company, the Issuer or the 6.25% Senior Notes Guarantors to maintain an office or agency in respect of the 6.25% Senior Notes.

The Company, the Issuer or the 6.25% Senior Notes Guarantors may exercise the legal defeasance option with respect to the 6.25% Senior Notes notwithstanding the prior exercise of the covenant defeasance option with respect to the 6.25% Senior Notes. If the Company, the Issuer or the 6.25% Senior Notes Guarantors exercise the legal defeasance option with respect to the 6.25% Senior Notes, payment of the 6.25% Senior Notes may not be accelerated due to an Event of Default with respect to the 6.25% Senior Notes. If the Company, the Issuer or the 6.25% Senior Notes Guarantors exercise the covenant defeasance option with respect to the 6.25% Senior Notes, payment of the 6.25% Senior Notes may not be accelerated due to an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the cash and U.S. Government Obligations in the defeasance trust could be less than the principal of, premium, if any, and interest, if any, then due on the 6.25% Senior Notes, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Transfer and exchange. A Holder may transfer or exchange 6.25% Senior Notes only in accordance with the provisions of the 6.25% Senior Notes Indenture. The 6.25% Senior Notes Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the 6.25% Senior Notes Indenture.

Amendment, supplement and waiver. Subject to certain exceptions, the 6.25% Senior Notes Indenture or the 6.25% Senior Notes may be amended or supplemented with the consent (which may include written consents obtained in connection with a tender offer or exchange offer for 6.25% Senior Notes) of the Holders of at least a majority in principal amount of the 6.25% Senior Notes then outstanding, and future compliance with any provision of the 6.25% Senior Notes Indenture or the 6.25% Senior Notes may be waived (other than any continuing Default or Event of Default in the payment of interest on or the principal of the 6.25% Senior Notes) with the consent (which may include waivers obtained in connection with a tender offer or exchange offer for 6.25% Senior Notes) of the Holders of a majority in principal amount of the 6.25% Senior Notes then outstanding. Without the consent of any Holder, the Company, the Issuer, the 6.25% Senior Notes Guarantors and the 6.25% Senior Notes Trustee may amend or supplement the 6.25% Senior Notes Indenture or the 6.25% Senior Notes to cure any ambiguity, defect or inconsistency; to comply with the “Limitations on mergers, consolidations and sales of assets” covenant set forth in the 6.25% Senior Notes Indenture; to comply with any requirements of the Commission in connection with the qualification of the 6.25% Senior Notes Indenture under the Trust Indenture Act; to evidence and provide for the acceptance of appointment under the 6.25% Senior Notes Indenture by a successor 6.25% Senior Notes Trustee; to provide for uncertificated 6.25% Senior Notes in addition to or in place of certificated 6.25% Senior Notes; to provide for any 6.25% Senior Notes Guarantee of the 6.25% Senior Notes; to secure the 6.25% Senior Notes or to confirm and evidence the release, termination or discharge of any 6.25% Senior Notes Guarantee of or Lien securing the 6.25% Senior Notes when such release, termination or discharge is permitted by the 6.25% Senior Notes Indenture; to make any change that does not adversely affect the legal rights of any Holder; to evidence the assumption by the Company (or its successor entity) or a successor entity of the Issuer of the obligations of the Issuer under the 6.25% Senior Notes Indenture and the 6.25% Senior Notes; to add covenants or new events of default for the protection of the Holders of the 6.25% Senior Notes; or to designate a bank or trust company other than the 6.25% Senior Notes Trustee to act as trustee.

Without the consent of each Holder affected, the Company, the Issuer, the 6.25% Senior Notes Guarantors and the 6.25% Senior Notes Trustee may not:

(1) reduce the amount of 6.25% Senior Notes whose Holders must consent to an amendment, supplement or waiver,

(2) reduce the rate of or extend the time for payment of interest, including default interest, on any 6.25% Senior Note,

(3) reduce the principal of or change the fixed maturity of any 6.25% Senior Note or alter the provisions (including related definitions) with respect to redemptions described under “—Redemption” or with respect to mandatory offers to repurchase 6.25% Senior Notes described under “—Certain covenants—Limitations on dispositions of assets” or “—Certain covenants—Repurchase of 6.25% Senior Notes upon Change of Control,”

(4) make any 6.25% Senior Note payable in money other than that stated in the 6.25% Senior Note,

(5) make any change in the “Waivers of Defaults by Majority of Holders” or the “Proceedings by Holders” sections set forth in the 6.25% Senior Notes Indenture,

(6) modify the ranking or priority of the 6.25% Senior Notes or any 6.25% Senior Notes Guarantee,

(7) release any 6.25% Senior Notes Guarantor from any of its obligations under its 6.25% Senior Notes Guarantee or the 6.25% Senior Notes Indenture otherwise than in accordance with the 6.25% Senior Notes Indenture, or

(8) waive a continuing Default or Event of Default in the payment of principal of or interest on the 6.25% Senior Notes.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the 6.25% Senior Notes Indenture (and the Issuer’s obligation to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any 6.25% Senior Notes with respect to which such consent is required or sought as of a date identified by the 6.25% Senior Notes Trustee in a notice furnished to Holders in accordance with the terms of the 6.25% Senior Notes Indenture.

Governing law. The 6.25% Senior Notes Indenture, the 6.25% Senior Notes and the 6.25% Senior Notes Guarantees are governed by the laws of the State of New York.

Definitions of certain terms used in the 6.25% Senior Notes Indenture. Set forth below is a summary of certain of the defined terms used in the 6.25% Senior Notes Indenture. Reference is made to the 6.25% Senior Notes Indenture for the full definition of all terms used in the 6.25% Senior Notes Indenture.

“6.25% Senior Notes Guarantee” means the guarantee of the 6.25% Senior Notes by the Company and each other 6.25% Senior Notes Guarantor under the 6.25% Senior Notes Indenture.

“6.25% Senior Notes Guarantors” means (i) the Company and each of the Company’s Restricted Subsidiaries that was in existence on the Issue Date, other than the Issuer, and (ii) each of the Company’s Subsidiaries which becomes a 6.25% Senior Notes Guarantor subsequent to the Issue Date pursuant to the provisions of the 6.25% Senior Notes Indenture, and their successors, in each case until released from its respective 6.25% Senior Notes Guarantee pursuant to the 6.25% Senior Notes Indenture.

“6.25% Senior Notes Trustee” means the party named as such above until a successor replaces such party in accordance with the applicable provisions of the 6.25% Senior Notes Indenture and thereafter means the successor serving as trustee under the 6.25% Senior Notes Indenture in respect of the 6.25% Senior Notes.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) after the Issue Date, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into the Company, the Issuer or any Restricted Subsidiary) and (2) with respect to the Company, the Issuer or any Restricted Subsidiary, any Indebtedness expressly assumed by the Company, the Issuer or any Restricted Subsidiary in connection with the acquisition of any assets from another Person (other than the Company, the Issuer or any Restricted Subsidiary), which Indebtedness was not incurred by such other Person in connection with or in contemplation of such acquisition. Indebtedness incurred in connection with or in contemplation of any transaction described in clause (1) or (2) of the preceding sentence shall be deemed to have been incurred by the Company or a Restricted Subsidiary, as the case may be, at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) in the case of clause (1) or at the time of the acquisition of such assets in the case of clause (2), but shall not be deemed Acquired Indebtedness.

“Affiliate” means, when used with reference to a specified Person, any Person directly or indirectly controlling, or controlled by or under direct or indirect common control with the Person specified.

“Asset Acquisition” means (1) an Investment by the Company, the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company, the Issuer or any Restricted Subsidiary or (2) the acquisition by the Company, the Issuer or any Restricted Subsidiary of the assets of any Person, which constitute all or substantially all of the assets or of an operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

“Asset Disposition” means any sale, transfer, conveyance, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback or sale of shares of Capital Stock in any Subsidiary) (each, a “transaction”) by the Company, the Issuer or any Restricted Subsidiary to any Person of any Property having a Fair Market Value in any transaction or series of related transactions of at least $5 million. The term “Asset Disposition” shall not include:

(1) a transaction between the Company, the Issuer and any Restricted Subsidiary or a transaction between Restricted Subsidiaries,

(2) a transaction in the ordinary course of business, including, without limitation, sales (directly or indirectly), dedications and other donations to governmental authorities, leases and sales and leasebacks of (A) homes, improved land and unimproved land and (B) real estate (including related amenities and improvements),

(3) a transaction involving the sale of Capital Stock of, or the disposition of assets in, an Unrestricted Subsidiary,

(4) any exchange or swap of assets of the Company, the Issuer or any Restricted Subsidiary for assets that (x) are to be used by the Company, the Issuer or any Restricted Subsidiary in the ordinary course of its Real Estate Business and (y) have a Fair Market Value not less than the Fair Market Value of the assets exchanged or swapped,

(5) any sale, transfer, conveyance, lease or other disposition of assets and properties that is governed by the provisions relating to “Limitations on mergers, consolidation and sales of assets,” or

(6) dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business.

“Attributable Debt” means, with respect to any Capitalized Lease Obligations, the capitalized amount thereof determined in accordance with GAAP.

“Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including, without limitation, all Disqualified Stock and Preferred Stock.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means

(1) U.S. dollars;

(2) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of one year or less from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper rated P-1, A-1 or the equivalent thereof by Moody’s or S&P, respectively, and in each case maturing within six months after the date of acquisition; and

(6) investments in money market funds substantially all of the assets of which consist of securities described in the foregoing clauses (1) through (5).

“Change of Control” means

(1) any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person (other than a Restricted Subsidiary); provided, however, that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of such Person immediately after such transaction shall not be a Change of Control;

(2) a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act (other than (x) the Company or (y) the Permitted Hovnanian Holders)) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Common Equity of the Company representing more than 50% of the voting power of the Common Equity of the Company;

(3) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company;

(4) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a liquidation or dissolution of the Company which is part of a transaction that does not constitute a Change of Control under the proviso contained in clause (1) above shall not constitute a Change of Control; or

(5) a change of control shall occur as defined in the instrument governing any publicly traded debt securities of the Company or the Issuer which requires the Company or the Issuer to repay or repurchase such debt securities.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Consolidated Adjusted Tangible Assets” of the Company as of any date means the Consolidated Tangible Assets of the Company, the Issuer and the Restricted Subsidiaries at the end of the fiscal quarter immediately preceding the date less any assets securing any Non-Recourse Indebtedness, as determined in accordance with GAAP.

“Consolidated Cash Flow Available for Fixed Charges” means, for any period, Consolidated Net Income for such period plus (each to the extent deducted in calculating such Consolidated Net Income and determined in accordance with GAAP) the sum for such period, without duplication, of:

(1) income taxes,

(2) Consolidated Interest Expense,

(3) depreciation and amortization expenses and other non-cash charges to earnings, and

(4) interest and financing fees and expenses which were previously capitalized and which are amortized to cost of sales, minus all other non-cash items (other than the receipt of notes receivable) increasing such Consolidated Net Income.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any determination date, the ratio of (x) Consolidated Cash Flow Available for Fixed Charges for the prior four full fiscal quarters (the “Four Quarter Period”) for which financial results have been reported immediately preceding the determination date (the “Transaction Date”), to (y) the aggregate Consolidated Interest Incurred for the Four Quarter Period. For purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Interest Incurred” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence or the repayment, repurchase, defeasance or other discharge or the assumption by another Person that is not an Affiliate (collectively, “repayment”) of any Indebtedness of the Company, the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation, and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, except that Indebtedness under revolving credit facilities shall be deemed to be the average daily balance of such Indebtedness during the Four Quarter Period (as reduced on such pro forma basis by the application of any proceeds of the incurrence of Indebtedness giving rise to the need to make such calculation);

(2) any Asset Disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company, the Issuer or any Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring Acquired Indebtedness at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Disposition or Asset Acquisition (including the incurrence or repayment of any such Indebtedness) and the inclusion, notwithstanding clause (2) of the definition of “Consolidated Net Income,” of any Consolidated Cash Flow Available for Fixed Charges associated with such Asset Acquisition as if it occurred on the first day of the Four Quarter Period; provided, however, that the Consolidated Cash Flow Available for Fixed Charges associated with any Asset Acquisition shall not be included to the extent the net income so associated would be excluded pursuant to the definition of “Consolidated Net Income,” other than clause (2) thereof, as if it applied to the Person or assets involved before they were acquired; and

(3) the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Incurred attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded.

Furthermore, in calculating “Consolidated Cash Flow Available for Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”

(a) interest on Indebtedness in respect of which a pro forma calculation is required that is determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, and

(b) notwithstanding clause (a) above, interest on such Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Protection Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” of the Company for any period means the Interest Expense of the Company, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Incurred” for any period means the Interest Incurred of the Company, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the aggregate net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that there will be excluded from such net income (loss) (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of (x) any Unrestricted Subsidiary (other than a Mortgage Subsidiary) or (y) any Person (other than a Restricted Subsidiary or a Mortgage Subsidiary) in which any Person other than the Company, the Issuer or any Restricted Subsidiary has an ownership interest, except, in each case, to the extent that any such income has actually been received by the Company, the Issuer or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period, which dividends or distributions are not in excess of the Company’s, the Issuer’s or such Restricted Subsidiary’s (as applicable) pro rata share of such Unrestricted Subsidiary’s or such other Person’s net income earned during such period,

(2) except to the extent includable in Consolidated Net Income pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company, the Issuer or any of its Restricted Subsidiaries (except, in the case of an Unrestricted Subsidiary that is redesignated a Restricted Subsidiary during such period, to the extent of its retained earnings from the beginning of such period to the date of such redesignation) or (b) the assets of such Person are acquired by the Company or any Restricted Subsidiary,

(3) the net income of any Restricted Subsidiary to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period,

(4) the gains or losses, together with any related provision for taxes, realized during such period by the Company, the Issuer or any Restricted Subsidiary resulting from (a) the acquisition of securities, or extinguishment of Indebtedness, of the Company or any Restricted Subsidiary or (b) any Asset Disposition by the Company or any Restricted Subsidiary,

(5) any extraordinary gain or loss together with any related provision for taxes, realized by the Company, the Issuer or any Restricted Subsidiary, and

(6) any non-recurring expense recorded by the Company, the Issuer or any Restricted Subsidiary in connection with a merger accounted for as a “pooling-of-interests” transaction;

provided, further, that for purposes of calculating Consolidated Net Income solely as it relates to clause (3) of the first paragraph of the “Limitations on restricted payments” covenant, clause (4)(b) above shall not be applicable.

“Consolidated Tangible Assets” of the Company as of any date means the total amount of assets of the Company, the Issuer and the Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (1) Intangible Assets and (2) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries.

“Continuing Director” means a director who either was a member of the Board of Directors of the Company on the date of the 6.25% Senior Notes Indenture or who became a director of the Company subsequent to such date and whose election or nomination for election by the Company’s stockholders, was duly approved by a majority of the Continuing Directors on the Board of Directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

“control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Credit Facilities” means, collectively, each of the credit facilities and lines of credit of the Company or one or more Restricted Subsidiaries in existence on the Issue Date and one or more other facilities and lines of credit among or between the Company or one or more Restricted Subsidiaries and one or more lenders pursuant to which the Company or one or more Restricted Subsidiaries may incur indebtedness for working capital and general corporate purposes (including acquisitions), as any such facility or line of credit may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, increasing the amount of, or restructuring, all or any portion of the Indebtedness under such facility or line of credit or any successor facilities or lines of credit and includes any facility or line of credit with one or more lenders refinancing or replacing all or any portion of the Indebtedness under such facility or line of credit or any successor facility or line of credit.

“Currency Agreement” of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Designation Amount” has the meaning provided in the definition of Unrestricted Subsidiary.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the 6.25% Senior Notes or (2) is convertible into or exchangeable or exercisable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (1) above, in each case, at any time prior to the final maturity date of the 6.25% Senior Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity date of the 6.25% Senior Notes shall not constitute Disqualified Stock if the change in control provision applicable to such Capital Stock are no more favorable to such holders than the provisions described under the caption “Certain covenants—Repurchase of 6.25% Senior Notes upon Change of Control” and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company’s repurchase of the 6.25% Senior Notes as are required pursuant to the provisions described under the caption “—Certain covenants—Repurchase of 6.25% Senior Notes upon Change of Control.”

“Event of Default” has the meaning set forth in “Events of Default.”

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on May 4, 1999.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Holder” or “Holder of 6.25% Senior Notes” means the Person in whose name a 6.25% Senior Note is registered in the books of the Registrar for the 6.25% Senior Notes.

“Indebtedness” of any Person means, without duplication,

(1) any liability of such Person (a) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instruments issued for the benefit of, or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business), (b) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof, is not required to be recorded as a liability in accordance with GAAP), or (c) in respect of Capitalized Lease Obligations (to the extent of the Attributable Debt in respect thereof),

(2) any Indebtedness of others that such Person has guaranteed to the extent of the guarantee; provided, however, that Indebtedness of the Company and its Restricted Subsidiaries will not include the obligations of the Company or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages at prices no greater than 98% of the principal amount thereof, and upon any such purchase the excess, if any, of the purchase price thereof over the Fair Market Value of the mortgages acquired, will constitute Restricted Payments subject to the “Limitations on restricted payments” covenant,

(3) to the extent not otherwise included, the obligations of such Person under Currency Agreements or Interest Protection Agreements to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such agreements, in accordance with GAAP, and

(4) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

provided, that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be (a) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (b) the maximum liability of such Person for any contingent obligations under clause (1) above at such date, net of an unamortized discount to be accounted for as Interest Expense in accordance with GAAP, and (c) in the case of clause (4) above, the lesser of (x) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (y) the amount of the Indebtedness secured.

“Intangible Assets” of the Company means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their prior carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset (within one year of its acquisition) to its fair market value in accordance with GAAP) and all other items which would be treated as intangible on the consolidated balance sheet of the Company, the Issuer and the Restricted Subsidiaries prepared in accordance with GAAP.

“Interest Expense” of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption “interest expense” or any like caption on an income statement for such Person (including, without limitation, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the net costs (but reduced by net gains) associated with Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense (other than interest and other charges amortized to cost of sales)), and (ii) all interest actually paid by the Company or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any Person other than the Company, the Issuer or any Restricted Subsidiary during such period; provided, that Interest Expense shall exclude any expense associated with the complete write-off of financing fees and expenses in connection with the repayment of any Indebtedness.

“Interest Incurred” of any Person for any period means, without duplication, the aggregate amount of (1) Interest Expense and (2) all capitalized interest and amortized debt issuance costs.

“Interest Protection Agreement” of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Debt permitted to be incurred under the 6.25% Senior Notes Indenture.

“Investment Grade” means, with respect to a debt rating of the 6.25% Senior Notes, a rating of Baa3 or higher by Moody’s together with a rating of BBB- or higher by S&P or, in the event S&P or Moody’s or both shall cease rating the 6.25% Senior Notes (for reasons outside the control of the Company or the Issuer) and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

“Investments” of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments in any other Person (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

“Issue Date” means, solely for purposes of this “Description of 6.25% Senior Notes,” August 8, 2005.

“Lien” means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

“Marketable Securities” means (a) equity securities that are listed on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market and (b) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange or the American Stock Exchange or covered by at least two reputable market makers.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its debt rating business.

“Mortgage Subsidiary” means any Subsidiary of the Company substantially all of whose operations consist of the mortgage lending business.

“Net Cash Proceeds” means with respect to an Asset Disposition, cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise (including any cash received upon sale or disposition of such note or receivable), but only as and when received), excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property disposed of in such Asset Disposition or received in any other non-cash form unless and until such non-cash consideration is converted into cash therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state and local taxes required to be accrued as a liability under GAAP as a consequence of such Asset Disposition, and in each case net of a reasonable reserve for the after-tax cost of any indemnification or other payments (fixed and contingent) attributable to the seller’s indemnities or other obligations to the purchaser undertaken by the Company, the Issuer or any of its Restricted Subsidiaries in connection with such Asset Disposition, and net of all payments made on any Indebtedness which is secured by or relates to such Property, in accordance with the terms of any Lien or agreement upon or with respect to such Property or which must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all contractually required distributions and payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (a) environmental warranties and indemnities, or (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics’ liens.

“Permitted Hovnanian Holders” means, collectively, Kevork S. Hovnanian, Ara K. Hovnanian, the members of their immediate families, the respective estates, spouses, heirs, ancestors, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, or any entity of which any of the foregoing, individually or collectively, beneficially own more than 50% of the Common Equity.

“Permitted Indebtedness” means

(1) Indebtedness under Credit Facilities which does not exceed $1.0 billion principal amount outstanding at any one time;

(2) Indebtedness in respect of obligations of the Company and its Subsidiaries to the trustees under indentures for debt securities;

(3) intercompany debt obligations of (i) the Company to the Issuer, (ii) the Issuer to the Company, (iii) the Company or the Issuer to any Restricted Subsidiary and (iv) any Restricted Subsidiary to the Company or the Issuer or any other Restricted Subsidiary; provided, however, that any Indebtedness of any Restricted Subsidiary or the Issuer or the Company owed to any Restricted Subsidiary or the Issuer that ceases to be a Restricted Subsidiary shall be deemed to be incurred and shall be treated as an incurrence for purposes of the first paragraph of the covenant described under “Limitations on indebtedness” at the time the Restricted Subsidiary in question ceases to be a Restricted Subsidiary;

(4) Indebtedness of the Company or the Issuer or any Restricted Subsidiary under any Currency Agreements or Interest Protection Agreements in a notional amount no greater than the payments due (at the time the related Currency Agreement or Interest Protection Agreement is entered into) with respect to the Indebtedness or currency being hedged;

(5) Purchase Money Indebtedness;

(6) Capitalized Lease Obligations;

(7) obligations for, pledge of assets in respect of, and guaranties of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business;

(8) Indebtedness secured only by office buildings owned or occupied by the Company or any Restricted Subsidiary, which Indebtedness does not exceed $10 million aggregate principal amount outstanding at any one time;

(9) Indebtedness under warehouse lines of credit, repurchase agreements and Indebtedness secured by mortgage loans and related assets of mortgage lending Subsidiaries in the ordinary course of a mortgage lending business; and

(10) Indebtedness of the Company or any Restricted Subsidiary which, together with all other Indebtedness under this clause (10), does not exceed $50 million aggregate principal amount outstanding at any one time.

“Permitted Investment” means

(1) Cash Equivalents;

(2) any Investment in the Company, the Issuer or any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary as a result of such Investment or that is consolidated or merged with or into, or transfers all or substantially all of the assets of it or an operating unit or line of business to, the Company or a Restricted Subsidiary;

(3) any receivables, loans or other consideration taken by the Company, the Issuer or any Restricted Subsidiary in connection with any asset sale otherwise permitted by the 6.25% Senior Notes Indenture;

(4) Investments received in connection with any bankruptcy or reorganization proceeding, or as a result of foreclosure, perfection or enforcement of any Lien or any judgment or settlement of any Person in exchange for or satisfaction of Indebtedness or other obligations or other property received from such Person, or for other liabilities or obligations of such Person created, in accordance with the terms of the 6.25% Senior Notes Indenture;

(5) Investments in Currency Agreements or Interest Protection Agreements described in the definition of “Permitted Indebtedness;”

(6) any loan or advance to an executive officer, director or employee of the Company or any Restricted Subsidiary made in the ordinary course of business or in accordance with past practice; provided, however, that any such loan or advance exceeding $1 million shall have been approved by the Board of Directors of the Company or a committee thereof consisting of disinterested members;

(7) Investments in joint ventures in a Real Estate Business with unaffiliated third parties in an aggregate amount at any time outstanding not to exceed 10% of Consolidated Tangible Assets at such time;

(8) Investments in interests in issuances of collateralized mortgage obligations, mortgages, mortgage loan servicing, or other mortgage related assets;

(9) obligations of the Company or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages; and

(10) Investments in an aggregate amount outstanding not to exceed $10 million.

“Permitted Liens” means

(1) Liens for taxes, assessments or governmental or quasi-government charges or claims that (a) are not yet delinquent, (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, or (c) encumber solely property abandoned or in the process of being abandoned,

(2) statutory Liens of landlords and carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required,

(3) Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security,

(4) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contacts, utility services, developer’s or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money but including the items referred to in the parenthetical in clause (1)(a) of the definition of “Indebtedness”), in each case incurred in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

(5) attachment or judgment Liens not giving rise to a Default or an Event of Default,

(6) easements, dedications, assessment district or similar Liens in connection with municipal or special district financing, rights-of-way, restrictions, reservations and other similar charges, burdens, and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

(7) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

(8) Liens securing Indebtedness incurred pursuant to clause (8) or (9) of the definition of Permitted Indebtedness,

(9) Liens securing Indebtedness of the Company, the Issuer or any Restricted Subsidiary permitted to be incurred under the 6.25% Senior Notes Indenture; provided, that the aggregate amount of all consolidated Indebtedness of the Company, the Issuer and the Restricted Subsidiaries (including, with respect to Capitalized Lease Obligations, the Attributable Debt in respect thereof) secured by Liens (other than Non-Recourse Indebtedness and Indebtedness incurred pursuant to clause (9) of the definition of Permitted Indebtedness) shall not exceed 40% of Consolidated Adjusted Tangible Assets at any one time outstanding (after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof),

(10) Liens securing Non-Recourse Indebtedness of the Company, the Issuer or any Restricted Subsidiary; provided, that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness,

(11) Liens securing Purchase Money Indebtedness; provided, that such Liens apply only to the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness,

(12) Liens on property or assets of the Company, the Issuer or any Restricted Subsidiary securing Indebtedness of the Company, the Issuer or any Restricted Subsidiary owing to the Company, the Issuer or one or more Restricted Subsidiaries,

(13) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company and the Restricted Subsidiaries,

(14) purchase money security interests (including, without limitation, Capitalized Lease Obligations); provided, that such Liens apply only to the Property acquired and the related Indebtedness is incurred within 90 days after the acquisition of such Property,

(15) any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided that such sale is not otherwise prohibited under the 6.25% Senior Notes Indenture,

(16) any right of a lender or lenders to which the Company, the Issuer or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of the Company, the Issuer or a Restricted Subsidiary with or held by such lender or lenders or its Affiliates,

(17) any pledge or deposit of cash or property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

(18) Liens for homeowner and property owner association developments and assessments,

(19) Liens securing Refinancing Indebtedness; provided, that such Liens extend only to the assets securing the Indebtedness being refinanced,

(20) Liens incurred in the ordinary course of business as security for the obligations of the Company, the Issuer and the Restricted Subsidiaries with respect to indemnification in respect of title insurance providers,

(21) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary or acquired by the Company or its Subsidiaries,

(22) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided, that such Liens were in existence prior to the contemplation of such acquisition,

(23) Liens existing on the Issue Date and any extensions, renewals or replacements thereof, and

(24) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

“Purchase Money Indebtedness” means Indebtedness of the Company, the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any property to be used in the ordinary course of business by the Company, the Issuer and the Restricted Subsidiaries; provided, however, that (1) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred no later than 90 days after the acquisition of such property or completion of such construction or improvement.

“Qualified Stock” means Capital Stock of the Company other than Disqualified Stock.

“Rating Agency” means a statistical rating agency or agencies, as the case may be, nationally recognized in the United States and selected by the Company (as certified by a resolution of the Board of Directors of the Company) which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Real Estate Business” means homebuilding, housing construction, real estate development or construction and related real estate activities, including the provision of mortgage financing or title insurance.

“Refinancing Indebtedness” means Indebtedness (to the extent not Permitted Indebtedness) that refunds, refinances or extends any Indebtedness of the Company, the Issuer or any Restricted Subsidiary (to the extent not Permitted Indebtedness) outstanding on the Issue Date or other Indebtedness (to the extent not Permitted Indebtedness) permitted to be incurred by the Company, the Issuer or any Restricted Subsidiary pursuant to the terms of the 6.25% Senior Notes Indenture, but only to the extent that:

(1) the Refinancing Indebtedness is subordinated, if at all, to the 6.25% Senior Notes or the 6.25% Senior Notes Guarantees, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended,

(2) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended or (b) after the maturity date of the 6.25% Senior Notes,

(3) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the 6.25% Senior Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the 6.25% Senior Notes, and

(4) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended.

“Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company, the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company, the Issuer or any Restricted Subsidiary (other than (a) dividends or distributions payable solely in Qualified Stock and (b) in the case of the Issuer or Restricted Subsidiaries, dividends or distributions payable to the Company, the Issuer or a Restricted Subsidiary);

(2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company, the Issuer or any Restricted Subsidiary (other than a payment made to the Company, the Issuer or any Restricted Subsidiary); and

(3) any Investment (other than any Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of a Subsidiary of the Company as an Unrestricted Subsidiary) and any amounts paid in accordance with clause (2) of the definition of Indebtedness.

“Restricted Subsidiary” means any Subsidiary of the Company which is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., a New York corporation, or any successor to its debt rating business.

“Significant Subsidiary” means any Subsidiary of the Company which would constitute a “significant subsidiary” as defined in Rule 1-02(w)(1) or (2) of Regulation S-X under the Securities Act and the Exchange Act as in effect on the Issue Date.

“Subsidiary” of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

“Unrestricted Subsidiary” means any Subsidiary of the Company so designated by a resolution adopted by the Board of Directors of the Company or a duly authorized committee thereof as provided below; provided that (a) the holders of Indebtedness thereof do not have direct or indirect recourse against the Company, the Issuer or any Restricted Subsidiary, and neither the Company, the Issuer nor any Restricted Subsidiary otherwise has liability for, any payment obligations in respect of such Indebtedness (including any undertaking, agreement or instrument evidencing such Indebtedness), except, in each case, to the extent that the amount thereof constitutes a Restricted Payment permitted by the 6.25% Senior Notes Indenture, in the case of Non-Recourse Indebtedness, to the extent such recourse or liability is for the matters discussed in the last sentence of the definition of “Non-Recourse Indebtedness,” or to the extent such Indebtedness is a guarantee by such Subsidiary of Indebtedness of the Company, the Issuer or a Restricted Subsidiary and (b) no holder of any Indebtedness of such Subsidiary shall have a right to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity as a result of a default on any Indebtedness of the Company, the Issuer or any Restricted Subsidiary. As of the date of this prospectus, the Issuer’s home mortgage subsidiaries, certain title insurance subsidiaries, joint ventures, subsidiaries holding interests in joint ventures and the foreign subsidiary are designated as Unrestricted Subsidiaries under the 6.25% Senior Notes Indenture.

Subject to the foregoing, the Board of Directors of the Company or a duly authorized committee thereof may designate any Subsidiary in addition to those named above to be an Unrestricted Subsidiary; provided, however, that (1) the net amount (the “Designation Amount”) then outstanding of all previous Investments by the Company and the Restricted Subsidiaries in such Subsidiary will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under the “Limitations on restricted payments” covenant set forth in the 6.25% Senior Notes Indenture, to the extent provided therein, (2) the Company must be permitted under the “Limitations on restricted payments” covenant set forth in the 6.25% Senior Notes Indenture to make the Restricted Payment deemed to have been made pursuant to clause (1), and (3) after giving effect to such designation, no Default or Event of Default shall have occurred or be continuing. In accordance with the foregoing, and not in limitation thereof, Investments made by any Person in any Subsidiary of such Person prior to such Person’s merger with the Company or any Restricted Subsidiary (but not in contemplation or anticipation of such merger) shall not be counted as an Investment by the Company or such Restricted Subsidiary if such Subsidiary of such Person is designated as an Unrestricted Subsidiary.

The Board of Directors of the Company or a duly authorized committee thereof may also redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (1) the Indebtedness of such Unrestricted Subsidiary as of the date of such redesignation could then be incurred under the “Limitations on indebtedness” covenant and (2) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company and the Restricted Subsidiaries could incur $1.00 of additional Indebtedness under the first paragraph of the “Limitations on indebtedness” covenant. Any such designation or redesignation by the Board of Directors of the Company or a committee thereof will be evidenced to the 6.25% Senior Notes Trustee by the filing with the 6.25% Senior Notes Trustee of a certified copy of the resolution of the Board of Directors of the Company or a committee thereof giving effect to such designation or redesignation and an Officers’ Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers’ Certificate. The designation of any Person as an Unrestricted Subsidiary shall be deemed to include a designation of all Subsidiaries of such Person as Unrestricted Subsidiaries; provided, however, that the ownership of the general partnership interest (or a similar member’s interest in a limited liability company) by an Unrestricted Subsidiary shall not cause a Subsidiary of the Company of which more than 95% of the equity interest is held by the Company or one or more Restricted Subsidiaries to be deemed an Unrestricted Subsidiary.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the sum of all such payments described in clause (i)(a) above.

DESCRIPTION OF 8.625% SENIOR NOTES

In this section, references to the “Company” mean Hovnanian Enterprises, Inc. and do not include K. Hovnanian Enterprises, Inc. or any of its subsidiaries and references to the “Issuer” mean K. Hovnanian Enterprises, Inc. and do not include any of its subsidiaries

The debt securities offered from time to time pursuant to this prospectus may be issued as additional notes (the “8.625% Senior Notes”) under the Indenture dated as of November 3, 2003 (the “8.625% Senior Notes Base Indenture”), among the Issuer, the Company, the other guarantors party thereto and Deutsche Bank National Trust Company, as successor trustee (the “8.625% Senior Notes Trustee), as supplemented by the Seventh Supplemental Indenture relating to the Issuer’s 8.625% Senior Notes due 2017, dated as of June 12, 2006 (the “Seventh Supplemental Indenture” and, together with the 8.625% Senior Notes Base Indenture, as further amended or supplemented as of the date hereof, the “8.625% Senior Notes Indenture”).

All such additional 8.625% Senior Notes will vote together, including, without limitation, with respect to waivers, amendments, redemption and offers to purchase and will be treated as a single class for all purposes of the 8.625% Senior Notes Indenture. The following is a summary of the material terms and provisions of the 8.625% Senior Notes. Any offering of Additional Notes under the 8.625% Senior Notes Indenture is subject to the covenant described below under the caption “Certain covenants—Limitations on indebtedness.” The terms of the 8.625% Senior Notes include those stated in the 8.625% Senior Notes Indenture and those made part of the 8.625% Senior Notes Indenture by reference to the Trust Indenture Act as in effect on the date of the 8.625% Senior Notes Indenture. The 8.625% Senior Notes are subject to all such terms, and prospective purchasers of the 8.625% Senior Notes are referred to the 8.625% Senior Notes Indenture and the Trust Indenture Act for a statement of such terms.

This description of the 8.625% Senior Notes contains definitions of terms, including those defined under the caption “—Definitions of certain terms used in the 8.625% Senior Notes Indenture.” Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the 8.625% Senior Notes Indenture.

General. The 8.625% Senior Notes will bear interest at the rate per annum of 8.625%, payable semi-annually on January 15 and July 15 of each year, to Holders of record at the close of business on January 1 or July 1, as the case may be, immediately preceding each such interest payment date. The 8.625% Senior Notes will mature on January 15, 2017, and will be issued in denominations of $1,000 and integral multiples thereof. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The 8.625% Senior Notes will be guaranteed by the Company and each of the 8.625% Senior Notes Guarantors (together, the “8.625% Senior Notes Guarantors”) pursuant to the 8.625% Senior Notes Guarantees (the “8.625% Senior Notes Guarantees”) described below.

Ranking. The 8.625% Senior Notes will be general unsecured obligations of the Issuer and rank senior in right of payment to all future Indebtedness of the Issuer that is, by its terms, expressly subordinated in right of payment to the 8.625% Senior Notes and pari passu in right of payment with all existing and future unsecured Indebtedness of the Issuer that is not so subordinated. Under specified circumstances, the Issuer may be released from its obligations under the 8.625% Senior Notes and the 8.625% Senior Notes Indenture. See “—Condition for release of K. Hovnanian.” The 8.625% Senior Notes Guarantees will be general unsecured obligations of the 8.625% Senior Notes Guarantors and will rank senior in right of payment to all future Indebtedness of the 8.625% Senior Notes Guarantors that is, by its terms, expressly subordinated in right of payment to the 8.625% Senior Notes Guarantees and will rank pari passu in right of payment with all existing and future unsecured Indebtedness of the Company and the 8.625% Senior Notes Guarantors that is not so subordinated.

Secured creditors of the Company, the Issuer and the other 8.625% Senior Notes Guarantors have a claim on the assets which secure the obligations of the Company and the 8.625% Senior Notes Guarantors to such creditors prior to claims of Holders of the 8.625% Senior Notes against those assets.

The 8.625% Senior Notes Guarantees. The Company and each of the 8.625% Senior Notes Guarantors will (so long, in the case of a Restricted Subsidiary, as it remains a Restricted Subsidiary) fully and unconditionally guarantee on a joint and several basis all of the obligations of the Issuer under the 8.625% Senior Notes, including the Issuer’s obligations to pay principal, premium, if any, and interest with respect to the 8.625% Senior Notes. The Issuer and each of the 8.625% Senior Notes Guarantors is 100% owned by the Company. The 8.625% Senior Notes Guarantees will be general unsecured obligations of the Company and the 8.625% Senior Notes Guarantors and will rank pari passu with all existing and future unsecured Indebtedness of the 8.625% Senior Notes Guarantors that is not, by its terms, expressly subordinated in right of payment to the 8.625% Senior Notes Guarantees. The obligations of each 8.625% Senior Notes Guarantor other than the Company are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such 8.625% Senior Notes Guarantor and after giving effect to any collections from or payments made by or on behalf of any other 8.625% Senior Notes Guarantor in respect of the obligations of such other 8.625% Senior Notes Guarantor under its 8.625% Senior Notes Guarantee or pursuant to its contribution obligations under the 8.625% Senior Notes Indenture, will result in the obligations of such 8.625% Senior Notes Guarantor under its 8.625% Senior Notes Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each 8.625% Senior Notes Guarantor other than the Company that makes a payment or distribution under a 8.625% Senior Notes Guarantee shall be entitled to a contribution from each other 8.625% Senior Notes Guarantor in an amount pro rata , based on the net assets of each 8.625% Senior Notes Guarantor, determined in accordance with GAAP. Except as provided in “—Certain covenants” below, the Company is not restricted from selling or otherwise disposing of any of the 8.625% Senior Notes Guarantors.

The 8.625% Senior Notes Indenture requires that each existing and future Restricted Subsidiary of the Company other than, the Issuer (for so long as it remains the Issuer) be a 8.625% Senior Notes Guarantor. The Company is permitted to cause any Unrestricted Subsidiary to be a 8.625% Senior Notes Guarantor.

The 8.625% Senior Notes Indenture provides that if all or substantially all of the assets of any 8.625% Senior Notes Guarantor other than the Company or all of the Capital Stock of any 8.625% Senior Notes Guarantor other than the Company is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by the Company or any of its Subsidiaries, or, unless the Company elects otherwise, if any 8.625% Senior Notes Guarantor other than the Company is designated an Unrestricted Subsidiary in accordance with the terms of the 8.625% Senior Notes Indenture, then such 8.625% Senior Notes Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such 8.625% Senior Notes Guarantor or a designation as an Unrestricted Subsidiary) or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such 8.625% Senior Notes Guarantor) shall be deemed automatically and unconditionally released and discharged from any of its obligations under the 8.625% Senior Notes Indenture without any further action on the part of the 8.625% Senior Notes Trustee or any Holder of the 8.625% Senior Notes.

Upon the release of a guarantee by a 8.625% Senior Notes Guarantor other than the Company under all then outstanding Applicable Debt, at any time after the suspension of certain covenants as provided below under the caption “—Limitation of applicability of certain covenants if 8.625% Senior Notes rated Investment Grade,” the 8.625% Senior Notes Guarantee of such 8.625% Senior Notes Guarantor under the 8.625% Senior Notes Indenture will be released and discharged at such time and no Restricted Subsidiary thereafter acquired or created will be required to be a 8.625% Senior Notes Guarantor; provided that the foregoing shall not apply to any release of any 8.625% Senior Notes Guarantor done in contemplation of, or in connection with, any cessation of the 8.625% Senior Notes being rated Investment Grade. In the event that (1) any such released 8.625% Senior Notes Guarantor thereafter guarantees any Applicable Debt (or if any released guarantee under any Applicable Debt is reinstated or renewed) or (2) the Extinguished Covenants cease to be suspended as described under “—Limitation of applicability of certain covenants if 8.625% Senior Notes rated Investment Grade” then any such released 8.625% Senior Notes Guarantor and any other Restricted Subsidiary of the Company then existing (other than the Restricted Subsidiaries named in the second preceding paragraph) will guarantee the 8.625% Senior Notes on the terms and conditions set forth in the 8.625% Senior Notes Indenture.

“Applicable Debt” means all Indebtedness of the Company or any of its Restricted Subsidiaries (i) under Credit Facilities or (ii) that is publicly traded (including in the Rule 144A market). For purposes of the above provision, Applicable Debt secured by a Lien on such Restricted Subsidiary’s Property or issued by such Restricted Subsidiary shall be deemed guaranteed by such Restricted Subsidiary.

An Unrestricted Subsidiary that is a 8.625% Senior Notes Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under its 8.625% Senior Notes Guarantee upon notice from the Company to the 8.625% Senior Notes Trustee to such effect, without any further action required on the part of the 8.625% Senior Notes Trustee or any Holder.

A sale of assets or Capital Stock of a 8.625% Senior Notes Guarantor may constitute an Asset Disposition subject to the “Limitations on dispositions of assets” covenant.

Redemption. The 8.625% Senior Notes will be redeemable, in whole, at any time, or in part, from time to time, at the option of the Issuer upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the sum of:

(1) 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, if any; plus

(2) the Make-Whole Amount.

The term “Make-Whole Amount” shall mean, in connection with any optional redemption of any 8.625% Senior Note, the excess, if any, of:

(1) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the redemption date) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Treasury Rate (determined on the business day preceding the date of such redemption) plus 0.50%, from the respective dates on which such principal and interest would have been payable if such payment had not been made; over

(2) the principal amount of the 8.625% Senior Note being redeemed.

“Treasury Rate” means, in connection with the calculation of any Make-Whole Amount with respect to any 8.625% Senior Note, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity, as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data), equal to the then remaining maturity of the 8.625% Senior Note being prepaid. If no maturity exactly corresponds to such maturity, yields for the published maturities occurring prior to and after such maturity most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.

There is no sinking fund for, or mandatory redemption of, the 8.625% Senior Notes.

Selection and notice. If less than all of the 8.625% Senior Notes are to be redeemed at any time, the 8.625% Senior Notes Trustee will select 8.625% Senior Notes for redemption on a pro rata basis, by lot or by such other method as the 8.625% Senior Notes Trustee in its sole discretion shall deem appropriate and fair.

No 8.625% Senior Notes of $1,000 in original principal amount or less shall be redeemed in part. Notices of redemption may not be conditional.

If any 8.625% Senior Note is to be redeemed in part only, the notice of redemption that relates to that 8.625% Senior Note shall state the portion of the principal amount thereof to be redeemed. A new 8.625% Senior Note in principal amount equal to the unredeemed portion of the original 8.625% Senior Note will be issued in the name of the Holder thereof upon cancellation of the original 8.625% Senior Note. 8.625% Senior Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on 8.625% Senior Notes or portions of them called for redemption.

Certain covenants. The following is a summary of certain covenants that are contained in the 8.625% Senior Notes Indenture. Such covenants are applicable (unless waived or amended as permitted by the 8.625% Senior Notes Indenture or their application is suspended as set forth under the caption “—Limitation of applicability of certain covenants if 8.625% Senior Notes rated Investment Grade”) so long as any of the 8.625% Senior Notes are outstanding or until the 8.625% Senior Notes are defeased pursuant to provisions described under “Defeasance of Indenture.”

Repurchase of 8.625% Senior Notes upon Change of Control.

In the event that there shall occur a Change of Control, each Holder of 8.625% Senior Notes shall have the right, at such Holder’s option, to require the Issuer to purchase all or any part of such Holder’s 8.625% Senior Notes on a date (the “Repurchase Date” ) that is no later than 90 days after notice of the Change of Control, at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Repurchase Date.

On or before the thirtieth day after any Change of Control, the Issuer is obligated to mail or cause to be mailed, to all Holders of record of 8.625% Senior Notes, a notice regarding the Change of Control and the repurchase right. The notice shall state the Repurchase Date, the date by which the repurchase right must be exercised, the price for the 8.625% Senior Notes and the procedure which the Holder must follow to exercise such right. Substantially simultaneously with mailing of the notice, the Issuer shall cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise such right, the Holder of such 8.625% Senior Note must deliver, at least ten days prior to the Repurchase Date, written notice to the Issuer (or an agent designated by the Issuer for such purpose) of the Holder’s exercise of such right, together with the 8.625% Senior Note with respect to which the right is being exercised, duly endorsed for transfer; provided, however, that if mandated by applicable law, a Holder may be permitted to deliver such written notice nearer to the Repurchase Date than may be specified by the Issuer.

The Issuer will comply with applicable law, including Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, if applicable, if the Issuer is required to give a notice of a right of repurchase as a result of a Change of Control.

With respect to any disposition of assets, the phrase “all or substantially all” as used in the 8.625% Senior Notes Indenture (including as set forth under “—Certain covenants—Limitations on mergers, consolidations and sales of assets” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the 8.625% Senior Notes Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to repurchase 8.625% Senior Notes.

None of the provisions relating to a repurchase upon a Change of Control is waivable by the Board of Directors of the Issuer or the Company. The Company could, in the future, enter into certain transactions, including certain recapitalizations of the Company, that would not result in a Change of Control, but would increase the amount of Indebtedness outstanding at such time.

The 8.625% Senior Notes Indenture requires the payment of money for 8.625% Senior Notes or portions thereof validly tendered to, and accepted for payment by, the Issuer pursuant to a Change of Control offer. In the event that a Change of Control has occurred under the 8.625% Senior Notes Indenture, a change of control will also have occurred under the indentures governing the Issuer’s other outstanding notes. If a Change of Control were to occur, there can be no assurance that the Issuer would have sufficient funds to pay the purchase price for all 8.625% Senior Notes and amounts due under other Indebtedness that the Company may be required to repurchase or repay or that the Company or the other 8.625% Senior Notes Guarantors would be able to make such payments. In the event that the Issuer were required to purchase outstanding 8.625% Senior Notes pursuant to a Change of Control offer, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to enable the Issuer to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

Failure by the Issuer to purchase the 8.625% Senior Notes when required upon a Change of Control will result in an Event of Default with respect to the 8.625% Senior Notes.

These provisions could have the effect of deterring hostile or friendly acquisitions of the Company where the Person attempting the acquisition views itself as unable to finance the purchase of the principal amount of 8.625% Senior Notes which may be tendered to the Issuer upon the occurrence of a Change of Control.

Limitations on indebtedness.

The 8.625% Senior Notes Indenture provides that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary, directly or indirectly, to create, incur, assume, become liable for or guarantee the payment of (collectively, an “incurrence”) any Indebtedness (including Acquired Indebtedness) unless, after giving effect thereto and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0.

Notwithstanding the foregoing, the provisions of the 8.625% Senior Notes Indenture will not prevent the incurrence of:

(1) Permitted Indebtedness,

(2) Refinancing Indebtedness,

(3) Non-Recourse Indebtedness,

(4) any 8.625% Senior Notes Guarantee of Indebtedness represented by the 8.625% Senior Notes, and

(5) any guarantee of Indebtedness incurred under Credit Facilities in compliance with the 8.625% Senior Notes Indenture.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness may be incurred through the first paragraph of this covenant or by meeting the criteria of one or more of the types of Indebtedness described in the second paragraph of this covenant (or the definitions of the terms used therein), the Company, in its sole discretion,

(1) may classify such item of Indebtedness under and comply with either of such paragraphs (or any of such definitions), as applicable,

(2) may classify and divide such item of Indebtedness into more than one of such paragraphs (or definitions), as applicable, and

(3) may elect to comply with such paragraphs (or definitions), as applicable, in any order.

The Company and the Issuer will not, and will not cause or permit any 8.625% Senior Notes Guarantor to, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such 8.625% Senior Notes Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the 8.625% Senior Notes or the 8.625% Senior Notes Guarantee of such 8.625% Senior Notes Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such 8.625% Senior Notes Guarantor, as the case may be.

Limitations on restricted payments.

The 8.625% Senior Notes Indenture provides that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless:

(1) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

(2) immediately after giving effect to such Restricted Payment, the Company could incur at least $1.00 of Indebtedness pursuant to the first paragraph of the “Limitations on indebtedness” covenant; and

(3) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (including the Fair Market Value of any non-cash Restricted Payment) declared or made after May 4, 1999 does not exceed the sum of:

(a) 50% of the Consolidated Net Income of the Company on a cumulative basis during the period (taken as one accounting period) from and including February 1, 1999 and ending on the last day of the Company’s fiscal quarter immediately preceding the date of such Restricted Payment (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

(b) 100% of the aggregate net cash proceeds of and the Fair Market Value of Property received by the Company from (1) any capital contribution to the Company after February 1, 1999 or any issue or sale after February 1, 1999 of Qualified Stock (other than to any Subsidiary of the Company) and (2) the issue or sale after February 1, 1999 of any Indebtedness or other securities of the Company convertible into or exercisable for Qualified Stock of the Company that have been so converted or exercised, as the case may be, plus

(c) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after May 4, 1999, an amount (to the extent not included in the calculation of Consolidated Net Income referred to in (a)) equal to the lesser of (x) the return of capital with respect to such Investment (including by dividend, distribution or sale of Capital Stock) and (y) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition or repayment of such Investment (to the extent not included in the calculation of Consolidated Net Income referred to in (a)), plus

(d) with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary after May 4, 1999, in accordance with the definition of Unrestricted Subsidiary (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date, and only to the extent not included in the calculation of Consolidated Net Income referred to in (a)), an amount equal to the lesser of (x) the proportionate interest of the Company or a Restricted Subsidiary in an amount equal to the excess of (I) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value thereof, over (II) the total liabilities of such Subsidiary, determined in accordance with GAAP, and (y) the Designation Amount at the time of such Subsidiary’s designation as an Unrestricted Subsidiary, plus

(e) $17 million, minus

(f) the aggregate amount of all Restricted Payments (other than Restricted Payments referred to in clause (C) of the immediately succeeding paragraph) made after February 1, 1999 through May 4, 1999.

The foregoing clauses (2) and (3) will not prohibit:

(A) the payment of any dividend within 60 days of its declaration if such dividend could have been made on the date of its declaration without violation of the provisions of the 8.625% Senior Notes Indenture;

(B) the repurchase, redemption or retirement of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of Qualified Stock; and

(C) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, of the Company or any Subsidiary held by officers or employees or former officers or employees of the Company or any Subsidiary (or their estates or beneficiaries under their estates) not to exceed $10 million in the aggregate since May 4, 1999;

provided, however, that each Restricted Payment described in clauses (A) and (B) of this sentence shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (3) of the immediately preceding paragraph.

For purposes of determining the aggregate and permitted amounts of Restricted Payments made, the amount of any guarantee of any Investment in any Person that was initially treated as a Restricted Payment and which was subsequently terminated or expired, net of any amounts paid by the Company or any Restricted Subsidiary in respect of such guarantee, shall be deducted.

In determining the “Fair Market Value of Property” for purposes of clause (3) of the first paragraph of this covenant, Property other than cash, Cash Equivalents and Marketable Securities shall be deemed to be equal in value to the “equity value” of the Capital Stock or other securities issued in exchange therefor. The equity value of such Capital Stock or other securities shall be equal to (i) the number of shares of Common Equity issued in the transaction (or issuable upon conversion or exercise of the Capital Stock or other securities issued in the transaction) multiplied by the closing sale price of the Common Equity on its principal market on the date of the transaction (less, in the case of Capital Stock or other securities which require the payment of consideration at the time of conversion or exercise, the aggregate consideration payable thereupon) or (ii) if the Common Equity is not then traded on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market, or if the Capital Stock or other securities issued in the transaction do not consist of Common Equity (or Capital Stock or other securities convertible into or exercisable for Common Equity), the value (if more than $10 million) of such Capital Stock or other securities as determined by a nationally recognized investment banking firm retained by the Board of Directors of the Company.

Limitations on transactions with affiliates.

The 8.625% Senior Notes Indenture provides that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any property or assets to or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any Affiliate of any of the Company’s Subsidiaries or any holder of 10% or more of the Common Equity of the Company (including any Affiliates of such holders), in a single transaction or series of related transactions (each, an “Affiliate Transaction”), except for any Affiliate Transaction the terms of which are at least as favorable as the terms which could be obtained by the Company, the Issuer or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm’s length basis with Persons who are not such a holder, an Affiliate of such a holder or an Affiliate of the Company or any of the Company’s Subsidiaries.

In addition, the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, enter into an Affiliate Transaction unless:

(1) with respect to any such Affiliate Transaction involving or having a value of more than $1 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) either obtained the approval of a majority of the Company’s disinterested directors or obtained an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company, the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view, and

(2) with respect to any such Affiliate Transaction involving or having a value of more than $10 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) delivered to the 8.625% Senior Notes Trustee an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company, the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view.

The 8.625% Senior Notes Indenture also provides that notwithstanding the foregoing, an Affiliate Transaction will not include:

(1) any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees of the Company or its Subsidiaries generally (in their capacities as such) that has been approved by the Board of Directors of the Company,

(2) Capital Stock issuances to directors, officers and employees of the Company or its Subsidiaries pursuant to plans approved by the stockholders of the Company,

(3) any Restricted Payment otherwise permitted under the “Limitations on restricted payments” covenant,

(4) any transaction between or among the Company and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries (provided, however, no such transaction shall involve any other Affiliate of the Company (other than an Unrestricted Subsidiary to the extent the applicable amount constitutes a Restricted Payment permitted by the 8.625% Senior Notes Indenture)),

(5) any transaction between one or more Restricted Subsidiaries and one or more Unrestricted Subsidiaries where all of the payments to, or other benefits conferred upon, such Unrestricted Subsidiaries are substantially contemporaneously dividended, or otherwise distributed or transferred without charge, to the Company or a Restricted Subsidiary,

(6) issuances, sales or other transfers or dispositions of mortgages and collateralized mortgage obligations in the ordinary course of business between Restricted Subsidiaries and Unrestricted Subsidiaries of the Company, and

(7) the payment of reasonable and customary fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company, the Issuer or any Restricted Subsidiary.

Limitations on dispositions of assets.

The 8.625% Senior Notes Indenture provides that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, make any Asset Disposition unless:

(a) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value thereof, and

(b) not less than 70% of the consideration received by the Company (or such Restricted Subsidiary, as the case may be) is in the form of cash, Cash Equivalents and Marketable Securities.

The amount of (i) any Indebtedness (other than any Indebtedness subordinated to the 8.625% Senior Notes) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Disposition and (ii) the fair market value (as determined in good faith by the Board of Directors of the Company) of any property or assets received that are used or useful in a Real Estate Business, shall be deemed to be consideration required by clause (b) above for purposes of determining the percentage of such consideration received by the Company or the Restricted Subsidiaries.

The Net Cash Proceeds of an Asset Disposition shall, within one year, at the Company’s election, (a) be used by the Company or a Restricted Subsidiary in the business of the construction and sale of homes conducted by the Company and the Restricted Subsidiaries or any other business of the Company or a Restricted Subsidiary existing at the time of such Asset Disposition or (b) to the extent not so used, be applied to make an Offer to Purchase 8.625% Senior Notes and, if the Company or a Restricted Subsidiary elects or is required to do so repay, purchase or redeem any other unsubordinated Indebtedness (on a pro rata basis if the amount available for such repayment, purchase or redemption is less than the aggregate amount of (i) the principal amount of the 8.625% Senior Notes tendered in such Offer to Purchase and (ii) the lesser of the principal amount, or accreted value, of such other unsubordinated Indebtedness, plus, in each case accrued interest to the date of repayment, purchase or redemption) at 100% of the principal amount or accreted value thereof, as the case may be, plus accrued and unpaid interest, if any, to the date of repurchase or repayment.

Notwithstanding the foregoing, (A) the Company will not be required to apply such Net Cash Proceeds to the repurchase of 8.625% Senior Notes in accordance with clause (b) of the preceding sentence except to the extent that such Net Cash Proceeds, together with the aggregate Net Cash Proceeds of prior Asset Dispositions (other than those so used) which have not been applied in accordance with this provision and as to which no prior Offer to Purchase shall have been made, exceed 5% of Consolidated Tangible Assets and (B) in connection with an Asset Disposition, the Company and the Restricted Subsidiaries will not be required to comply with the requirements of clause (b) of the first sentence of the first paragraph of this covenant to the extent that the non-cash consideration received in connection with such Asset Disposition, together with the sum of all non-cash consideration received in connection with all prior Asset Dispositions that has not yet been converted into cash, does not exceed 5% of Consolidated Tangible Assets; provided, however, that when any non-cash consideration is converted into cash, such cash shall constitute Net Cash Proceeds and be subject to the preceding sentence.

Limitations on liens.

The 8.625% Senior Notes Indenture provides that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, on any of its Property, or on any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, unless contemporaneously therewith or prior thereto all payments due under the 8.625% Senior Notes Indenture and the 8.625% Senior Notes are secured on an equal and ratable basis with the obligation or liability so secured until such time as such indebtedness is no longer secured by a Lien.

Limitations on restrictions affecting restricted subsidiaries.

The 8.625% Senior Notes Indenture provides that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions of agreements that restrict the assignability thereof) on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any other Restricted Subsidiary, or pay interest on or principal of any Indebtedness owed to the Company or any other Restricted Subsidiary,

(2) make loans or advances to the Company or any other Restricted Subsidiary, or

(3) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except for:

(a) encumbrances or restrictions existing under or by reason of applicable law,

(b) contractual encumbrances or restrictions in effect on the Issue Date and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such contractual encumbrances or restrictions, as in effect on the Issue Date,

(c) any restrictions or encumbrances arising under Acquired Indebtedness; provided, that such encumbrance or restriction applies only to either the assets that were subject to the restriction or encumbrance at the time of the acquisition or the obligor on such Indebtedness and its Subsidiaries prior to such acquisition,

(d) any restrictions or encumbrances arising in connection with Refinancing Indebtedness; provided, however, that any restrictions and encumbrances of the type described in this clause (d) that arise under such Refinancing Indebtedness shall not be materially more restrictive or apply to additional assets than those under the agreement creating or evidencing the Indebtedness being refunded, refinanced, replaced or extended,

(e) any Permitted Lien, or any other agreement restricting the sale or other disposition of property, securing Indebtedness permitted by the 8.625% Senior Notes Indenture if such Permitted Lien or agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make or repay loans or advances prior to default thereunder,

(f) reasonable and customary borrowing base covenants set forth in agreements evidencing Indebtedness otherwise permitted by the 8.625% Senior Notes Indenture,

(g) customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business,

(h) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition,

(i) encumbrances or restrictions existing under or by reason of the 8.625% Senior Notes Indenture or the 8.625% Senior Notes,

(j) purchase money obligations that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph,

(k) Liens permitted under the 8.625% Senior Notes Indenture securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien,

(l) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements,

(m) customary provisions of any franchise, distribution or similar agreements,

(n) restrictions on cash or other deposits or net worth imposed by contracts entered into in the ordinary course of business, and

(o) any encumbrance or restrictions of the type referred to in clauses (1), (2) or (3) of the first paragraph of this section imposed by any amendments, modifications, restatements, renewals, supplements, refinancings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (n) of this paragraph, provided that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company’s Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing.

Limitations on mergers, consolidations and sales of assets.

The 8.625% Senior Notes Indenture provides that neither the Issuer nor any 8.625% Senior Notes Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the 8.625% Senior Notes, the 8.625% Senior Notes Guarantees or the 8.625% Senior Notes Indenture (as an entirety or substantially as an entirety in one transaction or in a series of related transactions), to any Person (in each case other than in a transaction in which the Company, the Issuer or a Restricted Subsidiary is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

(1) the Person formed by or surviving such consolidation or merger (if other than the Company, the Issuer or the 8.625% Senior Notes Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the “Successor”), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the 8.625% Senior Notes Trustee all of the obligations of the Company, the Issuer or the 8.625% Senior Notes Guarantor, as the case may be, under the 8.625% Senior Notes or a 8.625% Senior Notes Guarantee, as the case may be, and the 8.625% Senior Notes Indenture,

(2) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing, and

(3) immediately after giving effect to such transaction, the Company (or its Successor) could incur at least $1.00 of Indebtedness pursuant to the first paragraph of the “Limitation on indebtedness” covenant.

The foregoing provisions shall not apply to:

(a) a transaction involving the sale or disposition of Capital Stock of a 8.625% Senior Notes Guarantor, or the consolidation or merger of a 8.625% Senior Notes Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a 8.625% Senior Notes Guarantor, that in any such case results in such 8.625% Senior Notes Guarantor being released from its 8.625% Senior Notes Guarantee as provided under “The 8.625% Senior Notes Guarantees” above, or

(b) a transaction the purpose of which is to change the state of incorporation of the Company, the Issuer or any 8.625% Senior Notes Guarantor.

Reports to holders of 8.625% Senior Notes.

The Company shall file with the Commission the annual reports and the information, documents and other reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall file with the 8.625% Senior Notes Trustee and mail to each Holder of record of 8.625% Senior Notes such reports, information and documents within 15 days after it files them with the Commission. In the event that the Company is no longer subject to these periodic requirements of the Exchange Act, it will nonetheless continue to file reports with the Commission and the 8.625% Senior Notes Trustee and mail such reports to each Holder of 8.625% Senior Notes as if it were subject to such reporting requirements. Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company will cause its consolidated financial statements and a “Management’s Discussion and Analysis of Results of Operations and Financial Condition” written report, similar to those that would have been required to appear in annual or quarterly reports, to be delivered to Holders of 8.625% Senior Notes.

Limitation of applicability of certain covenants if 8.625% Senior Notes rated Investment Grade

Notwithstanding the foregoing, the Issuer’s, the Company’s and its Restricted Subsidiaries’ obligations to comply with the provisions of the 8.625% Senior Notes Indenture described above under the caption “Certain covenants” (except for the covenants described under “—Repurchase of 8.625% Senior Notes upon Change of Control,” “—Limitations on liens,” “—Limitations on mergers, consolidations and sales of assets” (other than clause (3) of the first paragraph thereof) and “Reports to Holders of 8.625% Senior Notes”) will terminate (such terminated covenants, the “Extinguished Covenants”) and cease to have any further effect from and after the first date when the 8.625% Senior Notes issued under the 8.625% Senior Notes Indenture are rated Investment Grade; provided , that if the 8.625% Senior Notes subsequently cease to be rated Investment Grade, then, from and after the time the 8.625% Senior Notes cease to be rated Investment Grade, the Issuer’s, the Company’s and its Restricted Subsidiaries’ obligation to comply with the Extinguished Covenants shall be reinstated.

In addition, following the achievement of such Investment Grade ratings, (1) the 8.625% Senior Notes Guarantees of the 8.625% Senior Notes Guarantors will be released at the time of the release of the guarantees under all outstanding Applicable Debt subject to the reinstatement of 8.625% Senior Notes Guarantees if released 8.625% Senior Notes Guarantors thereafter guarantee any Applicable Debt or the 8.625% Senior Notes cease to be rated Investment Grade and (2) no Restricted Subsidiary thereafter acquired or created will be required to be a 8.625% Senior Notes Guarantor unless released 8.625% Senior Notes Guarantors thereafter guarantee any Applicable Debt or the 8.625% Senior Notes cease to be rated Investment Grade, in each case as more fully described under the caption “—The 8.625% Senior Notes Guarantees.”

Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by the Company or any of its Subsidiaries prior to such reinstatement shall give rise to a Default or Event of Default under the 8.625% Senior Notes Indenture upon reinstatement; provided that with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made after May 4, 1999 will be calculated as though the “Limitations on restricted payments” covenant had been in effect during the entire period after such date.

Condition for Release of K. Hovnanian. The 8.625% Senior Notes Indenture provides that the Issuer may be released from its obligations under the 8.625% Senior Notes Indenture and the 8.625% Senior Notes, without the consent of the holders of the 8.625% Senior Notes, if (1) the Company or any successor to the Company has assumed the obligations of the Issuer under the 8.625% Senior Notes Indenture and the 8.625% Senior Notes, (2) the Company delivers an opinion of counsel to the 8.625% Senior Notes Trustee to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the release and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise and (3) the Issuer becomes a 8.625% Senior Notes Guarantor of the 8.625% Senior Notes at such time, until such time, if any, as such 8.625% Senior Notes Guarantee may be released as described above under the captions “—Limitation of applicability of certain covenants if 8.625% Senior Notes rated Investment Grade” and “—The 8.625% Senior Notes Guarantees.”

Events of default. The following are Events of Default under the 8.625% Senior Notes Indenture:

(1) the failure by the Company, the Issuer and the 8.625% Senior Notes Guarantors to pay interest on any 8.625% Senior Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

(2) the failure by the Company, the Issuer and the 8.625% Senior Notes Guarantors to pay the principal or premium of any 8.625% Senior Note when the same becomes due and payable at maturity, upon acceleration or otherwise;

(3) the failure by the Company, the Issuer or any Restricted Subsidiary to comply with any of its agreements or covenants in, or provisions of, the 8.625% Senior Notes, the 8.625% Senior Notes Guarantees or the 8.625% Senior Notes Indenture and such failure continues for the period and after the notice specified below (except in the case of a default under covenants described under “Certain covenants—Repurchase of 8.625% Senior Notes upon Change of Control” and “Certain covenants—Limitations on mergers, consolidations and sales of assets,” which will constitute Events of Default with notice but without passage of time);

(4) the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company, the Issuer or any Restricted Subsidiary that has an outstanding principal amount of $10 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration;

(5) the failure by the Company, the Issuer or any Restricted Subsidiary to make any principal or interest payment in an amount of $10 million or more, individually or in the aggregate, in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

(6) a final judgment or judgments that exceed $10 million or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against the Company, the Issuer or any of its Restricted Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

(7) the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(d) makes a general assignment for the benefit of creditors;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,

(b) appoints a Custodian of the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary, or

(c) orders the liquidation of the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days, or

(9) any 8.625% Senior Notes Guarantee of a 8.625% Senior Notes Guarantor which is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such 8.625% Senior Notes Guarantee and the 8.625% Senior Notes Indenture) or is declared null and void and unenforceable or found to be invalid or any 8.625% Senior Notes Guarantor denies its liability under its 8.625% Senior Notes Guarantee (other than by reason of release of a 8.625% Senior Notes Guarantor from its 8.625% Senior Notes Guarantee in accordance with the terms of the 8.625% Senior Notes Indenture and the 8.625% Senior Notes Guarantee).

A Default as described in subclause (3) above will not be deemed an Event of Default until the 8.625% Senior Notes Trustee notifies the Company, or the Holders of at least 25 percent in principal amount of the then outstanding 8.625% Senior Notes notify the Company and the 8.625% Senior Notes Trustee, of the Default and (except in the case of a default with respect to covenants described under “Certain covenants—Repurchase of 8.625% Senior Notes upon Change of Control” and “Certain covenants—Limitations on mergers, consolidations and sales of assets”) the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a Default is cured within such time period, it ceases.

If an Event of Default (other than an Event of Default with respect to the Company or the Issuer resulting from subclauses (7) or (8) above), shall have occurred and be continuing under the 8.625% Senior Notes Indenture, the 8.625% Senior Notes Trustee by notice to the Company, or the Holders of at least 25 percent in principal amount of the 8.625% Senior Notes then outstanding by notice to the Company and the 8.625% Senior Notes Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the 8.625% Senior Notes will be due and payable immediately. If an Event of Default with respect to the Company or the Issuer specified in subclauses (7) or (8) above occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the 8.625% Senior Notes Trustee and the Company or any Holder.

The Holders of a majority in principal amount of the 8.625% Senior Notes then outstanding by written notice to the 8.625% Senior Notes Trustee and the Company may waive any Default or Event of Default (other than any Default or Event of Default in payment of principal or interest) on the 8.625% Senior Notes under the 8.625% Senior Notes Indenture. Holders of a majority in principal amount of the then outstanding 8.625% Senior Notes may rescind an acceleration and its consequence (except an acceleration due to nonpayment of principal or interest on the 8.625% Senior Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than the non-payment of accelerated principal) have been cured or waived.

The Holders may not enforce the provisions of the 8.625% Senior Notes Indenture, the 8.625% Senior Notes or the 8.625% Senior Notes Guarantees except as provided in the 8.625% Senior Notes Indenture. Subject to certain limitations, Holders of a majority in principal amount of the 8.625% Senior Notes then outstanding may direct the 8.625% Senior Notes Trustee in its exercise of any trust or power, provided, however, that such direction does not conflict with the terms of the 8.625% Senior Notes Indenture. The 8.625% Senior Notes Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal or interest on the 8.625% Senior Notes or that resulted from the failure to comply with the covenant entitled “Repurchase of 8.625% Senior Notes upon Change of Control”) if the 8.625% Senior Notes Trustee determines that withholding such notice is in the Holders’ interest.

The Company is required to deliver to the 8.625% Senior Notes Trustee an annual statement regarding compliance with the 8.625% Senior Notes Indenture and include in such statement if any officer of the Company is aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. In addition, the Company is required to deliver to the 8.625% Senior Notes Trustee prompt written notice of the occurrence of any Default or Event of Default.

Discharge and defeasance of senior indenture. The Company, the Issuer and the 8.625% Senior Notes Guarantors may discharge their obligations under the 8.625% Senior Notes, the 8.625% Senior Notes Guarantees and the 8.625% Senior Notes Indenture by irrevocably depositing in trust with the 8.625% Senior Notes Trustee money or U.S. Government Obligations sufficient to pay principal of, premium and interest on the 8.625% Senior Notes to maturity or redemption and the 8.625% Senior Notes mature or are to be called for redemption within one year, subject to meeting certain other conditions.

The 8.625% Senior Notes Indenture will permit the Company, the Issuer and the 8.625% Senior Notes Guarantors to terminate all of their respective obligations under the 8.625% Senior Notes Indenture with respect to the 8.625% Senior Notes and the 8.625% Senior Notes Guarantees, other than the obligation to pay interest on and the principal of the 8.625% Senior Notes and certain other obligations (“legal defeasance”), at any time by

(1) depositing in trust with the 8.625% Senior Notes Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and premium and interest on the 8.625% Senior Notes to their maturity or redemption, as the case may be, and

(2) complying with certain other conditions, including delivery to the 8.625% Senior Notes Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service, to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the Issue Date.

In addition, the 8.625% Senior Notes Indenture will permit the Company, the Issuer and the 8.625% Senior Notes Guarantors to terminate all of their obligations under the 8.625% Senior Notes Indenture with respect to certain covenants and events of default specified in the 8.625% Senior Notes Indenture, and the 8.625% Senior Notes Guarantors will be released (“covenant defeasance”), at any time by

(1) depositing in trust with the 8.625% Senior Notes Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of, premium and interest on the 8.625% Senior Notes to their maturity or redemption, as the case may be, and

(2) complying with certain other conditions, including delivery to the 8.625% Senior Notes Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service, to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

Notwithstanding the foregoing, no discharge, legal defeasance or covenant defeasance described above will affect the following obligations to, or rights of, the Holders of the 8.625% Senior Notes:

•	rights of registration of transfer and exchange of 8.625% Senior Notes;

•	rights of substitution of mutilated, defaced, destroyed, lost or stolen 8.625% Senior Notes;

•	rights of Holders of the 8.625% Senior Notes to receive payments of principal thereof, premium, if any, and interest thereon, upon the original due dates therefor, but not upon acceleration;

•	rights, obligations, duties and immunities of the 8.625% Senior Notes Trustee;

•	rights of Holders of 8.625% Senior Notes that are beneficiaries with respect to property so deposited with the 8.625% Senior Notes Trustee payable to all or any of them; and

•	obligations of the Company, the Issuer or the 8.625% Senior Notes Guarantors to maintain an office or agency in respect of the 8.625% Senior Notes.

The Company, the Issuer or the 8.625% Senior Notes Guarantors may exercise the legal defeasance option with respect to the 8.625% Senior Notes notwithstanding the prior exercise of the covenant defeasance option with respect to the 8.625% Senior Notes. If the Company, the Issuer or the 8.625% Senior Notes Guarantors exercise the legal defeasance option with respect to the 8.625% Senior Notes, payment of the 8.625% Senior Notes may not be accelerated due to an Event of Default with respect to the 8.625% Senior Notes. If the Company, the Issuer or the 8.625% Senior Notes Guarantors exercise the covenant defeasance option with respect to the 8.625% Senior Notes, payment of the 8.625% Senior Notes may not be accelerated due to an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the cash and U.S. Government Obligations in the defeasance trust could be less than the principal of, premium, if any, and interest then due on the 8.625% Senior Notes, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Transfer and exchange. A Holder may transfer or exchange 8.625% Senior Notes only in accordance with the provisions of the 8.625% Senior Notes Indenture. The 8.625% Senior Notes Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the 8.625% Senior Notes Indenture.

Amendment, supplement and waiver. Subject to certain exceptions, the 8.625% Senior Notes Indenture or the 8.625% Senior Notes may be amended or supplemented with the consent (which may include written consents obtained in connection with a tender offer or exchange offer for 8.625% Senior Notes) of the Holders of at least a majority in principal amount of the 8.625% Senior Notes then outstanding, and future compliance with any provision of the 8.625% Senior Notes Indenture or the 8.625% Senior Notes may be waived (other than any continuing Default or Event of Default in the payment of interest on or the principal of the 8.625% Senior Notes) with the consent (which may include waivers obtained in connection with a tender offer or exchange offer for 8.625% Senior Notes) of the Holders of a majority in principal amount of the 8.625% Senior Notes then outstanding. Without the consent of any Holder, the Company, the Issuer, the 8.625% Senior Notes Guarantors and the 8.625% Senior Notes Trustee may amend or supplement the 8.625% Senior Notes Indenture or the 8.625% Senior Notes to cure any ambiguity, defect or inconsistency; to comply with the “Limitations on mergers, consolidations and sales of assets” covenant set forth in the 8.625% Senior Notes Indenture; to comply with any requirements of the Commission in connection with the qualification of the 8.625% Senior Notes Indenture under the Trust Indenture Act; to evidence and provide for the acceptance of appointment under the 8.625% Senior Notes Indenture by a successor 8.625% Senior Notes Trustee; to provide for uncertificated 8.625% Senior Notes in addition to or in place of certificated 8.625% Senior Notes; to provide for any 8.625% Senior Notes Guarantee of the 8.625% Senior Notes; to secure the 8.625% Senior Notes or to confirm and evidence the release, termination or discharge of any 8.625% Senior Notes Guarantee of or Lien securing the 8.625% Senior Notes when such release, termination or discharge is permitted by the 8.625% Senior Notes Indenture; to make any change that does not adversely affect the legal rights of any Holder; to evidence the assumption by the Company (or its successor entity) or a successor entity of the Issuer of the obligations of the Issuer under the 8.625% Senior Notes Indenture and the 8.625% Senior Notes; to add covenants or new events of default for the protection of the Holders of the 8.625% Senior Notes; to designate a bank or trust company other than the 8.625% Senior Notes Trustee to act as trustee; or to modify the existing covenants and events of default solely in respect of, or add new covenants and events of default that apply solely to, debt securities not yet issued and outstanding as of the Issue Date.

Without the consent of each Holder affected, the Company, the Issuer, the 8.625% Senior Notes Guarantors and the 8.625% Senior Notes Trustee may not:

(1) reduce the amount of 8.625% Senior Notes whose Holders must consent to an amendment, supplement or waiver,

(2) reduce the rate of or extend the time for payment of interest, including default interest, on any 8.625% Senior Note,

(3) reduce the principal of or change the fixed maturity of any 8.625% Senior Note or alter the provisions (including related definitions) with respect to redemptions described under “—Redemption” or with respect to mandatory offers to repurchase Notes described under “—Certain covenants—Limitations on dispositions of assets” or “—Certain covenants—Repurchase of 8.625% Senior Notes upon Change of Control,”

(4) make any 8.625% Senior Note payable in money other than that stated in the 8.625% Senior Note,

(5) make any change in the “Waivers of Defaults by Majority of Holders” or the “Proceedings by Holders” sections set forth in the 8.625% Senior Notes Indenture,

(6) modify the ranking or priority of the 8.625% Senior Notes or any 8.625% Senior Notes Guarantee,

(7) release any 8.625% Senior Notes Guarantor from any of its obligations under its 8.625% Senior Notes Guarantee or the 8.625% Senior Notes Indenture otherwise than in accordance with the 8.625% Senior Notes Indenture, or

(8) waive a continuing Default or Event of Default in the payment of principal of or interest on the 8.625% Senior Notes.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the 8.625% Senior Notes Indenture (and the Issuer’s obligation to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any 8.625% Senior Notes with respect to which such consent is required or sought as of a date identified by the 8.625% Senior Notes Trustee in a notice furnished to Holders in accordance with the terms of the 8.625% Senior Notes Indenture.

Governing law. The 8.625% Senior Notes Indenture, the 8.625% Senior Notes and the 8.625% Senior Notes Guarantees will be governed by the laws of the State of New York.

Definitions of certain terms used in the 8.625% Senior Notes Indenture. Set forth below is a summary of certain of the defined terms used in the 8.625% Senior Notes Indenture. Reference is made to the 8.625% Senior Notes Indenture for the full definition of all terms used in the 8.625% Senior Notes Indenture.

“8.625% Senior Notes Guarantees” means the senior guarantee of the 8.625% Senior Notes by the Company and each other 8.625% Senior Notes Guarantor under the 8.625% Senior Notes Indenture.

“8.625% Senior Notes Guarantors” means (i) initially, the Company and each of the Company’s Restricted Subsidiaries in existence on the Issue Date, other than the Issuer, and (ii) each of the Company’s Subsidiaries which becomes a 8.625% Senior Notes Guarantor subsequent to the Issue Date pursuant to the provisions of the 8.625% Senior Notes Indenture, and their successors, in each case until released from its respective 8.625% Senior Notes Guarantee pursuant to the 8.625% Senior Notes Indenture.

“8.625% Senior Notes”or “Notes”means the 8.625% Senior Notes due 2017.

“8.625% Senior Notes Trustee” means the party named as such above until a successor replaces such party in accordance with the applicable provisions of the 8.625% Senior Notes Indenture and thereafter means the successor serving as trustee under the 8.625% Senior Notes Indenture in respect of the 8.625% Senior Notes.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) after the Issue Date, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into the Company, the Issuer or any Restricted Subsidiary) and (2) with respect to the Company, the Issuer or any Restricted Subsidiary, any Indebtedness expressly assumed by the Company, the Issuer or any Restricted Subsidiary in connection with the acquisition of any assets from another Person (other than the Company, the Issuer or any Restricted Subsidiary), which Indebtedness was not incurred by such other Person in connection with or in contemplation of such acquisition. Indebtedness incurred in connection with or in contemplation of any transaction described in clause (1) or (2) of the preceding sentence shall be deemed to have been incurred by the Company or a Restricted Subsidiary, as the case may be, at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) in the case of clause (1) or at the time of the acquisition of such assets in the case of clause (2), but shall not be deemed Acquired Indebtedness.

“Affiliate” means, when used with reference to a specified Person, any Person directly or indirectly controlling, or controlled by or under direct or indirect common control with the Person specified.

“Asset Acquisition” means (1) an Investment by the Company, the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company, the Issuer or any Restricted Subsidiary or (2) the acquisition by the Company, the Issuer or any Restricted Subsidiary of the assets of any Person, which constitute all or substantially all of the assets or of an operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

“Asset Disposition” means any sale, transfer, conveyance, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback or sale of shares of Capital Stock in any Subsidiary) (each, a “transaction” ) by the Company, the Issuer or any Restricted Subsidiary to any Person of any Property having a Fair Market Value in any transaction or series of related transactions of at least $5 million. The term “Asset Disposition” shall not include:

(1) a transaction between the Company, the Issuer and any Restricted Subsidiary or a transaction between Restricted Subsidiaries,

(2) a transaction in the ordinary course of business, including, without limitation, sales (directly or indirectly), dedications and other donations to governmental authorities, leases and sales and leasebacks of (A) homes, improved land and unimproved land and (B) real estate (including related amenities and improvements),

(3) a transaction involving the sale of Capital Stock of, or the disposition of assets in, an Unrestricted Subsidiary,

(4) any exchange or swap of assets of the Company, the Issuer or any Restricted Subsidiary for assets that (x) are to be used by the Company, the Issuer or any Restricted Subsidiary in the ordinary course of its Real Estate Business and (y) have a Fair Market Value not less than the Fair Market Value of the assets exchanged or swapped,

(5) any sale, transfer, conveyance, lease or other disposition of assets and properties that is governed by the provisions relating to “Limitations on mergers, consolidation and sales of assets,” or

(6) dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business.

“Attributable Debt” means, with respect to any Capitalized Lease Obligations, the capitalized amount thereof determined in accordance with GAAP.

“Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including, without limitation, all Disqualified Stock and Preferred Stock.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means

(1) U.S. dollars;

(2) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of one year or less from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper rated P-1, A-1 or the equivalent thereof by Moody’s or S&P, respectively, and in each case maturing within six months after the date of acquisition; and

(6) investments in money market funds substantially all of the assets of which consist of securities described in the foregoing clauses (1) through (5).

“Change of Control” means

(1) any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person (other than a Restricted Subsidiary); provided, however, that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of such Person immediately after such transaction shall not be a Change of Control;

(2) a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act (other than (x) the Company or (y) the Permitted Hovnanian Holders)) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Common Equity of the Company representing more than 50% of the voting power of the Common Equity of the Company;

(3) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company;

(4) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a liquidation or dissolution of the Company which is part of a transaction that does not constitute a Change of Control under the proviso contained in clause (1) above shall not constitute a Change of Control; or

(5) a change of control shall occur as defined in the instrument governing any publicly traded debt securities of the Company or the Issuer which requires the Company or the Issuer to repay or repurchase such debt securities.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Consolidated Adjusted Tangible Assets” of the Company as of any date means the Consolidated Tangible Assets of the Company, the Issuer and the Restricted Subsidiaries at the end of the fiscal quarter immediately preceding the date less any assets securing any Non-Recourse Indebtedness, as determined in accordance with GAAP.

“Consolidated Cash Flow Available for Fixed Charges” means, for any period, Consolidated Net Income for such period plus (each to the extent deducted in calculating such Consolidated Net Income and determined in accordance with GAAP) the sum for such period, without duplication, of:

(1) income taxes,

(2) Consolidated Interest Expense,

(3) depreciation and amortization expenses and other non-cash charges to earnings, and

(4) interest and financing fees and expenses which were previously capitalized and which are amortized to cost of sales, minus all other non-cash items (other than the receipt of notes receivable) increasing such Consolidated Net Income.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any determination date, the ratio of (x) Consolidated Cash Flow Available for Fixed Charges for the prior four full fiscal quarters (the “Four Quarter Period” ) for which financial results have been reported immediately preceding the determination date (the “Transaction Date” ), to (y) the aggregate Consolidated Interest Incurred for the Four Quarter Period. For purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Interest Incurred” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence or the repayment, repurchase, defeasance or other discharge or the assumption by another Person that is not an Affiliate (collectively, “repayment” ) of any Indebtedness of the Company, the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation, and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, except that Indebtedness under revolving credit facilities shall be deemed to be the average daily balance of such Indebtedness during the Four Quarter Period (as reduced on such pro forma basis by the application of any proceeds of the incurrence of Indebtedness giving rise to the need to make such calculation);

(2) any Asset Disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company, the Issuer or any Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring Acquired Indebtedness at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Disposition or Asset Acquisition (including the incurrence or repayment of any such Indebtedness) and the inclusion, notwithstanding clause (2) of the definition of “Consolidated Net Income,” of any Consolidated Cash Flow Available for Fixed Charges associated with such Asset Acquisition as if it occurred on the first day of the Four Quarter Period; provided, however, that the Consolidated Cash Flow Available for Fixed Charges associated with any Asset Acquisition shall not be included to the extent the net income so associated would be excluded pursuant to the definition of “Consolidated Net Income,” other than clause (2) thereof, as if it applied to the Person or assets involved before they were acquired; and

(3) the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Incurred attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded.

Furthermore, in calculating “Consolidated Cash Flow Available for Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”

(a) interest on Indebtedness in respect of which a pro forma calculation is required that is determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, and

(b) notwithstanding clause (a) above, interest on such Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Protection Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” of the Company for any period means the Interest Expense of the Company, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Incurred” for any period means the Interest Incurred of the Company, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the aggregate net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that there will be excluded from such net income (loss) (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of (x) any Unrestricted Subsidiary (other than a Mortgage Subsidiary) or (y) any Person (other than a Restricted Subsidiary or a Mortgage Subsidiary) in which any Person other than the Company, the Issuer or any Restricted Subsidiary has an ownership interest, except, in each case, to the extent that any such income has actually been received by the Company, the Issuer or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period, which dividends or distributions are not in excess of the Company’s, the Issuer’s or such Restricted Subsidiary’s (as applicable) pro rata share of such Unrestricted Subsidiary’s or such other Person’s net income earned during such period,

(2) except to the extent includable in Consolidated Net Income pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company, the Issuer or any of its Restricted Subsidiaries (except, in the case of an Unrestricted Subsidiary that is redesignated a Restricted Subsidiary during such period, to the extent of its retained earnings from the beginning of such period to the date of such redesignation) or (b) the assets of such Person are acquired by the Company or any Restricted Subsidiary,

(3) the net income of any Restricted Subsidiary to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period,

(4) the gains or losses, together with any related provision for taxes, realized during such period by the Company, the Issuer or any Restricted Subsidiary resulting from (a) the acquisition of securities, or extinguishment of Indebtedness, of the Company or any Restricted Subsidiary or (b) any Asset Disposition by the Company or any Restricted Subsidiary,

(5) any extraordinary gain or loss together with any related provision for taxes, realized by the Company, the Issuer or any Restricted Subsidiary, and

(6) any non-recurring expense recorded by the Company, the Issuer or any Restricted Subsidiary in connection with a merger accounted for as a “pooling-of-interests” transaction;

provided, further, that for purposes of calculating Consolidated Net Income solely as it relates to clause (3) of the first paragraph of the “Limitations on restricted payments” covenant, clause (4)(b) above shall not be applicable.

“Consolidated Tangible Assets” of the Company as of any date means the total amount of assets of the Company, the Issuer and the Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (1) Intangible Assets and (2) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries.

“Continuing Director” means a director who either was a member of the Board of Directors of the Company on the Issue Date or who became a director of the Company subsequent to such date and whose election or nomination for election by the Company’s stockholders, was duly approved by a majority of the Continuing Directors on the Board of Directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

“control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Credit Facilities” means, collectively, each of the credit facilities and lines of credit of the Company or one or more Restricted Subsidiaries in existence on the Issue Date and one or more other facilities and lines of credit among or between the Company or one or more Restricted Subsidiaries and one or more lenders pursuant to which the Company or one or more Restricted Subsidiaries may incur indebtedness for working capital and general corporate purposes (including acquisitions), as any such facility or line of credit may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, increasing the amount of, or restructuring, all or any portion of the Indebtedness under such facility or line of credit or any successor facilities or lines of credit and includes any facility or line of credit with one or more lenders refinancing or replacing all or any portion of the Indebtedness under such facility or line of credit or any successor facility or line of credit.

“Currency Agreement” of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Designation Amount” has the meaning provided in the definition of Unrestricted Subsidiary.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the 8.625% Senior Notes or (2) is convertible into or exchangeable or exercisable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (1) above, in each case, at any time prior to the final maturity date of the 8.625% Senior Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity date of the 8.625% Senior Notes shall not constitute Disqualified Stock if the change in control provision applicable to such Capital Stock are no more favorable to such holders than the provisions described under the caption “Certain covenants—Repurchase of 8.625% Senior Notes upon Change of Control” and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company’s repurchase of the 8.625% Senior Notes as are required pursuant to the provisions described under the caption “—Certain covenants—Repurchase of 8.625% Senior Notes upon Change of Control.”

“Event of Default” has the meaning set forth in “Events of Default.”

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on May 4, 1999.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Holder”or “Holder of 8.625% Senior Notes” means the Person in whose name a 8.625% Senior Note is registered in the books of the Registrar for the 8.625% Senior Notes.

“Indebtedness” of any Person means, without duplication,

(1) any liability of such Person (a) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instrument issued for the benefit of, or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business), (b) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof, is not required to be recorded as a liability in accordance with GAAP), or (c) in respect of Capitalized Lease Obligations (to the extent of the Attributable Debt in respect thereof),

(2) any Indebtedness of others that such Person has guaranteed to the extent of the guarantee; provided, however, that Indebtedness of the Company and its Restricted Subsidiaries will not include the obligations of the Company or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages at prices no greater than 98% of the principal amount thereof, and upon any such purchase the excess, if any, of the purchase price thereof over the Fair Market Value of the mortgages acquired, will constitute Restricted Payments subject to the “Limitations on restricted payments” covenant,

(3) to the extent not otherwise included, the obligations of such Person under Currency Agreements or Interest Protection Agreements to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such agreements, in accordance with GAAP, and

(4) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be (a) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (b) the maximum liability of such Person for any contingent obligations under clause (1) above at such date, net of an unamortized discount to be accounted for as Interest Expense in accordance with GAAP, and (c) in the case of clause (4) above, the lesser of (x) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (y) the amount of the Indebtedness secured.

“Intangible Assets” of the Company means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their prior carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset (within one year of its acquisition) to its fair market value in accordance with GAAP) and all other items which would be treated as intangible on the consolidated balance sheet of the Company, the Issuer and the Restricted Subsidiaries prepared in accordance with GAAP.

“Interest Expense” of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption “interest expense” or any like caption on an income statement for such Person (including, without limitation, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the net costs (but reduced by net gains) associated with Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense (other than interest and other charges amortized to cost of sales)), and (ii) all interest actually paid by the Company or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any Person other than the Company, the Issuer or any Restricted Subsidiary during such period; provided, that Interest Expense shall exclude any expense associated with the complete write-off of financing fees and expenses in connection with the repayment of any Indebtedness.

“Interest Incurred” of any Person for any period means, without duplication, the aggregate amount of (1) Interest Expense and (2) all capitalized interest and amortized debt issuance costs.

“Interest Protection Agreement” of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Debt permitted to be incurred under the 8.625% Senior Notes Indenture.

“Investment Grade” means, with respect to a debt rating of the 8.625% Senior Notes, a rating of Baa3 or higher by Moody’s together with a rating of BBB- or higher by S&P or, in the event S&P or Moody’s or both shall cease rating the 8.625% Senior Notes (for reasons outside the control of the Company or the Issuer) and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

“Investments” of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments in any other Person (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

“Issue Date” means solely for purposes of this “Description of 8.625% Senior Notes,” June 12, 2006.

“Lien” means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

“Marketable Securities” means (a) equity securities that are listed on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market and (b) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange or the American Stock Exchange or covered by at least two reputable market makers.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its debt rating business.

“Mortgage Subsidiary” means any Subsidiary of the Company substantially all of whose operations consist of the mortgage lending business.

“Net Cash Proceeds” means with respect to an Asset Disposition, cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise (including any cash received upon sale or disposition of such note or receivable), but only as and when received), excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property disposed of in such Asset Disposition or received in any other non-cash form unless and until such non-cash consideration is converted into cash therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state and local taxes required to be accrued as a liability under GAAP as a consequence of such Asset Disposition, and in each case net of a reasonable reserve for the after-tax cost of any indemnification or other payments (fixed and contingent) attributable to the seller’s indemnities or other obligations to the purchaser undertaken by the Company, the Issuer or any of its Restricted Subsidiaries in connection with such Asset Disposition, and net of all payments made on any Indebtedness which is secured by or relates to such Property, in accordance with the terms of any Lien or agreement upon or with respect to such Property or which must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all contractually required distributions and payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (a) environmental warranties and indemnities, or (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics’ liens.

“Permitted Hovnanian Holders” means, collectively, Kevork S. Hovnanian, Ara K. Hovnanian, the members of their immediate families, the respective estates, spouses, heirs, ancestors, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, or any entity of which any of the foregoing, individually or collectively, beneficially own more than 50% of the Common Equity.

“Permitted Indebtedness” means

(1) Indebtedness under Credit Facilities which does not exceed $1.5 billion principal amount outstanding at any one time;

(2) Indebtedness in respect of obligations of the Company and its Subsidiaries to the trustees under indentures for debt securities;

(3) intercompany debt obligations of (i) the Company to the Issuer, (ii) the Issuer to the Company, (iii) the Company or the Issuer to any Restricted Subsidiary and (iv) any Restricted Subsidiary to the Company or the Issuer or any other Restricted Subsidiary; provided, however, that any Indebtedness of any Restricted Subsidiary or the Issuer or the Company owed to any Restricted Subsidiary or the Issuer that ceases to be a Restricted Subsidiary shall be deemed to be incurred and shall be treated as an incurrence for purposes of the first paragraph of the covenant described under “Limitations on indebtedness” at the time the Restricted Subsidiary in question ceases to be a Restricted Subsidiary;

(4) Indebtedness of the Company or the Issuer or any Restricted Subsidiary under any Currency Agreements or Interest Protection Agreements in a notional amount no greater than the payments due (at the time the related Currency Agreement or Interest Protection Agreement is entered into) with respect to the Indebtedness or currency being hedged;

(5) Purchase Money Indebtedness;

(6) Capitalized Lease Obligations;

(7) obligations for, pledge of assets in respect of, and guaranties of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business;

(8) Indebtedness secured only by office buildings owned or occupied by the Company or any Restricted Subsidiary, which Indebtedness does not exceed $10 million aggregate principal amount outstanding at any one time;

(9) Indebtedness under warehouse lines of credit, repurchase agreements and Indebtedness secured by mortgage loans and related assets of mortgage lending Subsidiaries in the ordinary course of a mortgage lending business; and

(10) Indebtedness of the Company or any Restricted Subsidiary which, together with all other Indebtedness under this clause (10), does not exceed $50 million aggregate principal amount outstanding at any one time.

“Permitted Investment” means

(1) Cash Equivalents;

(2) any Investment in the Company, the Issuer or any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary as a result of such Investment or that is consolidated or merged with or into, or transfers all or substantially all of the assets of it or an operating unit or line of business to, the Company or a Restricted Subsidiary;

(3) any receivables, loans or other consideration taken by the Company, the Issuer or any Restricted Subsidiary in connection with any asset sale otherwise permitted by the 8.625% Senior Notes Indenture;

(4) Investments received in connection with any bankruptcy or reorganization proceeding, or as a result of foreclosure, perfection or enforcement of any Lien or any judgment or settlement of any Person in exchange for or satisfaction of Indebtedness or other obligations or other property received from such Person, or for other liabilities or obligations of such Person created, in accordance with the terms of the 8.625% Senior Notes Indenture;

(5) Investments in Currency Agreements or Interest Protection Agreements described in the definition of Permitted Indebtedness;

(6) any loan or advance to an executive officer, director or employee of the Company or any Restricted Subsidiary made in the ordinary course of business or in accordance with past practice; provided, however, that any such loan or advance exceeding $1 million shall have been approved by the Board of Directors of the Company or a committee thereof consisting of disinterested members;

(7) Investments in joint ventures in a Real Estate Business with unaffiliated third parties in an aggregate amount at any time outstanding not to exceed 10% of Consolidated Tangible Assets at such time;

(8) Investments in interests in issuances of collateralized mortgage obligations, mortgages, mortgage loan servicing, or other mortgage related assets;

(9) obligations of the Company or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages; and

(10) Investments in an aggregate amount outstanding not to exceed $10 million.

“Permitted Liens” means

(1) Liens for taxes, assessments or governmental or quasi-government charges or claims that (a) are not yet delinquent, (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, or (c) encumber solely property abandoned or in the process of being abandoned,

(2) statutory Liens of landlords and carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required,

(3) Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security,

(4) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contacts, utility services, developer’s or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money but including the items referred to in the parenthetical in clause (1)(a) of the definition of “Indebtedness”), in each case incurred in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

(5) attachment or judgment Liens not giving rise to a Default or an Event of Default,

(6) easements, dedications, assessment district or similar Liens in connection with municipal or special district financing, rights-of-way, restrictions, reservations and other similar charges, burdens, and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

(7) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

(8) Liens securing Indebtedness incurred pursuant to clause (8) or (9) of the definition of Permitted Indebtedness,

(9) Liens securing Indebtedness of the Company, the Issuer or any Restricted Subsidiary permitted to be incurred under the 8.625% Senior Notes Indenture; provided, that the aggregate amount of all consolidated Indebtedness of the Company, the Issuer and the Restricted Subsidiaries (including, with respect to Capitalized Lease Obligations, the Attributable Debt in respect thereof) secured by Liens (other than Non-Recourse Indebtedness and Indebtedness incurred pursuant to clause (9) of the definition of Permitted Indebtedness) shall not exceed 40% of Consolidated Adjusted Tangible Assets at any one time outstanding (after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof),

(10) Liens securing Non-Recourse Indebtedness of the Company, the Issuer or any Restricted Subsidiary; provided, that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness,

(11) Liens securing Purchase Money Indebtedness; provided, that such Liens apply only to the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness,

(12) Liens on property or assets of the Company, the Issuer or any Restricted Subsidiary securing Indebtedness of the Company, the Issuer or any Restricted Subsidiary owing to the Company, the Issuer or one or more Restricted Subsidiaries,

(13) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company and the Restricted Subsidiaries,

(14) purchase money security interests (including, without limitation, Capitalized Lease Obligations); provided, that such Liens apply only to the Property acquired and the related Indebtedness is incurred within 90 days after the acquisition of such Property,

(15) any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided that such sale is not otherwise prohibited under the 8.625% Senior Notes Indenture,

(16) any right of a lender or lenders to which the Company, the Issuer or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of the Company, the Issuer or a Restricted Subsidiary with or held by such lender or lenders or its Affiliates,

(17) any pledge or deposit of cash or property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

(18) Liens for homeowner and property owner association developments and assessments,

(19) Liens securing Refinancing Indebtedness; provided, that such Liens extend only to the assets securing the Indebtedness being refinanced,

(20) Liens incurred in the ordinary course of business as security for the obligations of the Company, the Issuer and the Restricted Subsidiaries with respect to indemnification in respect of title insurance providers,

(21) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary or acquired by the Company or its Subsidiaries,

(22) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided, that such Liens were in existence prior to the contemplation of such acquisition,

(23) Liens existing on the Issue Date and any extensions, renewals or replacements thereof, and

(24) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

“Purchase Money Indebtedness” means Indebtedness of the Company, the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any property to be used in the ordinary course of business by the Company, the Issuer and the Restricted Subsidiaries; provided, however, that (1) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred no later than 90 days after the acquisition of such property or completion of such construction or improvement.

“Qualified Stock” means Capital Stock of the Company other than Disqualified Stock.

“Rating Agency” means a statistical rating agency or agencies, as the case may be, nationally recognized in the United States and selected by the Company (as certified by a resolution of the Board of Directors of the Company) which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Real Estate Business” means homebuilding, housing construction, real estate development or construction and related real estate activities, including the provision of mortgage financing or title insurance.

“Refinancing Indebtedness” means Indebtedness (to the extent not Permitted Indebtedness) that refunds, refinances or extends any Indebtedness of the Company, the Issuer or any Restricted Subsidiary (to the extent not Permitted Indebtedness) outstanding on the Issue Date or other Indebtedness (to the extent not Permitted Indebtedness) permitted to be incurred by the Company, the Issuer or any Restricted Subsidiary pursuant to the terms of the 8.625% Senior Notes Indenture, but only to the extent that:

(1) the Refinancing Indebtedness is subordinated, if at all, to the 8.625% Senior Notes or the 8.625% Senior Notes Guarantees, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended,

(2) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended or (b) after the maturity date of the 8.625% Senior Notes,

(3) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the 8.625% Senior Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, and

(4) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended.

“Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company, the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company, the Issuer or any Restricted Subsidiary (other than (a) dividends or distributions payable solely in Qualified Stock and (b) in the case of the Issuer or Restricted Subsidiaries, dividends or distributions payable to the Company, the Issuer or a Restricted Subsidiary);

(2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company, the Issuer or any Restricted Subsidiary (other than a payment made to the Company, the Issuer or any Restricted Subsidiary); and

(3) any Investment (other than any Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of a Subsidiary of the Company as an Unrestricted Subsidiary) and any amounts paid in accordance with clause (2) of the definition of Indebtedness.

“Restricted Subsidiary” means any Subsidiary of the Company which is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., a New York corporation, or any successor to its debt rating business.

“Significant Subsidiary” means any Subsidiary of the Company which would constitute a “significant subsidiary” as defined in Rule 1-02(w)(1) or (2) of Regulation S-X under the Securities Act and the Exchange Act as in effect on the Issue Date.

“Subsidiary” of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

“Unrestricted Subsidiary” means any Subsidiary of the Company so designated by a resolution adopted by the Board of Directors of the Company or a duly authorized committee thereof as provided below; provided that (a) the holders of Indebtedness thereof do not have direct or indirect recourse against the Company, the Issuer or any Restricted Subsidiary, and neither the Company, the Issuer nor any Restricted Subsidiary otherwise has liability for, any payment obligations in respect of such Indebtedness (including any undertaking, agreement or instrument evidencing such Indebtedness), except, in each case, to the extent that the amount thereof constitutes a Restricted Payment permitted by the 8.625% Senior Notes Indenture, in the case of Non-Recourse Indebtedness, to the extent such recourse or liability is for the matters discussed in the last sentence of the definition of “Non-Recourse Indebtedness,” or to the extent such Indebtedness is a guarantee by such Subsidiary of Indebtedness of the Company, the Issuer or a Restricted Subsidiary and (b) no holder of any Indebtedness of such Subsidiary shall have a right to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity as a result of a default on any Indebtedness of the Company, the Issuer or any Restricted Subsidiary. As of the date of this prospectus, the Issuer’s home mortgage subsidiaries, certain title insurance subsidiaries, joint ventures, subsidiaries holding interests in joint ventures and foreign subsidiary are designated as Unrestricted Subsidiaries under the 8.625% Senior Notes Indenture.

Subject to the foregoing, the Board of Directors of the Company or a duly authorized committee thereof may designate any Subsidiary in addition to those named above to be an Unrestricted Subsidiary; provided, however, that (1) the net amount (the “Designation Amount”) then outstanding of all previous Investments by the Company and the Restricted Subsidiaries in such Subsidiary will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under the “Limitations on Restricted Payments” covenant set forth in the Indenture, to the extent provided therein, (2) the Company must be permitted under the “Limitations on Restricted Payments” covenant set forth in the Indenture to make the Restricted Payment deemed to have been made pursuant to clause (1), and (3) after giving effect to such designation, no Default or Event of Default shall have occurred or be continuing. In accordance with the foregoing, and not in limitation thereof, Investments made by any Person in any Subsidiary of such Person prior to such Person’s merger with the Company or any Restricted Subsidiary (but not in contemplation or anticipation of such merger) shall not be counted as an Investment by the Company or such Restricted Subsidiary if such Subsidiary of such Person is designated as an Unrestricted Subsidiary.

The Board of Directors of the Company or a duly authorized committee thereof may also redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (1) the Indebtedness of such Unrestricted Subsidiary as of the date of such redesignation could then be incurred under the “Limitations on Indebtedness” covenant and (2) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company and the Restricted Subsidiaries could incur $1.00 of additional Indebtedness under the first paragraph of the “Limitations on Indebtedness” covenant. Any such designation or redesignation by the Board of Directors of the Company or a committee thereof will be evidenced to the 8.625% Senior Notes Trustee by the filing with the 8.625% Senior Notes Trustee of a certified copy of the resolution of the Board of Directors of the Company or a committee thereof giving effect to such designation or redesignation and an Officers’ Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers’ Certificate. The designation of any Person as an Unrestricted Subsidiary shall be deemed to include a designation of all Subsidiaries of such Person as Unrestricted Subsidiaries; provided, however, that the ownership of the general partnership interest (or a similar member’s interest in a limited liability company) by an Unrestricted Subsidiary shall not cause a Subsidiary of the Company of which more than 95% of the equity interest is held by the Company or one or more Restricted Subsidiaries to be deemed an Unrestricted Subsidiary.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the sum of all such payments described in clause (i)(a) above.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and the preferred stock that may be offered from time to time pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to Hovnanian’s restated certificate of incorporation, the “Certificate of Incorporation” and restated bylaws, the “Restated By-Laws” that are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to the Certificate of Incorporation and Restated By-laws.

The authorized capital stock of Hovnanian is 460,100,000 shares consisting of 400,000,000 shares of Class A Common Stock, par value $.01 per share, the “Class A Common Stock”, 60,000,000 shares of Class B Common Stock, par value $.01 per share, the “Class B Common Stock”, and 100,000 shares of preferred stock, par value $.01 per share, in the series and with the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be fixed from time to time by the Board of Directors of Hovnanian for each series.

Common Stock

As of June 27, 2013, 124,544,460 shares of Class A Common Stock and 14,656,867 shares of Class B Common Stock were issued and outstanding. The Class A Common Stock is traded on the New York Stock Exchange under the symbol “HOV”. There is no established public trading market for the Class B Common Stock. In order to trade Class B Common Stock, the shares must be converted into Class A Common Stock on a one-for-one basis. Any offering of common stock made hereby will consist only of Class A Common Stock. The outstanding Class A Common Stock is, and any Class A Common Stock offered pursuant to this prospectus and any prospectus supplement when issued and paid for will be, fully paid and non-assessable.

Dividends. Dividends on the Class A Common Stock will be paid if, when and as determined by the Board of Directors of Hovnanian out of funds legally available for this purpose. Certain debt instruments to which

Hovnanian is a party contain restrictions on the payment of cash dividends. As a result of the most restrictive of these provisions, Hovnanian is not currently able to pay any cash dividends and anticipates that it will be prohibited from doing so for the foreseeable future. Hovnanian has never paid cash dividends on its Class A Common Stock nor does it currently intend to pay cash dividends on its Class A Common Stock. If and when declared, the amount of any regular cash dividend payable on a share of Class A Common Stock will be an amount equal to 110% of the corresponding regular cash dividend payable on a share of Class B Common Stock.

Voting Rights. Holders of Class A Common Stock are entitled to one vote for each share held by them on all matters presented to shareholders. Holders of Class B Common Stock are generally entitled to ten votes per share.

Liquidation Rights. After satisfaction of the preferential liquidation rights of any preferred stock, the holders of the Class A Common Stock and Class B Common Stock are entitled to share ratably as a single class in the distribution of all remaining net assets.

Preemptive and Other Rights. The holders of Class A Common Stock do not have preemptive rights as to additional issues of common stock or conversion rights. The shares of Class A Common Stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions. The rights, preferences and privileges of holders of Class A Common Stock are subject to, and may be adversely affected by, the rights of the holder of shares of any series of preferred stock that Hovnanian may designate and issue in the future.

Preferred Stock

The Certificate of Incorporation authorizes the Board of Directors of Hovnanian to issue from time to time up to 100,000 shares of preferred stock, in one or more series, and with the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be fixed from time to time by the Board of Directors of Hovnanian for each series. The preferred stock may be used by the Board of Directors of Hovnanian without further action by Hovnanian’s stockholders as an anti-takeover device. As of June 27, 2013, 5,600 shares of Hovnanian’s preferred stock were issued and outstanding, consisting of entirely of Hovnanian’s 7.625% Series A Preferred Stock (liquidation preference $25,000.00 per share) par value $.01 per share, the “Series A Preferred Stock”.

The applicable prospectus supplement will describe the terms of any preferred stock that may be offered, including the number of shares, dividend rate and dividend period, liquidation value, voting rights, conversion rights (if any), dividend and liquidation preferences, redemption terms, whether depositary shares representing fractional interests will be offered, and any other rights, privileges and limitations thereof.

7.625% Series A Preferred Stock

Dividends on the Series A Preferred Stock are not cumulative. The Series A Preferred Stock ranks senior to Hovnanian’s common stock with respect to the payment of dividends to the extent provided in the Certificate of Designations, Powers, Preferences and Rights of the 7.625% Series A Preferred Stock (the “Certificate”). The Certificate provides that unless dividends have been declared and paid or set apart for payment on the Series A Preferred Stock for the then-currently quarterly dividend period, no dividend may be declared or paid or set apart for payment on Hovnanian’s common stock for that period, other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the common stock of Hovnanian or any other stock of Hovnanian ranking, as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of Hovnanian, junior to the Series A Preferred Stock.

The Series A Preferred Stock is traded as depositary shares, with each depositary share representing 1/1000th of a share of Series A Preferred Stock, and is listed on the NASDAQ Global Market under the symbol “HOVNP”.

The Series A Preferred Stock has no voting rights except as provided for in the Certificate or as otherwise required by law. However, so long as any shares of Series A Preferred Stock are outstanding, Hovnanian will not, without the vote of the holders of at least a majority of the shares of the Series A Preferred Stock, (1) authorize, create or issue any capital stock of Hovnanian ranking, as to dividends or upon liquidation, dissolution or winding up, senior to the Series A Preferred Stock, or reclassify any authorized capital stock of Hovnanian into any such shares of such capital stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares, or (2) amend, alter or repeal the Certificate, or the certificate of incorporation of Hovnanian, whether by merger, consolidation or otherwise, in a way that adversely affects the powers, preferences or special rights of the Series A Preferred Stock. Any increase in the amount of authorized common stock or preferred stock or any increase or decrease in the number of shares of any series of preferred stock or the authorization, creation and issuance of other classes or series of stock, in each case ranking equally with or junior to the Series A Preferred Stock will not be deemed to adversely affect such powers, preferences or special rights.

The Series A Preferred Stock has liquidation preferences over Hovnanian’s common stock. Upon any liquidation, dissolution or winding up of Hovnanian, the holders of the Series A Preferred Stock will be entitled to receive out of the assets of Hovnanian available for distribution to its stockholders, an amount equal to the liquidation preference of $25,000.00 per share plus all accrued and unpaid dividends before any payment or distribution out of Hovnanian’s assets may be made to or set apart for the holders of Hovnanian’s common stock or other junior equity. If, upon any liquidation, dissolution or winding up of Hovnanian, the assets of Hovnanian, or proceeds thereof, distributable among the holders of shares Series A Preferred Stock and any stock ranking equally with the Series A Preferred Stock shall be insufficient to pay in full the preferential amounts to which such stock would be entitled, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. Neither a consolidation nor merger of Hovnanian, nor a sale, lease, exchange or transfer of all or substantially all of Hovnanian’s assets will be deemed to be a liquidation, dissolution or winding up of Hovnanian.

Rights Plan

On July 29, 2008, the Board of Directors of Hovnanian adopted a shareholder rights plan, the “Rights Plan,” and declared a dividend of one preferred share purchase right for each outstanding share of Class A Common Stock and Class B Common Stock, which was subsequently paid to stockholders of record as of August 15, 2008. Subject to the terms, provisions and conditions of the rights plan, if and when they become exercisable, each right would entitle its holder to purchase from Hovnanian one ten-thousandth of a share of Hovnanian’s Series B Junior Preferred Stock for a purchase price of $35.00 per share, the “Purchase Price.” If issued, each fractional share of Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of Hovnanian’s Class A Common Stock. However, prior to exercise, a right does not give its holder any rights as a stockholder of Hovnanian, including without limitation any dividend, voting or liquidation rights.

The Board of Directors of Hovnanian adopted the Rights Plan in an effort to protect stockholder value by attempting to protect against a possible limitation on Hovnanian’s ability to use its net operating loss carryforwards, “NOLs,” to reduce potential future federal income tax obligations. Hovnanian has experienced and continues to experience substantial operating losses, and under the Internal Revenue Code and rules promulgated by the Internal Revenue Service, Hovnanian may “carry forward” these losses in certain circumstances to offset any current and future earnings and thus reduce its federal income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs do not otherwise become limited, Hovnanian believes that it will be able to carry forward a significant amount of NOLs, and therefore these NOLs could be a substantial asset to Hovnanian. However, if Hovnanian experiences an “Ownership Change,” as defined in Section 382 of the Internal Revenue Code, Hovnanian’s ability to use the NOLs will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of that asset. The Rights Plan is intended to act as a deterrent to any person or group acquiring 4.9% or more of our outstanding Class A Common Stock, an “Acquiring Person,” without the approval of Hovnanian’s Board.

Exercisability. The rights will not be exercisable until the earlier of (i) 10 business days after a public announcement by us that a person or group has become an Acquiring Person and (ii) 10 business days after the commencement of a tender or exchange offer by a person or group for 4.9% of the Class A Common Stock.

Until the date that the rights become exercisable, the “Distribution Date,” the rights are evidenced by Hovnanian’s Class A Common Stock and Class B Common Stock certificates which contain a notation to that effect. Any transfer of shares of Class A Common Stock and/or Class B Common Stock prior to the Distribution Date constitutes a transfer of the associated rights. After the Distribution Date, the rights may be transferred separately from the transfer of the underlying shares of Class A Common Stock or Class B Common Stock. After the Distribution Date, each holder of a right, other than rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a right and payment of the Purchase Price, that number of shares of Class A Common Stock or Class B Common Stock, as the case may be, having a market value of two times the Purchase Price.

Exchange. After the Distribution Date, the Board of Directors may exchange the rights (other than rights owned by an Acquiring Person which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or a fractional share of Series B Preferred Stock (or of a share of a similar class or series of Hovnanian’s preferred stock having similar rights, preferences and privileges) of equivalent value, per right (subject to adjustment).

Expiration. The rights and the Rights Plan will expire on the earliest of (i) August 14, 2018, (ii) the time at which the rights are redeemed pursuant to the Rights Agreement, (iii) the time at which the rights are exchanged pursuant to the Rights Agreement, (iv) the repeal of Section 382 of the Internal Revenue Code or any successor statute if the Board of Directors determines that the Rights Agreement is no longer necessary for the preservation of tax benefits, and (v) the beginning of a taxable year of Hovnanian to which the Board of Directors determines that no tax benefits may be carried forward.

Redemption. At any time prior to the time an Acquiring Person becomes such, the Board of Directors may redeem the rights in whole, but not in part, at a price of $0.01 per right, the “Redemption Price.” The redemption of the rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the Redemption Price.

Anti-Dilution Provisions. The Board of Directors may adjust the purchase price of the preferred shares, the number of preferred shares issuable and the number of outstanding rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the preferred shares or Hovnanian’s Class A Common Stock or Class B Common Stock. No adjustments to the purchase price of less than 1% will be made.

Amendments. Before the Distribution Date, the Board of Directors may amend or supplement the Rights Plan without the consent of the holders of the rights. After the Distribution Date, the Board of Directors may amend or supplement the rights Plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the Rights Plan, but only to the extent that those changes do not impair or adversely affect any rights holder.

Transfer Restrictions in the Certificate of Incorporation

At a special meeting of stockholders held on December 5, 2008, Hovnanian’s stockholders approved an amendment to its Certificate of Incorporation to restrict certain transfers of Class A Common Stock in order to preserve the tax treatment of Hovnanian’s NOLs under Section 382 of the Internal Revenue Code. Subject to certain exceptions pertaining to pre-existing 5% stockholders and Class B stockholders, the transfer restrictions in the amended Certificate of Incorporation generally restrict any direct or indirect transfer (such as transfers of Hovnanian’s stock that result from the transfer of interests in other entities that own Hovnanian’s stock) if the effect would be to: (i) increase the direct or indirect ownership of Hovnanian’s stock by any person (or public group) from less than 5% to 5% or more of Hovnanian’s common stock; (ii) increase the percentage of Hovnanian’s common stock owned directly or indirectly by a person (or public group) owning or deemed to own 5% or more of Hovnanian’s common stock; or (iii) create a new “public group” (as defined in the applicable Treasury regulations). Transfers included under the transfer restrictions include sales to persons (or public groups) whose resulting percentage ownership (direct or indirect) of common stock would exceed the 5% thresholds discussed above, or to persons whose direct or indirect ownership of common stock would by attribution cause another person (or public group) to exceed such threshold.

Consequences of Prohibited Transfers. In accordance with Hovnanian’s amended Certificate of Incorporation, any direct or indirect transfer attempted in violation of the restrictions would be void as of the date of the purported transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of Class A Common Stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such Class A Common Stock, or in the case of options, receiving Class A Common Stock in respect of their exercise. In this prospectus, Class A Common Stock purportedly acquired in violation of the transfer restrictions is referred to as “excess stock.”

In addition to the purported transfer being void as of the date of the purported transfer, upon demand, the purported transferee must transfer the excess stock to Hovnanian’s agent along with any dividends or other distributions paid with respect to such excess stock. Hovnanian’s agent is required to sell such excess stock in an arms’ length transaction (or series of transactions) that would not constitute a violation under the transfer restrictions. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by Hovnanian’s agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the violative transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to Hovnanian’s agent (except to the extent Hovnanian grants written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had Hovnanian’s agent sold such shares).

To the extent permitted by law, any stockholder who knowingly violates the transfer restrictions will be liable for any and all damages suffered by Hovnanian as a result of such violation, including damages resulting from a reduction in or elimination of the ability to utilize the NOLs and any professional fees incurred in connection with addressing such violation.

With respect to any transfer of Class A Common Stock which does not involve a transfer of “securities” of Hovnanian within the meaning of the General Corporation Law of the State of Delaware but which would cause any 5% stockholder to violate the transfer restrictions, the following procedure will apply in lieu of those described above. In such case, no such 5% stockholder shall be required to dispose of any interest that is not a security of Hovnanian, but such 5% stockholder and/or any person whose ownership of securities of Hovnanian is attributed to such 5% stockholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such 5% stockholder not to be in violation of the transfer restrictions, and such securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such 5% stockholder or such other person that was the direct holder of such excess stock from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.

Exceptions

The Board of Directors will have the discretion to approve transfers that would otherwise be restricted by the amended Certificate of Incorporation and may exempt any person or group from triggering the dilutive effect of the Rights Plan.

DESCRIPTION OF DEPOSITARY SHARES

The following description of depositary shares representing shares of our preferred stock sets forth certain general terms and provisions of depositary agreements, depositary shares and depositary receipts. The particular terms of the depositary shares and related agreements and receipts will be described in the prospectus supplement relating to those depositary shares. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, the applicable depositary agreement, a form of which has been incorporated by reference as an exhibit to the Registration Statement of which this prospectus forms a part, and the depositary receipts, which will be filed as exhibits to the Registration Statement or filed as exhibits to one or more current reports on Form 8-K and incorporated by reference herein. The specific terms of the depositary shares as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

General

Hovnanian may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, Hovnanian will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Hovnanian and a bank or trust company selected by Hovnanian having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to the registered holder purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Shares of preferred stock represented by depositary shares may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the principal office of the preferred stock depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement. Subject to the terms of the deposit agreement, the holder of depositary receipts will receive the appropriate number of shares of preferred stock and any money or property represented by such depositary shares. Only whole shares of preferred stock may be withdrawn; if a holder holds an amount of depositary shares in excess of whole shares of preferred stock, the preferred stock depositary will deliver along with the withdrawn shares of preferred stock a new depositary receipt evidencing the excess number of depositary shares. Except as described in the deposit agreement, holders of withdrawn shares of preferred stock will not be entitled to redeposit such shares or to receive depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with Hovnanian’s approval, sell such property and distribute the net proceeds from such sale to such holders.

If Hovnanian offers to the holders of a series of preferred stock represented by the depositary shares any rights, preferences or privileges to subscribe for or to purchase any securities or of any other nature, the preferred stock depositary will make such rights, preferences or privileges available to the record holders of depositary shares either by the issue of warrants representing such rights, preferences or privileges or by such other method as approved by the preferred stock depositary and Hovnanian. If the preferred stock depositary determines that this is not lawful or feasible or if it is instructed by a holder that such holder does not want to exercise such rights, preferences or privileges, it may, with Hovnanian’s approval, sell such rights, preferences or privileges and distribute the net proceeds from such sale to the holders of depositary shares entitled thereto.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever Hovnanian redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by such other equitable method as the preferred stock depositary may decide.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will endeavor, as practicable, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

Hovnanian will agree to take all actions that the preferred stock depositary may deem necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing such shares.

Changes Affecting Preferred Stock

Upon any change in par or stated value, split-up, combination or any other reclassification of the series of preferred stock represented by the depositary shares, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting Hovnanian or to which it is a party, the preferred stock depositary may in its discretion, with the approval and instructions of Hovnanian, and in such manner as the preferred stock depositary may deem equitable, treat any securities which shall be received by the preferred stock depositary in exchange for or upon conversion of or in respect of such preferred stock as new deposited securities received in exchange for or upon conversion or in respect of such preferred stock and make such adjustments in:

•	the fraction of an interest represented by one depositary share in one share of such preferred stock; and

•	the ratio of the redemption price per depositary share to the redemption price of a share of such preferred stock,

in each case as may be necessary to fully reflect the effects of such change.

With the approval of Hovnanian, the preferred stock depositary may execute and deliver additional depositary receipts, or may call for the surrender of all outstanding depositary receipts to be exchanged for new depositary receipts specifically describing such new deposited securities.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Hovnanian and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement may be terminated only if

•	all outstanding depositary shares have been redeemed; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Hovnanian.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

Hovnanian will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Hovnanian also will pay charges of the depositary in connection with the deposit of preferred stock and any redemption of preferred stock. The amount paid as dividends or otherwise distributable by the preferred stock depositary with respect to the depositary shares or the underlying preferred stock will be reduced by any amounts required to be withheld by Hovnanian or the preferred stock depositary on account of taxes or other governmental charges. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts. The preferred stock depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares or shares of preferred stock, until such taxes or other governmental charges are paid.

Transfer, Surrender and Exchange

Depositary receipts may be transferred, surrendered or exchanged in accordance with the deposit agreement. The preferred stock depositary, its agents or Hovnanian may require a holder, among other things, to furnish appropriate endorsements and transfer documents. The preferred stock depositary is not required to accept deposits of preferred stock or to register transfers, surrenders or exchanges of depositary shares during any period when the register of stockholders of Hovnanian is closed or in order to comply with any requirement of law, government or governmental body, commission or the deposit agreement.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to Hovnanian notice of its intent to do so, and Hovnanian may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward all reports and communications from Hovnanian which are delivered to the preferred stock depositary and which Hovnanian is required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor Hovnanian will be liable if it or Hovnanian are prevented or delayed by law or any circumstances beyond its or Hovnanian’s control in performing its or Hovnanian’s obligations under the deposit agreement. Hovnanian’s obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of Hovnanian’s and their duties thereunder, and neither Hovnanian nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Hovnanian and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Concerning the Preferred Stock Depositary

Information concerning the preferred stock depositary for a series of preferred stock represented by depositary shares will be set forth in the prospectus supplement relating to that series of preferred stock. Hovnanian and certain of its subsidiaries may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the preferred stock depositary and its affiliates in the ordinary course of business. The preferred stock depositary or its affiliates may participate as underwriters, agents or dealers in any offering of depositary shares.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following description of stock purchase contracts and stock purchase units sets forth certain general terms of the stock purchase contracts and/or stock purchase units that Hovnanian may issue. The particular terms of any stock purchase contracts or stock purchase units will be described in the prospectus supplement relating to the stock purchase contracts or stock purchase units. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, the stock purchase contracts, any collateral arrangements and any depositary arrangements relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued which will be filed with the Commission promptly after the offering of such stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

Hovnanian may issue stock purchase contracts representing contracts obligating holders to purchase from Hovnanian and Hovnanian to sell to the holders shares of Class A Common Stock, shares of preferred stock or depositary shares at a future date or dates. The price per share of Class A Common Stock, preferred stock or depositary shares may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of two separate securities, the first a stock purchase contract and the second either:

•	debt securities issued by either Hovnanian or K. Hovnanian (which will be fully and unconditionally guaranteed by Hovnanian), or

•	debt obligations of third parties, including U.S. Treasury securities,

which may or may not secure the holder’s obligations to purchase the Class A Common Stock, preferred stock or depositary shares under the stock purchase contracts. If the stock purchase unit consists of a stock purchase contract and debt securities issued by K. Hovnanian, K. Hovnanian will only have obligations with respect to such debt securities and not with respect to the stock purchase contract issued by Hovnanian. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder’s obligations under the original stock purchase contract.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, Hovnanian may issue units consisting of the combination of securities that are separately issuable hereunder and K. Hovnanian may issue units consisting of the combination of securities that are separately issuable by it hereunder. Hovnanian and K. Hovnanian may also co-issue units consisting of securities of both entities that are separately issuable by Hovnanian or K. Hovnanian hereunder. If Hovnanian and K. Hovnanian co-issue such a unit, K. Hovnanian will only have obligations with respect to the constituent part(s) of such unit that it may issue hereunder. The applicable prospectus supplement will describe:

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances such securities may be traded separately;

•	the terms of any unit agreement governing the units; and

•	the provisions for the payment, settlement, transfer or exchange of the units or the securities comprising the units.

DESCRIPTION OF WARRANTS

The following description of the terms of the warrants sets forth certain general terms that may apply to the warrants that Hovnanian may offer. The particular terms of any warrants will be described in the applicable prospectus supplement accompanying this prospectus. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, the applicable warrant agreement, a form of which has been incorporated by reference as an exhibit to the Registration Statement of which this prospectus forms a part. The specific terms of warrants as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

Hovnanian may issue warrants, including warrants to purchase Class A Common Stock, preferred stock or Depositary Shares and warrants to purchase Hovnanian Debt Securities. Warrants may be issued independently of or together with any other securities and may be attached to or separate from such securities. Obligations of Hovnanian under the warrants to purchase Class A Common Stock may be guaranteed by the subsidiary guarantors. Each series of warrants will be issued under a separate warrant agreement, each a “warrant agreement” to be entered into among Hovnanian and any subsidiary guarantors and a warrant agent, the “warrant agent”. The warrant agent will act solely as an agent of Hovnanian in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants. The following describes some general terms and provisions of the warrants offered hereby. Further terms of the warrants and the applicable warrant agreement will be described in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, aggregate principal amount and terms of the securities purchasable upon exercise of the warrants;

•	the designation and terms of the securities with which the warrants are issued and the number of the warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the price at which the securities purchasable upon exercise of the warrants may be purchased, and any provisions for changes to or adjustments in such exercise price;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain United States Federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exercise of the warrants.

PLAN OF DISTRIBUTION

Hovnanian, K. Hovnanian and the selling shareholders may sell the securities to or through underwriters or dealers, and also may sell the offered securities directly to one or more other purchasers or through agents. The applicable prospectus supplement will list the names of any underwriters or agents involved in the sale of the offered securities and any applicable commissions or discounts, and will also describe the method of distribution of the securities offered thereby, the purchase price and the proceeds to be received from the sale, and any securities exchanges on which the securities of such series may be listed.

Hovnanian, K. Hovnanian, the selling shareholders or any of their agents may directly solicit offers to purchase these securities. The applicable prospectus supplement will name any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the securities in respect of which this prospectus is delivered, and will set forth any commissions payable to that agent by Hovnanian, K. Hovnanian, or the selling shareholders, as the case may be. Unless otherwise indicated in the prospectus supplement, any such agent will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for Hovnanian, or K. Hovnanian or the selling shareholders in the ordinary course of business.

If Hovnanian, K. Hovnanian or the selling shareholders utilize an underwriter or underwriters in the sale, they will execute an underwriting agreement with such underwriters at the time of sale to them and will set forth in the applicable prospectus supplement the names of the underwriters and the terms of the transaction. The underwriters will use the prospectus supplement to make releases of the securities in respect of which this prospectus is delivered to the public.

If Hovnanian, K. Hovnanian or the selling shareholders utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, Hovnanian, K. Hovnanian or the selling shareholders, as the case may be, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transaction.

Underwriters, dealers or agents may offer and sell the offered securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. In connection with the sale of the securities, underwriters or agents may be deemed to have received compensation from Hovnanian, K. Hovnanian or the selling shareholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters or agents may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

The preferred stock, depositary shares, debt securities, stock purchase contracts, stock purchase units, units and warrants, when first issued or sold, will have no established trading market. Any underwriters or agents to or through whom offered securities are sold by Hovnanian, K. Hovnanian or the selling shareholders for public offering and sale may make a market in such offered securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any offered securities. The applicable prospectus supplement will set forth whether or not underwriters or agents may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of debt securities offered thereby at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Any underwriters, dealers or agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers or agents may be entitled, under agreements entered into with Hovnanian, K. Hovnanian or the selling shareholders, to indemnification against or contribution toward certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the prospectus supplement, Hovnanian, K. Hovnanian or the selling shareholders will authorize underwriters or other persons acting as its or their agents to solicit offers by certain institutions to purchase securities from it or them pursuant to contracts providing for payment and delivery on a future date. Institutions with which contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases will be subject to the condition that the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and agents will not have any responsibility in respect of the validity or performance of such contracts.

The applicable prospectus supplement will set forth the place and time of delivery for the securities in respect of which this prospectus is delivered.

LEGAL MATTERS

Certain legal matters with respect to the validity of the offered securities will be passed upon for Hovnanian, K. Hovnanian and the subsidiary guarantors by Simpson Thacher & Bartlett LLP, New York, New York, and will also be passed upon for Hovnanian, K. Hovnanian and the subsidiary guarantors by Michael Discafani, Esq., Vice President and Corporate Counsel for Hovnanian and K. Hovnanian. Michael Discafani, Esq., beneficially owns, directly and indirectly, less than 1% of the common stock of Hovnanian. Certain legal matters in connection with the offered securities may also be passed upon for any agents or underwriters by counsel specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering of the securities being registered hereby are as follows:

Total
Registration Fee		$68,200.01
Trustee’s Fees and Expenses*			*
Transfer Agent’s Fees*			*
Rating Agency Fees*			*
FINRA Filing Fees*			*
Listing Fees*			*
Legal fees and expenses*			*
Blue Sky fees and expenses*			*
Accounting fees and expenses*			*
Printing and duplicating expenses*			*
Miscellaneous expenses*			*
Total	$		*

*	Estimated expenses are not presently known. The applicable prospectus supplement or one or more Current Reports on Form 8-K, which will be incorporated by reference, will set forth the estimated amount of such expenses payable in respect of any offering of securities.

Item 15. Indemnification of Directors and Officers.

Hovnanian is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 102(b)(7) of the General Corporation Law of the State of Delaware enables a corporation in its certificate of incorporation or an amendment thereto validly approved by stockholders to limit or eliminate the personal liability of the members of its board of directors for violations of the directors’ fiduciary duty of care.

Article FOUR of Hovnanian’s Restated By-Laws contains the following provisions with respect to indemnification:

The Corporation shall indemnify any current or former Director or officer of the Corporation and his heirs, executors and administrators, and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation and his heirs, executors and administers, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him or by his heirs, executors and administrators in connection with any threatened, pending or completed action, suit or proceeding (brought by or in tire right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, to which he was or is a party or is threatened to be made a party by reason of his current or former position with the Corporation or by reason of the fact that he is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

K. Hovnanian is a California corporation. Section 317 of the California Corporations Code provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than in an action by or in the right of the corporation to procure a favorable judgment for itself, because such person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe that the conduct was unlawful. In the case of actions by or in the right of a corporation to procure a judgment in its favor, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to such proceeding because such person is or was the corporation’s agent, against expenses actually and reasonably incurred in connection with the defense or settlement of the action if the person acted in good faith in a manner the person believed to be in the best interests of the corporation and its shareholders, except that no such indemnification may be made for claims as to which the person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and then only to the extent a court determines otherwise.

Article SEVEN of K. Hovnanian’s Amended and Restated By-Laws contain the following provisions with respect to indemnification:

The Corporation shall have the power, to the maximum extent and in the manner provided by the General Corporation Law of the State of California but subject to any limitations set forth in any applicable indemnification agreement between the Corporation and any director or officer of the Corporation, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Corporation shall have the power, to the maximum extent and in the manner provided by the General Corporation Law of the State of California but subject to any limitations set forth in any applicable indemnification agreement between the Corporation and any director or officer of the Corporation, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and its shareholders; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation in the performance of that person’s duty to the Corporation and its shareholders, unless and only to the extent that the court in which such action or proceeding was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Any indemnification pursuant to the provisions above shall be made by the Corporation unless a determination (as provided for in the bylaws) is made that indemnification is not proper because the person has not met the applicable standards of conduct as set forth therein.

Hovnanian maintains a liability insurance policy providing coverage for its directors and officers, the directors and officers of K. Hovnanian and the directors and officers of certain of its other subsidiaries in an amount up to $65,000,000.

Item 16. Exhibits.

See Index to Exhibits.

Item 17. Undertakings.

The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) The undersigned Registrant hereby undertakes that for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report, pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions set forth in response to Item 15, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, K. Hovnanian Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on August 23, 2013.

K. HOVNANIAN ENTERPRISES, INC.

/s/ J. Larry Sorsby
J. Larry Sorsby
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 23, 2013.

Signature	Title

*	President, Chief Executive Officer and Director (Principal Executive Officer)
Ara K. Hovnanian

/s/ J. Larry Sorsby	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)
J. Larry Sorsby

*	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Brad G. O’Connor

*By:	/s/ J. Larry Sorsby
J. Larry Sorsby Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Hovnanian Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on August 23, 2013.

HOVNANIAN ENTERPRISES, INC.

/s/ J. Larry Sorsby
J. Larry Sorsby
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 23, 2013.

Signature	Title

*	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
Ara K. Hovnanian

/s/ J. Larry Sorsby	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)
J. Larry Sorsby

*	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Brad G. O’Connor

*	Director
Joseph A. Marengi

*	Director
Robert B. Coutts

*	Director
Edward A. Kangas

*	Director
Vincent Pagano Jr.

*	Director
Stephen D. Weinroth

*By:	/s/ J. Larry Sorsby
J. Larry Sorsby Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, K. HOV IP, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on August 23, 2013.

K. HOV IP, INC.

/s/ Brad G. O’Connor
Brad G. O’Connor
President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated August 23, 2013.

Signature	Title

/s/ Brad G. O’Connor	President, Chief Financial Officer and Director (Principal Accounting Officer)
Brad G. O’Connor

*	Vice President, Secretary and Director
Michael Discafani

*	Chief Executive Officer, Treasurer and Director
David G. Valiaveedan	(Principal Executive Officer and Principal Financial Officer)

*By:	/s/ Brad G. O’Connor
Brad G. O’Connor Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, K. HOV IP, II, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on August 23, 2013.

K. HOV IP, II, INC.

/s/ Brad G. O’Connor
Brad G. O’Connor
President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 23, 2013.

Signature	Title

/s/ Brad G. O’Connor	President, Chief Financial Officer and Director (Principal Accounting Officer)
Brad G. O’Connor

*	Vice President, Secretary and Director
Michael Discafani

*	Chief Executive Officer, Treasurer and Director
David G. Valiaveedan	(Principal Executive Officer and Principal Financial Officer)

*By:	/s/ Brad G. O’Connor
Brad G. O’Connor Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Registrants, as listed on the attached Schedule of Subsidiary Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on August 23, 2013.

REGISTRANTS (as listed on the attached Schedule of Subsidiary Registrants).

/s/ J. Larry Sorsby
J. Larry Sorsby
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons on the date and in the capacities indicated on August 23, 2013.

Signature	Title

*	President, Chief Executive Officer and Director (Principal Executive Officer)
Ara K. Hovnanian

/s/ J. Larry Sorsby	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)
J. Larry Sorsby

*	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Brad G. O’Connor

*By:	/s/ J. Larry Sorsby
J. Larry Sorsby Attorney-In-Fact

SCHEDULE OF SUBSIDIARY REGISTRANTS

Exact Name of Registrant As Specified in Its Charter

ARBOR TRAILS, LLC

By: K. HOVNANIAN DEVELOPMENTS OF ILLINOIS, INC.

AUDDIE ENTERPRISES, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

BUILDER SERVICES NJ, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

BUILDER SERVICES PA, L.L.C.

By: K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.

DULLES COPPERMINE, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF VIRGINIA, INC.

EASTERN NATIONAL TITLE AGENCY, LLC

By: HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.

EASTERN TITLE AGENCY, INC.

F&W MECHANICAL SERVICES, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

FOUNDERS TITLE AGENCY OF MARYLAND, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

FOUNDERS TITLE AGENCY, INC.

GLENRISE GROVE, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF ILLINOIS, INC.

GOVERNOR’S ABSTRACT CO., INC.

HOMEBUYERS FINANCIAL SERVICES, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.

HOVNANIAN LAND INVESTMENT GROUP OF FLORIDA, L.L.C.

By: HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.

HOVNANIAN LAND INVESTMENT GROUP OF MARYLAND, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

HOVNANIAN LAND INVESTMENT GROUP, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

K. HOVNANIAN ABERDEEN, LLC

By: K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.

K. HOVNANIAN ACQUISITIONS, INC.

K. HOVNANIAN AT 4S, LLC

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN AT ACQUA VISTA, LLC

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN AT ALISO, LLC

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN AT ALLENTOWN, L.L.C.

By: K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.

K. HOVNANIAN AT ANDALUSIA, LLC

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN AT ARBOR HEIGHTS, LLC

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN AT AVENUE ONE, L.L.C.

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN AT BAKERSFIELD 463, L.L.C.

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN AT BARNEGAT I, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT BARNEGAT II, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT BELLA LAGO, LLC

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN AT BERKELEY, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT BLUE HERON PINES, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT BRANCHBURG, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

.K. HOVNANIAN AT BRIDGEPORT, INC.

K. HOVNANIAN AT BRIDGEWATER I, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT CAMP HILL, L.L.C.

By: K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.

K. HOVNANIAN AT CAPISTRANO, L.L.C.

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN AT CARLSBAD, LLC

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN AT CEDAR GROVE III, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT CEDAR GROVE V, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT CHADDS FORD, LLC

By: K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.

K. HOVNANIAN AT CHARTER WAY, LLC

By: K. HOVNANIAN HOMES NORTHERN CALIFORNIA, INC.

K. HOVNANIAN AT CHESTER I, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT CHESTERFIELD, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT CIELO, L.L.C.

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN AT CLIFTON, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT COASTLINE, L.L.C.

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN AT CORTEZ HILL, LLC

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN AT CRANBURY, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT DENVILLE, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT DEPTFORD TOWNSHIP, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT DOMINGUEZ HILLS, INC.

K. HOVNANIAN AT DUVAL POINTE, LLC

By: HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.

K. HOVNANIAN AT EAST BRANDYWINE, L.L.C.

By: K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.

K. HOVNANIAN AT EASTLAKE, LLC

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN AT EDGEWATER II, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT EDGEWATER, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT EGG HARBOR TOWNSHIP II, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT EGG HARBOR TOWNSHIP, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT EL DORADO RANCH II, L.L.C.

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN AT EL DORADO RANCH, L.L.C.

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN AT ENCINITAS RANCH, LLC

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN AT EVERGREEN, L.L.C.

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN AT FIDDYMENT RANCH, LLC

By: K. HOVNANIAN HOMES NORTHERN CALIFORNIA, INC.

K. HOVNANIAN AT FIFTH AVENUE, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT FLORENCE I, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT FLORENCE II, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT FOREST MEADOWS, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT FRANKLIN, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT FRANKLIN II, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT FRANKLIN III, LLC

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT FREEHOLD TOWNSHIP, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT FRESNO, LLC

By: K. HOVNANIAN HOMES NORTHERN CALIFORNIA, INC.

K. HOVNANIAN AT GASLAMP SQUARE, L.L.C.

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN AT GILROY, LLC

By: K. HOVNANIAN HOMES NORTHERN CALIFORNIA, INC.

K. HOVNANIAN AT GILROY 60, LLC

By: K. HOVNANIAN HOMES NORTHERN CALIFORNIA, INC.

K. HOVNANIAN AT GREAT NOTCH, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT GUTTENBERG, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT HACKETTSTOWN II, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT HAMBURG, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT HAWTHORNE, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT HERSHEY’S MILL, INC.

K. HOVNANIAN AT HIGHLAND SHORES, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF MINNESOTA, INC.

K. HOVNANIAN AT HOWELL, LLC

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT HUDSON POINTE, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT HUNTFIELD, LLC

By: K. HOVNANIAN DEVELOPMENTS OF WEST VIRGINIA, INC.

K. HOVNANIAN AT JACKSON I, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT JACKSON, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT JAEGER RANCH, LLC

By: K. HOVNANIAN HOMES NORTHERN CALIFORNIA, INC.

K. HOVNANIAN AT JERSEY CITY IV, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT JERSEY CITY V URBAN RENEWAL COMPANY, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT KEYPORT, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT LA COSTA GREENS, L.L.C.

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN AT LA COSTA, LLC

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN AT LA HABRA KNOLLS, LLC

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN AT LA LAGUNA, L.L.C.

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN AT LAKE BURDEN, LLC

By: HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.

K. HOVNANIAN AT LAKE RANCHO VIEJO, LLC

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN AT LAKE RIDGE ESTATES, LLC

BY: K. HOVNANIAN HOMES OF VIRGINIA, INC.

K. HOVNANIAN AT LAKE TERRAPIN, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF VIRGINIA, INC.

K. HOVNANIAN AT LAWRENCE V, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT LEE SQUARE, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF VIRGINIA, INC.

K. HOVNANIAN AT LENAH WOODS, LLC

By: K. HOVNANIAN HOMES OF VIRGINIA, INC.

K. HOVNANIAN AT LITTLE EGG HARBOR TOWNSHIP II, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT LITTLE EGG HARBOR, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT LONG HILL, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP I, L.L.C.

By: K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.

K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP II, L.L.C.

By: K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.

K. HOVNANIAN AT LOWER MAKEFIELD TOWNSHIP I, L.L.C.

By: K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.

K. HOVNANIAN AT LOWER MORELAND I, L.L.C.

By: K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.

K. HOVNANIAN AT LOWER MORELAND II, L.L.C.

By: K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.

K. HOVNANIAN AT MAHWAH VI, INC.

K. HOVNANIAN AT MALAN PARK, L.L.C.

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN AT MANALAPAN III, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN AT MANSFIELD I, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

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K. HOVNANIAN DEVELOPMENTS OF KENTUCKY, INC.

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K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY II, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC.

K. HOVNANIAN DEVELOPMENTS OF NORTH CAROLINA, INC.

K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.

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By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

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By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

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K. HOVNANIAN EDGEBROOK, LLC

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K. HOVNANIAN FOUR SEASONS AT GOLD HILL, LLC

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By: HOVNANIAN ENTERPRISES, INC.

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K. HOVNANIAN HIDDEN HOLLOW, LLC

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By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

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By: K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

K. HOVNANIAN HOMES AT FOREST RUN, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

K. HOVNANIAN HOMES AT GREENWAY FARM PARK TOWNS, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

K. HOVNANIAN HOMES AT GREENWAY FARM, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

K. HOVNANIAN HOMES AT JONES STATION 1, L.L.C.

By: K. HOVNANIAN HOMES OF MARYLAND L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

K. HOVNANIAN HOMES AT MAXWELL PLACE, L.L.C.

By: K. HOVNANIAN HOMES OF MARYLAND L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

K. HOVNANIAN HOMES AT REEDY CREEK, LLC

By: K. HOVNANIAN DEVELOPMENTS OF NORTH CAROLINA, INC.

K. HOVNANIAN HOMES AT RENAISSANCE PLAZA, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

K. HOVNANIAN HOMES AT RUSSETT, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

K. HOVNANIAN HOMES AT ST. JAMES PLACE, LLC

By: K. HOVNANIAN DEVELOPMENTS OF SOUTH CAROLINA, L.L.C.

By: HOVNANIAN ENTERPRISES, INC.

K. HOVNANIAN HOMES AT THE HIGHLANDS, LLC

By: K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

K. HOVNANIAN HOMES AT THE PADDOCKS, LLC

By: K. HOVNANIAN DEVELOPMENTS OF SOUTH CAROLINA, INC.

K. HOVNANIAN HOMES NORTHERN CALIFORNIA, INC.

K. HOVNANIAN HOMES OF D.C., L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF DC, INC.

K. HOVNANIAN HOMES OF DELAWARE, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF DELAWARE, INC.

K. HOVNANIAN HOMES OF GEORGIA, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF GEORGIA, INC.

K. HOVNANIAN HOMES OF HOUSTON, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN HOMES OF LONGACRE VILLAGE, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF DELAWARE, L.L.C.

K. HOVNANIAN HOMES OF MARYLAND, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

K. HOVNANIAN HOMES OF MINNESOTA, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF MINNESOTA, INC.

K. HOVNANIAN HOMES OF NORTH CAROLINA, INC.

K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C.

By: K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.

K. HOVNANIAN HOMES OF SOUTH CAROLINA, LLC

By: K. HOVNANIAN DEVELOPMENTS OF SOUTH CAROLINA, INC.

K. HOVNANIAN HOMES OF VIRGINIA, INC.

K. HOVNANIAN HOMES OF WEST VIRGINIA, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF WEST VIRGINIA, INC.

K. HOVNANIAN INDIAN TRAILS, LLC

By: K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.

K. HOVNANIAN LADUE RESERVE, LLC

By: K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.

K. HOVNANIAN LIBERTY ON BLUFF CREEK, LLC

By: K. HOVNANIAN DEVELOPMENTS OF MINNESOTA, INC.

K. HOVNANIAN MANALAPAN ACQUISITION, LLC

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN MONARCH GROVE, LLC

By: K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.

K. HOVNANIAN NORTH CENTRAL ACQUISITIONS, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN NORTH JERSEY ACQUISITIONS, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN NORTHEAST SERVICES, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN OF HOUSTON II, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN OHIO REALTY, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.

K. HOVNANIAN OSTER HOMES, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.

K. HOVNANIAN PA REAL ESTATE, INC.

K. HOVNANIAN PENNSYLVANIA ACQUISITIONS, L.L.C.

By: K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.

K. HOVNANIAN PORT IMPERIAL URBAN RENEWAL, INC.

K. HOVNANIAN PROPERTIES OF RED BANK, INC.

K. HOVNANIAN RIVENDALE, LLC

By: K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.

K. HOVNANIAN SCHADY RESERVE, LLC

By: K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.

K. HOVNANIAN SHORE ACQUISITIONS, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN SOUTH FORK, LLC

By: HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.

K. HOVNANIAN SOUTH JERSEY ACQUISITIONS, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN SOUTHERN NEW JERSEY, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN STERLING RANCH, LLC

By: HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.

K. HOVNANIAN SUMMIT HOLDINGS, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF VIRGINIA, INC.

K. HOVNANIAN SUMMIT HOMES OF KENTUCKY, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF KENTUCKY, INC.

K. HOVNANIAN SUMMIT HOMES OF PENNSYLVANIA, L.L.C.

By: K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.

K. HOVNANIAN SUMMIT HOMES OF WEST VIRGINIA, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF WEST VIRGINIA, INC.

K. HOVNANIAN SUMMIT HOMES, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.

K. HOVNANIAN T&C HOMES AT FLORIDA, L.L.C.

By: HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.

K. HOVNANIAN T&C HOMES AT ILLINOIS, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF ILLINOIS, INC.

K. HOVNANIAN TIMBRES AT ELM CREEK, LLC

By: K. HOVNANIAN DEVELOPMENTS OF MINNESOTA, INC.

K. HOVNANIAN VENTURE I, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN WATERBURY, LLC

By: K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.

K. HOVNANIAN WHITE ROAD, LLC

By: K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.

K. HOVNANIAN WINDWARD HOMES, LLC

By: HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.

K. HOVNANIAN WOODLAND POINTE, LLC

By: K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.

K. HOVNANIAN’S FOUR SEASONS AT BAKERSFIELD, L.L.C.

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN’S FOUR SEASONS AT BEAUMONT, LLC

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN’S FOUR SEASONS AT CHARLOTTESVILLE, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF VIRGINIA, INC.

K. HOVNANIAN’S FOUR SEASONS AT HEMET, LLC

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND CONDOMINIUMS, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

K. HOVNANIAN’S FOUR SEASONS AT LOS BANOS, LLC

By: K. HOVNANIAN HOMES NORTHERN CALIFORNIA, INC.

K. HOVNANIAN’S FOUR SEASONS AT MORENO VALLEY, L.L.C.

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN’S FOUR SEASONS AT NEW KENT VINEYARDS, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF VIRGINIA, INC.

K. HOVNANIAN’S FOUR SEASONS AT PALM SPRINGS, LLC

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN’S FOUR SEASONS AT RENAISSANCE, L.L.C.

By: K. HOVNANIAN HOMES OF NORTH CAROLINA, INC.

K. HOVNANIAN’S FOUR SEASONS AT RUSH CREEK II, LLC

By: K. HOVNANIAN DEVELOPMENTS OF MINNESOTA, INC.

K. HOVNANIAN’S FOUR SEASONS AT RUSH CREEK, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF MINNESOTA, INC.

K. HOVNANIAN’S FOUR SEASONS AT SILVER MAPLE FARM, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF DELAWARE, INC.

K. HOVNANIAN’S FOUR SEASONS AT ST. MARGARETS LANDING, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

K. HOVNANIAN’S FOUR SEASONS, LLC

By: K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN’S PARKSIDE AT TOWNGATE, L.L.C.

By: K. HOVNANIAN COMMUNITIES, INC.

KHIP, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

LANDARAMA, INC.

M&M AT CHESTERFIELD, LLC

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

M&M AT CRESCENT COURT, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

M&M AT WEST ORANGE, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

M&M AT WHEATENA URBAN RENEWAL, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

MATZEL & MUMFORD AT EGG HARBOR, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

MATZEL & MUMFORD AT SOUTH BOUND BROOK URBAN RENEWAL, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

MCNJ, INC.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF PENNSYLVANIA, L.L.C.

By: K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF WEST VIRGINIA, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF WEST VIRGINIA, INC.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.

MMIP, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

NEW LAND TITLE AGENCY, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF ARIZONA, INC.

PADDOCKS, L.L.C.

By: K. HOVNANIAN HOMES OF MARYLAND L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

PARK TITLE COMPANY, LLC

By: K. HOVNANIAN OF HOUSTON II, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

PINE AYR, LLC

By: K. HOVNANIAN HOMES OF MARYLAND L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

RIDGEMORE UTILITY, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

SEABROOK ACCUMULATION CORPORATION

STONEBROOK HOMES, INC.

TERRAPIN REALTY, L.L.C.

By: K. HOVNANIAN HOLDINGS NJ, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

THE MATZEL & MUMFORD ORGANIZATION, INC

WASHINGTON HOMES AT COLUMBIA TOWN CENTER, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

WASHINGTON HOMES, INC.

WESTMINSTER HOMES, INC.

WH PROPERTIES, INC.

WOODLAND LAKE CONDOMINIUMS AT BOWIE NEW TOWN, L.L.C.

By: K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

INDEX TO EXHIBITS

Exhibit Number		Description of Exhibits

1.1	—	Underwriting Agreement (Hovnanian Debt Securities and Warrants to Purchase Hovnanian Debt Securities).(1)

1.2	—	Underwriting Agreement (K. Hovnanian Debt Securities).(1)

1.3	—	Underwriting Agreement (Equity Securities, Depositary Shares and Warrants to Purchase Equity Securities and Depositary Shares).(1)

1.4	—	Underwriting Agreement (Stock Purchase Contracts).(1)

1.5	—	Underwriting Agreement (Stock Purchase Units).(1)

1.6	—	Underwriting Agreement (Units).(1)

4.1	—	Restated Certificate of Incorporation of Hovnanian Enterprises, Inc.(3)

4.2	—	Restated By-Laws of Hovnanian Enterprises, Inc.(4).

4.3	—	Specimen Class A Common Stock Certificate.(5)

4.4	—	Specimen Class B Common Stock Certificate.(5)

4.5	—	Certificate of Designations, Powers, Preferences and Rights of the 7.625% Series A Preferred Stock of Hovnanian Enterprises, Inc., dated July 12, 2005.(6)

4.6	—	Certificate of Designations of the Series B Junior Preferred Stock of Hovnanian Enterprises, Inc., dated August 14, 2008.(2)

4.7	—	Rights Agreement, dated as of August 14, 2008, between Hovnanian Enterprises, Inc. and National City Bank, as Rights Agent, which includes the Form of Certificate of Designation as Exhibit A, Form of Right Certificate as Exhibit B and the Summary of Rights as Exhibit C.(7)

4.8	—	Form of Hovnanian Debt Securities.(1)

4.9	—	Form of K. Hovnanian Debt Securities.(1)

4.10	—	Form of Hovnanian Senior Debt Indenture.(9)

4.11	—	Form of Hovnanian Senior Subordinated Debt Indenture.(9)

4.12	—	Form of Hovnanian Subordinated Debt Indenture.(9)

4.13	—	Indenture, dated as of February 14, 2011, relating to K. Hovnanian Senior Debt Securities, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc. and Wilmington Trust Company, as Trustee.(13)

4.14	—	Indenture, dated as of February 9, 2011, relating to K. Hovnanian Senior Subordinated Debt Securities, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc. and Wilmington Trust Company, as Trustee.(13)

4.15	—	Form of K. Hovnanian Subordinated Debt Indenture.(9)

4.16	—	Form of Warrant Agreement for Preferred Stock, Depositary Shares and Common Stock (including Form of Warrant Certificate).(1)

4.17	—	Form of Warrant Agreement for Hovnanian Debt Securities (including form of Warrant Certificate).(1)

4.18	—	Form of Warrant Agreement for K. Hovnanian Debt Securities (including form of Warrant Certificate).(1)

4.19	—	Form of Purchase Contract Agreement (including form of Purchase Contact Unit).(1)

4.20	—	Certificate(s) of Designations with respect to the Preferred Stock.(1)

4.21	—	Form of Deposit Agreement with respect to the Depositary Shares (including the form of depositary receipt to be issued thereunder).(8)

4.22	—	Form of Unit Agreement (including form of Unit).(1)

4.23	—	Indenture, dated as of August 8, 2005, relating to K. Hovnanian’s 6.25% Senior Notes due 2016, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the other guarantors named therein and Deutsche Bank National Trust Company (as successor trustee), as Trustee, including form of 6.25% Senior Notes due 2016.(10)

4.24	—	Indenture, dated as of November 3, 2003, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc. and Deutsche Bank National Trust Company (as successor trustee), as Trustee.(11)

4.25	—	Seventh Supplemental Indenture, dated as of June 12, 2006, relating to K. Hovnanian’s 8.625% Senior Notes due 2017, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the other guarantors named therein and Deutsche Bank National Trust Company (as successor trustee), as Trustee, including form of 8.625% Senior Notes due 2017.(12)

5.1	—	Opinion of Simpson Thacher & Bartlett LLP.*

5.2	—	Opinion of Michael Discafani, Vice President and Corporate Counsel of Hovnanian and K. Hovnanian.*

12.1	—	Computation of Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends (previously filed with this Registration Statement).

23.1	—	Consent of Deloitte & Touche LLP.*

23.2	—	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).*

23.3	—	Consent of Michael Discafani, Vice President and Corporate Counsel of Hovnanian and K. Hovnanian (included in Exhibit 5.2).*

24.1	—	Powers of Attorney of the Board of Directors of Hovnanian Enterprises, Inc. (previously filed with this Registration Statement).

24.2	—	Powers of Attorney of the Board of Directors of K. Hovnanian Enterprises, Inc. (previously filed with this Registration Statement).

24.3	—	Powers of Attorney of the Board of Directors of Subsidiary Registrants (previously filed with this Registration Statement).

24.4	—	Powers of Attorney of the Board of Directors of K. HOV IP, Inc. (previously filed with this Registration Statement).

24.5	—	Powers of Attorney of the Board of Directors of K. HOV IP, II, Inc. (previously filed with this Registration Statement).

25.1	—	Statement of Eligibility of Trustee under the Hovnanian Indentures (previously filed with this Registration Statement).

25.2	—	Statement of Eligibility of Trustee under the K. Hovnanian Indentures (previously filed with this Registration Statement).

25.3	—	Statement of Eligibility of Trustee under the K. Hovnanian Indenture filed as Exhibit 4.23 hereto (previously filed with this Registration Statement).

25.4	—	Statement of Eligibility of Trustee under the K. Hovnanian Indenture filed as Exhibits 4.24 and 4.25 hereto (previously filed with this Registration Statement).

*	Filed herewith
(1)	To be filed, if necessary, by amendment or as an Exhibit to one or more Current Reports on Form 8-K and incorporated by reference herein.
(2)	Incorporated by reference to Exhibits to Quarterly Report of Hovnanian Enterprises, Inc. on Form 10-Q for the quarter ended July 31, 2008 (No. 001-08551).
(3)	Incorporated by reference to Exhibits to Current Report of Hovnanian Enterprises, Inc. on Form 8-K, filed March 15, 2013 (No. 001-08551).
(4)	Incorporated by reference to Exhibits to Current Report of Hovnanian Enterprises, Inc. on Form 8-K, filed December 21, 2009 (No. 001-08551).
(5)	Incorporated by reference to Exhibits to Quarterly Report of Hovnanian Enterprises, Inc. on Form 10-Q for the quarter ended January 31, 2009 (No. 001-08551).

(6)	Incorporated by reference to Exhibits to Current Report of Hovnanian Enterprises, Inc. on Form 8-K, filed on July 13, 2005 (No. 001-08551).
(7)	Incorporated by reference to Exhibits to the Registration Statement of Hovnanian Enterprises, Inc. on Form 8-A, filed August 14, 2008 (No. 001-08551).
(8)	Incorporated by reference to Exhibits to Registration Statement of Hovnanian Enterprises, Inc. on Form S-3 (No. 333-125738).
(9)	Incorporated by reference to Exhibits to Registration Statement of Hovnanian Enterprises, Inc. on Form S-3 (No. 333-171349)
(10)	Incorporated by reference to Exhibits to Registration Statement of Hovnanian Enterprises, Inc. on Form S-4 (No. 333-127806).
(11)	Incorporated by reference to Exhibits to Current Report of Hovnanian Enterprises, Inc. on Form 8-K, filed on November 7, 2003 (No. 001-08551).
(12)	Incorporated by reference to Exhibits to Current Report of Hovnanian Enterprises, Inc. on Form 8-K, filed on June 15, 2006 (No. 001-08551).
(13)	Incorporated by reference to Exhibits to Quarterly Report of Hovnanian Enterprises, Inc. on Form 10-Q for the quarter ended January 31, 2011 (No. 001-08551).